Exhibit 10.9

HUDSON LEASECO LLC

A NEW YORK LIMITED LIABILITY COMPANY

OPERATING AGREEMENT

DATED AS OF AUGUST 28, 2000

		Page
Section 13.7.	Paragraph Titles	72
Section 13.8.	Separability of Provisions; Rights and Remedies	72
Section 13.9.	Effective Date of Admission	73
Section 13.10.	Amendment Procedure	73
Section 13.11.	Consent of Members; Meetings	73
Section 13.12.	Indemnification by Investor Member	74

SCHEDULE A	Partners and Capital

EXHIBITS:
Exhibit A	Investor Note
Exhibit B	Investor Security Agreement
Exhibit C	Payment Certificate
Exhibit D	Tax Certificate
Exhibit E	Quarterly Financial Summary
Exhibit F	HTC Loan Agreement
Exhibit G	Projections
Exhibit H	Use of Proceeds of Installments
Exhibit I	Litigation
Exhibit J	Title Report

HUDSON LEASECO LLC

A NEW YORK LIMITED LIABILITY COMPANY

OPERATING AGREEMENT

DATED AS OF AUGUST 28, 2000

THIS OPERATING AGREEMENT OF HUDSON LEASECO LLC (this “Agreement”) is made as of this 28th day of August, 2000, by and between HUDSON MANAGING MEMBER LLC, a Delaware limited liability company (“HMM”), as Managing Member, and CHEVRON TCI, INC., a California corporation (“Chevron”), as Investor Member.

RECITALS

The parties desire to form a limited liability company under the laws of the State of New York, and, to that end, have filed Articles of Organization with the Department of State of the State of New York (the “Filing Office”) on August 11, 2000 (such Articles of Organization, as amended from time to time, being referred to herein as the “Articles”).

The purpose of this Agreement is to set forth more fully the rights, obligations and duties of the Members.

NOW, THEREFORE, it is hereby agreed as follows:

SECTION 1: DEFINITIONS

The capitalized terms used in this Agreement shall have the meanings ascribed to them in this Section 1.

“Accountants” means Reznick, Fedder & Silverman, CPA’s of Bethesda, Maryland or such other firm of certified public accountants as may be engaged by the Managing Member in accordance with the provisions of Section 9.1H.

“Act” means the New York Limited Liability Company Act, as amended from time to time. Reference to any section of the Act shall be deemed to refer to a similar provision in any amendment to the Act.

“Actual Credit” means, as of any point in time, the total amount of Historic Tax Credit properly passed through to the Company by the Developer and reflected in the Company’s federal income tax return filed with the IRS and properly allocable to the Investor Member under the terms of this Agreement.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of a Company Fiscal Year, (or at such other time, as shall be required pursuant to the terms of this Agreement) after giving effect to the following adjustments:

(i)                                     Such Capital Account shall be increased by the amount of any Deficit Restoration Obligation of such Member.

(ii)                                  Such Capital Account shall be decreased by the items described in Sections 1.704-l(b)(2)(ii)(d)(4), (5) and (6) of the Allocation Regulations.

The foregoing definition of Adjusted Capital Account Deficit and the application of such term in the manner provided in Section 6.5E hereof is intended to comply with the provisions of Section 1.704-l(b)(2)(ii)(d) of the Allocation Regulations and shall be interpreted consistently therewith.

“Adjusted Capital Contribution” means an amount, not less than zero, equal to the aggregate Capital Contributions theretofore made by a Member to the Company minus any Distributions theretofore made by the Company to such Member from Capital Proceeds (other than (i) Distributions made to the Investor Member pursuant to the provisions of Section 5.3 in excess of ninety-four percent (94%) of the reduced or recaptured Historic Tax Credits that gave rise to the Distributions, and (ii) Distributions pursuant to Section 6.2B Fourth or Fifth to the extent a Distribution pursuant to item Fifth exceeds ninety-four percent (94%) of the Tax Credits that were recaptured and led to the payment of the Recapture Adjustment Amount).

“Admission Date” means the date on which this Agreement is executed and the Investor Member is admitted to the Company.

“Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages,

dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys’ fees and expenses.

“Affiliate” means any Person which directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with a Member. For purposes hereof, the terms “control,” “controlled,” or “controlling” shall include, without limitation, (i) the ownership or control of, or power to vote, ten percent (10%) or more of the beneficial interest of any such Person, as the case may be, directly or indirectly, or acting through one or more Persons, (ii) the control in any manner over the managing member(s) or the election of more than one director or trustee (or Persons exercising similar functions) of such Person, or (iii) the power to exercise, directly or indirectly, control over the management or policies of such Person.

“After-Tax Basis” means, with respect to any payment to be received by the Investor Member, the amount of such payment supplemented by a further payment or payments so that, after deducting from such payments the amount of all Taxes (net of any current credits, deductions or other tax benefits arising from the payment by the Investor Member of any amount, including Taxes, for which the payment to be received is made) imposed currently on the Investor Member by any Governmental Authority or other taxing authority with respect to such payments, the balance of such payments shall be equal to the original payment received; provided, however, for the purposes of this definition, and for purposes of any payment to be made to the Investor Member on an After-Tax Basis, it shall be assumed that federal, state and local taxes are payable at the actual effective combined federal and state statutory corporate income tax rate (taking into account the deductibility of state income taxes for federal income tax purposes) applicable to the Investor Member for the Fiscal Year with respect to which the payment is made, as certified in writing by the Investor Member to the Managing Member.

“Agreement” means this Operating Agreement of the Company, as amended from time to time.

“Allocation Regulations” means the Treasury Regulations issued under Sections 704(b) and 752 of the Code, as the same may be modified or amended from time to time. In the event that the Allocation Regulations are revised or amended subsequent to the date of this Agreement, references herein to sections or paragraphs of the Allocation Regulations shall be deemed to be references to the applicable sections or paragraphs of the Allocation Regulations as then in effect.

“Applicable Laws” means all federal, state, municipal and local laws, ordinances, rules, regulations, requirements and all judgments, decrees, determinations, awards and court orders applicable to the Company and/or the Project, including, without limitation, usury laws, zoning ordinances, tax laws and environmental laws.

“Applicable Tax Rate” shall have the meaning set forth in Section 6.2A (ii).

“Articles” shall have the meaning set forth in the Recitals.

“Asset Management Fee” means an annual fee in the amount of Ten Thousand Dollars ($10,000) payable to the Investor Member on or before February 15 of each year (beginning February 15, 2001) for its services in monitoring the operation of the Company. Any such fees not paid when due shall accrue with interest at the Designated Prime Rate plus one percent (1%).

“Assignee” means a Person who has acquired from a Member, in accordance with the terms of this Agreement, a beneficial interest in the Company’s Profits, Losses, Tax Credits or Distributions, but who is not a substituted Member.

“Best Knowledge” means, in the case of a specified Person, actual knowledge after making due inquiry and exercising due diligence with respect thereto. In connection therewith, the knowledge of any general or managing partner, director, officer or key employee of an Entity shall be deemed to be the knowledge of the Entity.

“Building” means the building that is located at 353-361 West 57th Street in New York, New York.

“Business Day” means a day of the year on which banks are not required or authorized to close in the State of New York.

“Capital Account” means an individual capital account maintained for each Member in accordance with the provisions of Section 4.

“Capital Contribution” means the total amount of cash and the Gross Asset Value of any property contributed to the Company by each Member pursuant to the terms of this Agreement (minus any liabilities secured by such contributed property that the Company assumes or takes subject to). Any reference in this Agreement to the Capital Contribution of a then Member shall include a Capital Contribution previously made by any prior Member in respect to the Company Interest of such then Member.

“Capital Proceeds” means the proceeds of a Capital Transaction.

“Capital Transaction” means, with respect to the Lease or the Project:

(i)                                     a sale, assignment, or other disposition of all or substantially of the Leasehold Interest;

(ii)                                  a mortgage financing or refinancing of all or substantially all of the Leasehold Interest or the Project, but only to the extent of the Company’s share, if any, of any distributions, fees, loan repayments, or other amounts arising therefrom;

(iii)                               a taking or condemnation by any Governmental Authority giving rise to Condemnation Proceeds, but only to the extent of the Company’s share, if any, of such Condemnation Proceeds;

(iv)                              the termination of the Lease prior to the expiration of its term;

(v)                                 the repayment of all or any portion of the principal amount of the HTC Loan in connection with a sale of the Project; or

(vi)                              any other transaction generating cash proceeds to the Company that are not includable in determining Cash Flow.

“Cash Flow” means the excess of Cash Receipts over Project Expenses. Cash Flow shall be determined separately for each Fiscal Year or portion thereof.

“Cash Receipts” means all Hotel Revenues, rental income, all royalties, franchise and license fees received by the Company, and any rights to refunds thereof, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Company from time to time with respect to the Property or any other Company Property, including insurance against business interruption, rental interruption, or other loss of income (but excluding any insurance with respect to a casualty affecting the Building), and any Capital Contributions to the Company not required to be advanced as the HTC Loan. In addition, any amount withdrawn from any escrow account or Company Reserve maintained by or for the Company shall be considered to be a Cash Receipt of the Company for the Fiscal Year in which such withdrawal occurs. Furthermore, any payment of principal or interest with respect to the HTC Loan shall be considered a Cash Receipt of the Company other than any payment in connection with a sale of the Project (which shall constitute Capital Proceeds) or any payment in connection with a repayment of a portion of the HTC Loan pursuant to Section 8 of the HTC Loan Agreement (in which case such repayment shall be applied in accordance with Section 5.3).

“City” means the City of New York, New York.

“Classification Regulations” means the final Regulations issued under Section 7701(a)(2) of the Code relating to the classification of certain business organizations for federal income tax purposes, as amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder, and any published rulings, procedures and notices thereunder.

“Company” means the limited liability company formed pursuant to the provisions of the Articles and this Agreement.

“Company Property” means all real and personal property owned or leased by the Company.

“Company Reserves” means any and all reserves and escrow accounts maintained by or for the benefit of the Company for working capital, capital improvements and similar contingencies relating to the operation, maintenance, repair or refurbishment of the Project, including, without limitation, the reserve required to be maintained by the Company pursuant to the provisions of Section 5.8.

“Completion Date” means the date on which the Rehabilitation of the Property has been “substantially completed.” The Rehabilitation shall be considered to be “substantially completed” upon satisfaction of the following conditions:

(i)            the substantial completion of the Rehabilitation of the Property including, without limitation, installation of substantially all appliances, FF&E, in accordance with the Plans and Specifications and the detailed line-by-line budget for the Rehabilitation of the Property;

(ii)           the issuance of certificates of occupancy for all of the improvements comprising the Property by the appropriate Government Authorities, provided, however, that if such certificates are of a temporary nature, the “Completion Date” shall not be deemed to have occurred unless the work remaining to be done is of a nature that would not impair the permanent occupancy of the Building;

(iii)          the issuance of standard A.I.A. certificates of completion for all of the improvements constituting a part of the Property by the design architect for the improvements;

(iv)          the issuance of a title report subsequent to the date of the report of the inspecting architect/engineer showing no mechanic’s or materialman’s liens affecting the Property (excluding such liens as may be bonded or insured over to the reasonable satisfaction of the Investor Member), together with such lien waivers and releases or other evidence as the Lenders reasonably may require to evidence the substantial completion of the Rehabilitation of the Property;

(v)           the issuance of all necessary governmental permits and approvals for the use, occupancy and operation of all leased areas within the improvements constituting a part of the Property and the actual provision of utility services by public utilities; and

(vi)          the Credit Commencement Date with respect to the Building.

“Condemnation Proceeds” means any and all payments made or due and payable to the Company from time to time in connection with the requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Property by any Governmental Authority (or any Person acting under color of Governmental Authority), including any award, including interest thereon, in eminent domain proceedings for a taking (including any transfer made in lieu of the exercise of said rights) or for loss of value of or to the Property or for a change in the grade of any street or other public way. Such term shall include the Company’s share of any Condemnation Proceeds required to be passed through to the Company pursuant to the terms of the Lease.

“Condominium” means that condominium created in the Building pursuant to the Condominium Documents.

“Condominium Documents” means the Amended and Restated Declaration Establishing a Plan of Condominium Ownership of Premises located at 353-361 West 57th Street (a/k/a 356

West 58th Street) in the Borough of Manhattan, City, County and State of New York, pursuant to Article 9-B of the Real Property Law of the State of New York dated as of February 12, 1999, the amendment thereto dated as of September 30, 1999, and the By-laws of the Condominium association thereby created and any other documents relating thereto.

“Consent of the Investor Member” means the prior written consent or approval of the Investor Member (or, if there is more than one Investor Member, of a majority in interest of the Investor Members), which consent shall not be unreasonably withheld or delayed.

“Cost Certification” means the date on which the Developer has received (and has furnished to the Investor Member a copy of ) the written certification of the Accountants as to the itemized amounts of the rehabilitation and development costs of the Rehabilitation of the Building and the QRE and the actual Historic Tax Credit allocable to the Building.

“Costs of Contest” means all direct and indirect costs that the Company and the Members incur with respect to a contest of a Company tax item without regard to the prevailing party.

“Credit Commencement Date” means the date on which the Rehabilitation of the Building is substantially completed and the QRE relating to the Building are placed in service and otherwise eligible for the Historic Tax Credit.

“Deficit Restoration Obligation” means, for each Member, the sum of (i) any amounts which such Member is obligated to restore (or is treated as being obligated to restore) to the Company in accordance with the provisions of Sections 1.704-l(b)(2)(ii)(c), 1.704-1(b)(2)(ii)(h) or any other applicable provisions of the Allocation Regulations, (ii) such Member’s Share of Partnership Minimum Gain if any, and (iii) such Member’s Share of Member Nonrecourse Debt Minimum Gain, if any.

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or other period bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

“Designated Prime Rate” means the prime rate of interest published from time to time in the Wall Street Journal or other source as the Members may agree, adjusted as such prime rate adjusts.

“Developer” means Henry Hudson Holdings LLC, a Delaware limited liability company.

“Developer Counsel” means Skadden, Arps, Slate, Meagher & Flom LLP or other counsel retained by the Company from time to time.

“Developer Entity” means the Developer, the Managing Member and any other Affiliate of the Developer.

“Distribution” means any cash or property which the Company distributes to a Member (in its capacity as a Member) without consideration, including, without limitation, distributions of Cash Flow (including the Priority Return) and Capital Proceeds. A Distribution shall not include (i) a fee or other payment based on the performance of services or (ii) the repayment of a loan.

“Election” shall have the meaning set forth in Section 2(a) of the HTC Loan Agreement.

“Entity” means any general partnership, limited partnership, corporation, joint venture, trust, limited liability company, business trust, cooperative or association.

“Environmental Costs” means all liabilities, sums paid in settlement of claims, obligations, charges, actions (formal or informal), claims (including, without limitation, claims for personal injury or for real or personal property damage related to an environmental condition), liens, taxes, administrative proceedings, losses, damages (including, without limitation, punitive damages), penalties, fines, court costs, administrative service fees, response and remediation costs, stabilization costs, encapsulation costs, treatment, storage or disposal costs, groundwater monitoring or environmental study, sampling or monitoring costs, other causes of action, and any other costs and reasonable expenses (including, without limitation, reasonable attorneys’, experts’, and consultants’ fees and disbursements and investigating, laboratory and data review fees) imposed upon or incurred by any Person (whether or not indemnified against by any other party) as a result of any Environmental Laws.

“Environmental Laws” means the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. § 9601 et seq., and/or the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., each as amended from time to time and any other federal, state, or local statute, code, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, writ, judicial decision, common law rule, decree, agency interpretation, injunction or other authorization or requirement whenever promulgated, issued, or modified, including the requirement to register underground storage tanks, relating to:

(i)            emissions, discharges, spills, releases, or threatened release of pollutants, contaminants, Hazardous Substances (as hereinafter defined), materials containing Hazardous Substances, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems or onto land; or

(ii)           the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Substances, materials containing Hazardous Substances or hazardous and/or toxic wastes, material, products, or by-products (or of equipment or apparatus containing Hazardous Substances).

“Event of Bankruptcy” or “Bankruptcy” means, as to a specified Person:

(i)            the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of his property, or ordering the winding-up or liquidation of his affairs and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(ii)           the commencement by such Person of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by him to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of such Person or for any substantial part of his property, or the making by him of any assignment for the benefit of creditors, or the taking of action by the Person in furtherance of any of the foregoing.

“Filing Office” means the Office of the Department of State of the State.

“Final Determination” means the earliest to occur of (i) the date on which a decision, judgment, decree or other order has been issued by any court of competent jurisdiction, which decision, judgment, decree or other order has become final (i.e., all allowable appeals requested by the parties to the action have been exhausted), (ii) the date on which the IRS (or, if applicable, any state or local taxing authority) has entered into a binding agreement with the Company with respect to such issue or on which the IRS (or such state or local taxing authority) has reached a final administrative or judicial determination with respect to such issue which, whether by law or agreement, is not subject to appeal, (iii) the date on which the time for instituting a claim for refund has expired, or if a claim was filed the time for instituting suit with respect thereto has expired with no such suit having been filed, or (iv) the date on which the applicable statute of limitations for raising an issue regarding a federal (or, if applicable, a state or local) income tax matter with respect to the Company has expired with such issue not having been raised.

“First Lender” means Corus Bank N.A., or another commercial lender providing permanent first mortgage financing for the Building from time to time.

“First Loan” means the mortgage loan from the First Lender to the Developer secured by a first priority mortgage on the Building.

“First Loan Documents” means the First Note, the First Mortgage, the loan agreements and all other documents executed in connection with the First Loan.

“First Mortgage” means the Mortgage granted by the Developer to the First Lender, as security for the obligations of the Developer under the First Note.

“First Note” means the two promissory notes in the aggregate original principal amount of $80,000,000 dated September 30, 1999 from the Developer to Corus Bank N.A. or any promissory note to any successor First Lender

“Fiscal Year” means the twelve-month period which begins on the first day of January (or the Admission Date in 2000) and ends on the thirty-first day of December of each calendar year (or ends on the date of final dissolution for the year in which the Company is wound up and dissolved).

“FF&E” means any and all “furniture, furnishings, and equipment,” as such term is commonly understood in the hotel industry, of the Hotel and owned by the Developer or the Company), including any and all: fixtures, furnishings, equipment, furniture, and other items of tangible personal property now or hereafter located in, on or at the Property or in the Hotel or used in connection with the use, occupancy, operation, promotion, marketing, repair, or maintenance of all or any part of the Property, other than stocks of food and other supplies held for consumption in normal operation; appliances; machinery, equipment; athletic equipment (including weight machines, stair machines stationary bicycles, dumbbells, free weights, treadmills, and all other exercise equipment of whatever form); bicycles, carts; signs; artwork (including paintings, prints, graphics, sculpture, and other artwork, of any kind); office furnishings and equipment; guest room furniture and furnishings; and specialized equipment for kitchens, laundries, bars, restaurant, public rooms, and health and recreational facilities; linens; dishware; two-way radios; telephones; switchboards; switching equipment and machines; satellite dishes; partitions, screens, awnings, shades, blinds, and floor coverings; hall and lobby equipment; heating, lighting, plumbing, ventilating, refrigerating, and incinerating equipment; elevators; escalators; air conditioning and communications machines, plans or systems with appurtenant fixtures; vacuum cleaning systems; call or beeper systems; security systems; sprinkler systems and other fire prevention and extinguishing apparatus and materials; all computer, data processing and related equipment, including peripherals, diskettes, manuals, hand-held data entry units, and network wiring, cabling, peripherals, and equipment; antennas; all equipment, manual, mechanical or motorized, for the construction, maintenance, repair and cleaning of parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets; ducts; building supplies wherever located; tools; all vehicles used or useful in operation of the Hotel; all marketing materials, videotapes, promotional materials, brochures, and presentations used or useful in marketing and promotion of the Hotel.

“Force Majeure” means any delay or failure in performance caused by acts beyond a Person’s reasonable control, including, without limitation, acts of God, war, vandalism, sabotage, accidents, fires, floods, strikes, labor disputes, mechanical breakdown, shortages or delays in obtaining suitable parts or equipment, material, labor, or transportation, acts of subcontractors, interruption of utility services, acts of any Governmental Authority, or any similar cause.

“GAAP” means generally accepted accounting principles as in effect from time to time.

“Governmental Authority” means any state, federal, local, municipal or other governmental authority, agency, or licensing authority of any kind whatsoever, including any so-called “business improvement district” or similar Entity or organization.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i)            The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Company;

(ii)           The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Managing Member, as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (c) the liquidation of the Company within the meaning of Section 1.704-l(b)(2)(ii)(g) of the Allocation Regulations; provided, however, that the adjustments pursuant to clauses (a) and (b) above shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii)          The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution; and

(iv)          The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-l(b)(2)(iv)(m) of the Allocation Regulations and Section 4.3 hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (iv) to the extent the Managing Member determines that an adjustment pursuant to clause (ii) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to Section (i), (ii) or (iv) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits or Losses.

“Guaranty Agreement” means the Guaranty Agreement, dated as of the date hereof, by Ian Schrager Hotels LLC in favor of the Investor Member.

“Hazardous Substances” means (i) hazardous materials, hazardous wastes, and hazardous substances as those terms are defined under any applicable Environmental Laws, (ii) petroleum and petroleum products including crude oil and any fractions thereof, (iii) natural gas, synthetic gas, and any mixtures thereof, (iv) asbestos and/or any material which contains any hydrated mineral silicate, including but not limited to chrysolite, amosite, crocidolite, tremolite, anthophylite, and/or actinolite, whether friable or non-friable, (v) PCBs, or PCB-containing materials or fluids, (vi) radon, (vii) any other hazardous, radioactive, toxic, or noxious substance, materials, pollutant, or solid, liquid or gaseous waste, and (viii) any substance with respect to which a federal, state or local Agency requires environmental investigation, monitoring, or remediation.

“Historic Credit Adjustment” shall have the meaning set forth in Section 5.3B.

“Historic Credit Determination” shall have the meaning set forth in Section 5.3A.

“Historic Tax Credit” means the tax credit allowable pursuant to Section 47 of the Code for qualified rehabilitation expenditures incurred in connection with the “certified rehabilitation” of a “qualified rehabilitated building” first placed in service prior to 1936.

“Hotel” means the hotel to be known as the Hudson Hotel, with approximately 825 guestrooms in the Building together with the related single room occupancy space and commercial space, that will result from the Rehabilitation of the Property.

“Hotel Management Agreement” means (i) the Property Management Agreement, dated as of September 30, 1999, by and between the Developer and the Hotel Manager, as such agreement may be amended, modified, or supplemented and in effect from time to time and assigned to and assumed by the Company; (ii) any and all license agreements and other agreements relating to the Hotel Manager’s operation of any bar and restaurant facilities located in or at the Hotel; and (iii) any future management agreement with any future manager of the Hotel.

“Hotel Manager” means Ian Schrager Hotel Management LLC, a New York limited liability company, or another hotel manager or operator selected by the Company, and its successors.

“Hotel Revenues” means all fees, charges, accounts, and/or other payments for the use or occupancy of rooms and other public facilities in the Hotel, together with the right to receive such fees, charges, accounts, or other payments, and including fees, charges, accounts, and/or other payments (whether received directly by the Company or indirectly through payments to the Company made pursuant to the terms of the Hotel Management Agreement but excluding any such payments to third-party subtenants or licensees), including, without limitation, those arising from the following: (i) sale of food and beverages at the Hotel, whether in a restaurant, through “room service” dining, or through banquets, catering facilities, and services; (ii) sales of food and beverages from mini-bar facilities in guest rooms; (iii) laundry, vending machine and telecommunications receipts, whether billed to a Hotel guest or collected in cash; (iv) use, rental, occupancy or licensing of hotel rooms, hotel suites, conference rooms, meeting rooms, ballrooms, and other rooms and facilities; (v) operation of health club, personal care and other facilities located in, on or at the Hotel; (vi) incidental charges to Hotel guests or other users or customers; (vii) any other charges of any kind, for the direct or indirect benefit of the Hotel Manager or the Company, that appear on any bill or statement rendered to any Hotel guest or other user or customer of the Hotel or are otherwise collected from or paid by any such Person (net of refunds); (viii) any payments of any kind from credit card companies, travel agents, or reservation systems or services relating to the Hotel; and (ix) charges for the parking of cars (whether “self-parking” or “valet parking”) at or near the Hotel.

“HTC Loan” means the loan from the Company to the Developer to be funded with a portion of the Investor Member’s Capital Contributions.

“HTC Loan Agreement” means the HTC Loan Agreement, of even date herewith, by and between the Company and the Developer, as amended.

“HTC Loan Documents” means the HTC Loan Agreement, the HTC Note, the HTC Loan Guaranty, and all other documents and instruments executed and/or delivered in connection with the HTC Loan.

“HTC Loan Guaranty” means the Guaranty of even date herewith by Ian Schrager Hotels LLC in favor of the Company, as amended.

“HTC Note” means the promissory note of even date herewith evidencing the obligation of the Developer to repay the HTC Loan.

“Incentive Management Fee” means the fee payable to the Managing Member pursuant to the provisions of Section 7.5 and the Supplemental Management Agreement.

“Installment” means an installment of the Capital Contribution of the Investor Member to the Company, as more fully described in the Investor Note.

“Interest” means the interest of a Member in the Company, including, without limitation, its interest in the assets, capital, Profits or Losses, cash distributions and Tax Credits of the Company.

“Investor Member” means Chevron TCI, Inc., a California corporation, for so long as it is a Member of the Company and owns an interest in the Company, or any other Person who is admitted as an Investor Member of the Company and shown on the books and records of the Company as a substituted Investor Member at the time of reference thereto. If at any time there is more than one Investor Member, the term “Investor Member,” as used herein, shall mean all such Investor Members.

“Investor Note” means the recourse non-interest bearing promissory note evidencing the obligation of the Investor Member to make the deferred installments of its Capital Contributions to the Company. A copy of the Investor Note is attached hereto as Exhibit A.

“Investor Security Agreement” means the meaning set forth in Section 5.1.

“IRS” means the Internal Revenue Service.

“Land” means the parcel of real estate on which the Building is located.

“Lease” means the Lease of even date herewith between the Developer, as Landlord, and the Company, as Tenant.

“Leasehold Interest” means the Company’s leasehold interest as the Tenant under the Lease.

“Leasehold Mortgage” means any Mortgage granted by the Company to a Lender and secured in whole or in part by a collateral assignment of the Leasehold Interest.

“Lender” means the First Lender, the Second Lender or any other lender making a loan to the Developer pursuant to the Mortgage Loan Documents; the term “Lenders” shall mean all such lenders. Such term also shall include any lender that makes a loan to the Company secured by a Leasehold Mortgage.

“Managing Member” means HMM and any other Managing Member appointed or admitted in accordance with the terms of this Agreement. If at any time the Company has more than one Managing Member, the term “Managing Member” shall mean and include all the Managing Members.

“Master Leases” means the Lease dated February 11, 1999 of the tenth floor of the Building from Irving Schatz to Ian Schrager Hotels LLC, as assigned to the Developer, and the Lease dated January    , 1999 of a portion of the ground floor of the Building from Adrienne Schatz and Cheryl Hirsch to the Developer, as amended as of September 30, 1999.

“Material Default” means the occurrence of any of the following events if the event has a material adverse effect on the Investor Member:

(i)            a material breach by the Managing Member in the performance of any of its material obligations under this Agreement;

(ii)           a Terminating Event as to the Managing Member or an Event of Bankruptcy as to the Company;

(iii)          a material violation by the Managing Member of its fiduciary duties as the Managing Member of the Company;

(iv)          a violation by the Managing Member of any Applicable Laws which has a material adverse effect on the Company or the Project;

(v)           a breach by the Company or the Managing Member under any Operating Document or other agreement or document affecting the Company or the Project which has a material adverse effect on the Company;

(vi)          the inability (for any reason) of the Company to claim at least 30% of the Projected Credit;

(vii)         the failure of the Developer to achieve the Completion Date of the Building by December 31, 2000 other than as a result of Force Majeure;

(viii)        the commencement of foreclosure proceedings against the Project that would result in the termination of the Lease or otherwise would have a material adverse impact on the Company or the Investor Member and that are not dismissed within thirty (30) days of such commencement;

(ix)           the inability of the Managing Member to deliver a Payment Certificate under Section 5.2 which continues for a period of six (6) months following the date on which a payment is otherwise due under the Investor Note if such delay causes a material adverse effect for the Company;

(x)            a failure by the Managing Member to comply with the provisions of Section 5.8;

(xi)           the termination of the Lease prior to the expiration of its term for any reason other than (i) as provided in Section 2.3, 16 or 17 thereof or (ii) as the result of a default by the Company thereunder; or

(xii)          the termination of the Hotel Management Agreement as a result of a default by the Managing Member (acting directly or in the name and on behalf of the Company) or any of its Affiliates unless, within five (5) Business Days following such termination, the Hotel Manager is replaced with another operator reasonably acceptable to the Investor Member, provided, however, that no default shall exist under this clause (xii) if the Managing Member can demonstrate to the reasonable satisfaction of the Investor Member that the termination of the Hotel Management Agreement has not caused any material disruption in the day to day operations of the Hotel or otherwise does not have (and is not reasonably expected to have) a material adverse impact on the business and operations of the Company.

“Members” means Investor Member and the Managing Member and/or any other Person admitted to the Company from time to time as a Member in accordance with the terms of this Agreement.

“Mortgage” means the First Mortgage, the Second Mortgage and/or any subordinate mortgage, as the context may require. In case any Mortgage is replaced by any subsequent mortgage or mortgages such term shall refer to any such subsequent mortgage or mortgages. The term “mortgage” means any mortgage, mortgage deed, deed of trust, deed to secure debt or any similar security instrument, and “foreclose” and words of like import include the exercise of a power of sale under a mortgage or comparable remedies.

“Mortgage Loan” means the First Loan, the Second Loan and/or any permitted subsequent loan replacing the same.

“Mortgage Loan Documents” means the First Loan Documents, the Second Loan Documents, and any subsequent documents executed and/or delivered in connection with a Mortgage Loan.

“Mortgage Note” means the First Note, the Second Note and any subsequent promissory note that evidences a Mortgage Loan.

“Nonrecourse Debt or Nonrecourse Liability” means any indebtedness for which none of the Members has any economic risk of loss other than through his or its interest in the Company

Property securing such indebtedness, as defined in Section 1.704-2(b)(3) of the Allocation Regulations.

“Nonrecourse Deductions” shall have the meaning set forth in Section 1.704-2(b)(1) of the Allocation Regulations.

“Operating Deficit” means, for any specified period of time, the amount by which Cash Receipts is less than the amount necessary to pay all Project Expenses.

“Operating Documents” means the Lease, the Hotel Management Agreement, the Subleases, the HTC Loan Documents, and all other documents or instruments executed and/or delivered in connection with the Lease and the pass-through of the Historic Tax Credit to the Company under Section 50(d) of the Code.

“Operating Profits or Losses” means, for any Fiscal Year, the Profits or Losses of the Company for that year as determined for federal income tax purposes by the Accountants with the adjustments described in the definition of “Profits or Losses,” excluding Profits or Losses from a Capital Transaction and determined without regard to any adjustments to basis pursuant to Sections 734 or 743 of the Code.

“Partner Nonrecourse Debt” shall have the meaning set forth in Section 1.704-2(b)(4) of the Allocation Regulations.

“Partner Nonrecourse Debt Minimum Gain” shall have the meaning set forth in Sections 1.704-2(i)(2) and (3) of the Allocation Regulations.

“Partner Nonrecourse Deductions” shall have the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Allocation Regulations.

“Partnership Minimum Gain” shall have the meaning set forth in Section 1.704-2(d) of the Allocation Regulations.

“Percentage Interest” means the percentage interest of each of the Members in the Company as reflected in the Schedule.

“Permits” means all licenses, permits, variances and certificates used in connection with the ownership, operation, construction, renovation, rehabilitation, alteration, development, public assembly, use or occupancy of or other activities on the Property (including liquor licenses, business licenses, state health department licenses, two-way radio licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Authority or private person concerning the foregoing).

“Person” means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits; and, unless the context otherwise requires, the singular shall include the plural, and the masculine gender shall include the feminine and the neuter and vice versa.

“Plans and Specifications” means the plans and specifications for the Rehabilitation of the Building approved by the Lender, including, without limitation, specifications for materials, and all amendments and modifications thereof.

“Premises” means the Project.

“Priority Return” means a cumulative annual Distribution to the Investor Member (pro rated for periods of less than a full year) of an amount equal to three percent (3%) of its Adjusted Capital Contribution beginning in 2000 for the Fiscal Year ending on December 31, 2000, payable from Cash Flow or Capital Proceeds in the manner set forth in Section 6.2. Any Priority Return not paid currently shall bear interest from the date due until the date paid at the Designated Prime Rate plus one percent (1%).

“Profits or Losses” means, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(i)            Any items described in Sections 705(a)(1)(B) and 705(a)(1)(C) of the Code which are not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss.

(ii)           Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Allocation Regulations, and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss.

(iii)          Gain or loss resulting from any disposition of Company Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value.

(iv)          In the event of a distribution of Company assets to a Member (whether in connection with a liquidation or otherwise), or in the event the Gross Asset Value of any Company asset is adjusted upon the acquisition of an additional interest in the Company, unrealized income, gain, loss and deduction inherent in such distributed or adjusted assets (not previously reflected in Capital Accounts) shall be allocated pursuant to Section 6.1 hereof as if there had been a taxable disposition of such distributed or adjusted assets at fair market value.

(v)           In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of “Depreciation” set forth herein.

(vi)          Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 6.5 hereof shall be taken into account in computing Profits or Losses only if required under the applicable provisions of the Code and Allocation Regulations.

“Profits or Losses from a Capital Transaction” means the Profits or Losses, if any, recognized by the Company as a result of a Capital Transaction, as determined for federal income tax purposes by the Accountants with the adjustments described in the definition of “Profits or Losses,” but without regard to any adjustments to basis pursuant to Section 734 and 743 of the Code.

“Project” means the Property following the completion of the Rehabilitation.

“Project Documents” means the construction contract for the Building, the Operating Documents, the Mortgage Loan Documents, the Master Leases, the Condominium Documents, and all other documents relating to the Property which are required by, or have been executed in connection with, any of the foregoing documents.

“Project Expenses” means all operating and other costs and expenses of the Company determined on a cash basis during the Fiscal Year (excluding Distributions to Members), including, without limitation, payment of operating expenses, payment of rent due under the Lease, payment of principal and interest as due on any indebtedness of the Company (other than payments of principal and interest on Project Expense Loans), the costs of any necessary repairs, replacements and restoration of the Project, amounts allocated to Company Reserves, the payment of fees (other than the Incentive Management Fee), payment of fees and expenses of Developer Counsel and Special Counsel and any other costs or expenses designated herein as “Project Expenses,” but not including any and all depreciation and amortization deductions and any other non-cash items.

“Project Expense Loans” shall have the meaning set forth in Section 5.5.

“Projected Credit” means $9,372,739, the aggregate amount of Historic Tax Credit projected to be allocated to the Investor Member, as reflected in the Projections.

“Projections” means the Financial Projections attached hereto as Exhibit G.

“Property” means the Company’s interest in the Land and the Building.

“Purchase Agreement” means the Purchase Agreement dated of even date herewith by and between the Managing Member and the Investor Member.

“QRE” means “qualified rehabilitation expenditures” as such term is defined in Section 47(c)(2) of the Code.

“Qualified Counsel” shall have the meaning set forth in the HTC Loan Agreement.

“Recapture Adjustment Amount” shall have the meaning set forth in Section 5.3G.

“Recapture Event” shall be deemed to occur if, at any time during the recapture period for the Historic Tax Credit set forth in Section 50 of the Code, any event (other than a recapture arising solely as a result of the acts or omissions of the Investor Member) shall occur that results in the recapture of Historic Tax Credits under the Code.

“Regulations” means the rules and regulations applicable to the Project or the Company of the City, the State, and any other Governmental Authority having jurisdiction.

“Regulatory Allocations” means the allocations set forth in Sections 6.5A through 6.5G hereof.

“Rehabilitation” means the development, construction, renovation, and rehabilitation work on the Building described in the Plans and Specifications.

“Related Person” shall have the meaning set forth in Section 1.752-4(b) of the Allocation Regulations.

“Requisite Approvals” means the approval or consent of any Lender, Governmental Authority or other Person, to the extent required pursuant to the terms of any of the Operating Documents.

“Routine Operating Credit” means routine unsecured short-term extensions of credit (including equipment leases) made in the ordinary course by the Company arising from the operations of the Hotel as contemplated by the Operating Documents in the ordinary course of business in accordance with prior practice of the Company, the Developer or its Affiliates or industry practice, provided that, except in the case of equipment leases, such extensions of credit (i) shall at no time exceed in the aggregate $4,000,000; (ii) shall be repaid within 120 days after the date incurred; and (iii) shall not be evidenced by a promissory note.

“Schedule” means Schedule A attached hereto (as it may be amended from time to time).

“Second Lender” means Starwood Financial Trust or another commercial lender providing permanent second mortgage financing for the Building from time to time.

“Second Loan” means the mortgage loan from the Second Lender to the Developer secured by a second priority mortgage on the Building.

“Second Loan Documents” means the Second Note, the Second Mortgage, the loan agreement and all other documents executed in connection with the Second Loan.

“Second Mortgage” means the Mortgage granted by the Developer to the Second Lender as security for the obligations of the Developer under the Second Note.

“Second Note” means the promissory note in the original principal amount of $30,000,000 dated as of September 30, 1999 from the Developer to Starwood Financial Trust.

“Share of Partner Nonrecourse Debt Minimum Gain” means, for each Member, an amount equal to such Member’s “share of partner nonrecourse debt minimum gain,” determined in accordance with the provisions of Section 1.704-2(i)(5) of the Allocation Regulations.

“Share of Partnership Minimum Gain” means, for each Member, an amount equal to such Member’s “share of partnership minimum gain,” determined in accordance with the provisions of Section 1.704-2(g) of the Allocation Regulations.

“Special Class Member” shall mean a Managing Member whose Interest has been reclassified pursuant to the provisions of Section 10.4B.

“Special Counsel” means Holland & Knight LLP, of Boston, Massachusetts.

“Special Sale Distribution” means, (i) in the case of the Investor Member, an amount equal to twenty-five percent (25%) of the Investor Member’s Adjusted Capital Contribution; and (ii) in the case of the Managing Member, an amount equal to the excess of (A) the excess of the Special Sale Proceeds over (B) the sum of (x) the Special Sale Distribution to the Investor Member plus (ii) the total amounts distributable pursuant to Section 6.2B First through Fifth.

“Special Sale Proceeds” means the sum of any lease termination payment and HTC Loan repayment received by the Company pursuant to the terms of the HTC Loan Documents upon a sale of the Project or other direct or indirect transfer of Developer’s interest in the Project and termination of the Lease.

“Special Tax Distribution” shall have the meaning set forth in Section 6.2A (iii).

“State” means the State of New York.

“Subleases” means the leases by the Company of commercial space and long-term residential space in the Building as listed in the Lease.

“Substitute Member” shall have the meaning set forth in Section 11.3A.

“Supplemental Management Agreement” shall have the meaning set forth in Section 7.5A.

“Syndication Expenses” means all expenditures classified as syndication expenses pursuant to Treasury Regulation Section 1.709-2(b).  Syndication Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Company’s method of accounting if they were deductible expenses.

“Tax” or “Taxes” means any and all liabilities, losses, expenses and costs that are, or are in the nature of, taxes, fees or other governmental charges, including interest, penalties, fines and additions to tax imposed by any Governmental Authority.

“Tax Certificate” means the certificate as to certain tax matters attached hereto as Exhibit D.

Tax Credit. The Historic Tax Credit available to the Company under applicable provisions of the Code.

“Tax Indemnity Payment” shall have the meaning set forth in Section 5.3.

“Terminating Capital Transaction” means a Capital Transaction resulting in or involving the termination and winding up of the business of the Company or any other event resulting in the “liquidation” of the Company within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Allocation Regulations.

“Terminating Event” means the Bankruptcy or dissolution of a Managing Member or the voluntary or involuntary withdrawal of a Managing Member from the Company. Involuntary withdrawal shall occur whenever a Managing Member may no longer continue as a Managing Member by law or pursuant to any terms of this Agreement.

“Transfer” means any sale, exchange, assignment, encumbrance, hypothecation, pledge, foreclosure, conveyance in trust, gift or other transfer of any kind, whether direct or indirect, voluntary or involuntary other than as a direct consequence of a Terminating Event. When used as a verb, such term shall mean, voluntarily or involuntarily, to sell, exchange, assign, encumber, hypothecate, pledge, foreclose, convey in trust, give or otherwise transfer.

“Uniform System of Accounts” means the Uniform System of Accounts for Hotels, 9th Edition, International Association of Hospitality Accountants (1986), as amended from time to time.

SECTION 2: FORMATION

Section 2.1.                                   Formation

The Members hereby agree to form the Company pursuant to the provisions of the Act and this Agreement.

Section 2.2.                                   Name and Office; Service of Process

A.                                   The Company shall be conducted under the name “Hudson Leaseco LLC.” The principal office of the Company shall be c/o Ian Schrager Hotels LLC, 475 Tenth Avenue, 11th Floor, New York, NY 10018, Attention: Ian Schrager. The Managing Member may at any time change the location of such office and shall give due notice of any such change to the Investor Member. The Company’s registered agent for service of process shall be the Secretary of State of the State of New York.

B.                                     The Managing Member shall, to the extent required by law, cause an amendment to the Articles to be filed in the Filing Office to reflect the terms of this Agreement and shall take any and all other actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of the State and under the laws of New York. The Managing Member shall cause further amendments to the Articles to be filed whenever required by the Act. Such amendments may be executed by any Managing Member or by any Person designated in the amendment as a new Managing Member.

C.                                     In addition to any other limitation or restriction contained herein on the activities of the Company, the Company shall not, without the Consent of the Investor Member, engage in any business or activity outside the State of New York. The Managing Member shall hold the Investor Member and its Affiliates harmless from and against any Adverse Consequence that it (or any of them) may incur in connection with any claim that the Investor Member, or any of its Affiliates, is liable for obligations of the Company for causes of action arising in another state as a result of business done or actions taken in such other state by the Company in contravention of the provisions of this Section 2.2C, to the extent that such Adverse Consequences arise directly and solely from the gross negligence or willful acts or omissions of the Managing Member.

Section 2.3.                                   Purpose

The sole purpose of the Company is to lease, hold, maintain, and operate the Project, as a hotel and restaurants and residential and commercial space, together with such other activities as may be necessary or advisable in connection with the operation of the Project. Notwithstanding anything contained herein to the contrary, the Company shall not engage in any business, and it shall have no purpose, unrelated to the Project and shall not acquire any real property or own assets other than those related to the Project and/or otherwise in furtherance of the purposes of the Company. The Company shall have no indebtedness or incur any liability other than (i) debts and liabilities for trade payables and accrued expenses incurred in the ordinary course of business of operating the Project and other Routine Operating Credit, and (ii) the obligations reflected in the Operating Documents.

Section 2.4.                                   Authorized Acts

A.                                   In furtherance of its purposes, but subject to all other provisions of this Agreement including, but not limited to, Section 3 and Section 7, the Company is hereby authorized:

(i)                                     To acquire by purchase, lease or otherwise any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

(ii)                                  To construct, reconstruct, rehabilitate, operate, maintain, finance and improve, and to own, sell, convey, assign, mortgage or lease any real estate and any personal property necessary, convenient or incidental to the accomplishment of the purposes of the Company;

(iii)                               To borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company, and to secure the same by mortgage, pledge or other lien on the Project or any other assets of the Company, to the extent permitted by the Operating Documents, provided, however, that, without the Consent of the Investor Member, the Company shall not incur any additional debt other than trade payables and similar items incurred in the ordinary course of business and other Routine Operating Credit and any debt reflected in the Operating Documents;

(iv)                              To prepay in whole or in part, refinance, recast, increase, modify or extend any Leasehold Mortgage or any other mortgages affecting the Project and in connection therewith to execute any extensions, renewals, or modifications of any Leasehold Mortgage or any such other mortgages secured by the Leasehold Interest;

(v)                                 To enter into, perform and carry out, contracts of any kind, including contracts with Affiliates of a Member, necessary to, in connection with or incidental to, the accomplishment of the purposes of the Company, specifically including, but not limited to, the execution and delivery of all agreements, certificates, instruments or documents required by any Governmental Authority or Lender in connection with the leasing, improvement, maintenance and operation of the Project;

(vi)                              To enter into and perform the Project Documents to which it is a party;

(vii)                           To employ any Person, including an Affiliate, to perform services for, or to sell goods to, the Company (including without limitation, management, architectural, engineering, accounting and legal services) and to pay for such goods and services; provided that (except with respect to any contract specifically authorized by this Agreement) the terms of any such transaction with an Affiliate shall satisfy the requirements of Section 7.4J of this Agreement;

(viii)                        To modify or amend the terms of any agreement or contract which the Managing Member is authorized to enter into on behalf of the Company; provided, however, that, without the Consent of the Investor Member, such terms as amended shall not (i) have a material adverse effect on the Company or the Investor Member, or (ii) be in contravention of any of the terms or conditions of this Agreement or the Operating Documents;

(ix)                                To execute contracts with Governmental Authorities;

(x)                                   To make the HTC Loan and to execute and deliver the HTC Loan Documents; and

(xi)                                To enter into any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the Company, so long as said activities and contracts may be lawfully carried on or performed by a limited liability company under the laws of the State.

Section 2.5.                                   Term and Dissolution

A.                                   The Company shall continue in full force and effect until December 31, 2050, except that the Company shall be dissolved prior to such date upon the happening of any of the following events:

(i)                                     The termination of the Lease or the sale or other disposition of all or substantially all the assets of the Company (including, without limitation, the Leasehold Interest);

(ii)                                  The occurrence of a Terminating Event if the Members elect not to continue the business of the Company pursuant to the provisions of Section 10;

(iii)                               The election to dissolve the Company made in writing by the Managing Member with the Consent of the Investor Member and, if required, any Requisite Approvals; or

(iv)                              The entry of a final decree of dissolution of the Company by a court of competent jurisdiction.

B.                                     The Company shall not terminate solely as a consequence of the Bankruptcy, insolvency, appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of a Member of the Company or a substantial part of such Member’s property, or assignment for the benefit of its creditors, or an admission in writing of the inability to pay its debts generally as they become due, or any similar action, of one or more of the Members, so long as there remains a solvent Managing Member of the Company.

C.                                     Upon dissolution of the Company (unless the business of the Company is continued pursuant to the provisions of Section 10), the Managing Member (or its trustees, receivers, successors or legal representatives) shall cause the cancellation of the Articles and liquidate the Company assets and apply and distribute the proceeds thereof in accordance with Section 6.3.

SECTION 3: LEASE AND PASS-THROUGH OF THE HISTORIC TAX CREDIT

A.                                   The Managing Member is specifically authorized, for and on behalf of the Company, to execute the Operating Documents, and, subject to the limitations set forth herein, such other documents as the Managing Member deems to be necessary in connection with the lease of the Project, the pass-through of the Historic Tax Credit to the Company under Section 50(d) of the Code, and the implementation of the terms and conditions of the Hotel Management Agreement.

B.                                     The Managing Member shall be bound by the terms of the Operating Documents. Any incoming Managing Member shall as a condition of receiving any Interest in the Company agree to be bound by the Operating Documents to the same extent and on the same terms as the other Managing Member(s). Upon the dissolution of the Company or any transfer of the Leasehold Interest, no right to the possession and control of the Project (to the extent available from the Leasehold Interest) and no right to collect the rents or other income therefrom shall pass to any Person who is not, or does not become, bound by the provisions of this Agreement and the Operating Documents. The Operating Documents shall be binding upon and shall govern the rights and obligations of the Members, their heirs, executors, administrators, successors and assigns as long as the Lease is outstanding.

C.                                     In connection with any proposed assignment or disposition by the Company of the Leasehold Interest (including, without limitation, the granting of a Leasehold Mortgage in connection with a borrowing by the Company), and in addition to any other rights granted to the Investor Member hereunder (including, without limitation, the approval rights set forth in Section 7.1B(vii), the Investor Member (or its designee), shall have the right to (i) receive and review copies of all documents relating to the transaction, (ii) meet with the prospective lender, purchaser or assignee, as the case may be, and participate in the negotiations and (iii) take all other actions or provide such services in connection with the proposed transaction as it deems necessary or appropriate, including, without limitation, soliciting alternative offers.

SECTION 4: MEMBERS AND CAPITAL ACCOUNTS

Section 4.1.                                   Managing Member

The Managing Member of the Company is HMM; its address and Capital Contributions are set forth in the Schedule.

Section 4.2.                                   Investor Member

Chevron TCI, Inc. is hereby admitted to the Company as the Investor Member; its address and Capital Contribution are set forth in the Schedule. The payment of its Capital Contributions is governed by the terms and conditions of Section 5.1.

Section 4.3.                                   Capital and Capital Accounts

A.                                   The capital of the Company shall be the aggregate amount of the cash and the Gross Asset Value of property contributed by each Member as set forth in the Schedule. Except as specifically set forth herein, no Member shall have any right to make voluntary Capital Contributions to the Company. No interest shall be paid by the Company on any Capital Contribution to the Company. The Schedule shall be amended from time to time to reflect the withdrawal or admission of Members, any changes in the Interest held by a Member arising from the transfer of an Interest to or by such Member and any change in the amounts to be contributed or agreed to be contributed by any Member.

B.                                     An individual Capital Account shall be established and maintained for each Member, including any additional or substituted Member who shall hereafter receive an interest in the Company. The Capital Account of each Member shall be maintained in accordance with the following provisions:

(i)                                     To each Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s distributive share of Profits, and any items in the nature of income or gain that are specially allocated pursuant to Section 6.5 hereof, and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company Property distributed to such Member;

(ii)                                    To each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company Property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.5 hereof, and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.

In the event that the Gross Asset Values of Company assets are adjusted pursuant to this Agreement, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Company recognized gain or loss equal to the amount of such aggregate net adjustment.

C.                                     The original Capital Account established for any substituted Member shall be in the same amount as, and shall replace, the adjusted Capital Account of the Member which such substituted Member succeeds, and, for the purposes of the Agreement, such substituted Member shall be deemed to have made the Capital Contribution, to the extent actually paid in, of the Member which such substituted Member succeeds. The term “substituted Member,” as used in this paragraph, shall mean a Person who shall become entitled to receive a share of the Profits, Losses, Tax Credits and Distributions of the Company by reason of such Person succeeding to the Interest of a Member by assignment of all or any part of an Interest. To the extent a substituted Member receives less than 100% of the Interest of a Member, his Capital Account and Capital Contribution shall be in proportion to the Interest he receives, and the Capital Account and Capital Contribution of the Member who retains a partial interest in the Company shall continue, and not be replaced, in proportion to the Interest he retains.

D.                                    The foregoing provisions and the other provisions of this Agreement relating to the maintenance of the Capital Accounts are intended to comply with the Allocation Regulations, and shall be interpreted and applied in a manner consistent with such Allocation Regulations. In the event that the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the Allocation Regulations, the Managing Member may make such modification, subject to the provisions of Section 6.3D. The Managing Member shall adjust the amounts debited or credited to Capital Accounts with respect to (i) any property contributed to the Company or distributed to the Members, and (ii) any liabilities that are secured by such contributed or distributed property that are assumed by the Company or the Members, in the event that the Managing Member shall determine such adjustments are necessary or appropriate pursuant to Section 1.704-1(b)(2)(iv) of the Allocation Regulations. Subject to the provisions of Section 6.3D, the Managing Member also shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with the Allocation Regulations.

Section 4.4.                                   Withdrawal of Capital

Except as may be specifically provided for in this Agreement, (i) no Member shall have the right to withdraw from the Company all or any part of its Capital Contribution, (ii) no Member shall have any right to any Distribution or to demand and receive property of the Company in return for its Capital Contribution or with respect to its Interest, and (iii) no Member shall be entitled to demand a redemption or repurchase of its Interest. Any return of Capital Contributions to the Members pursuant to this Agreement shall be solely from Company assets, and the Managing Member shall not be personally liable for any such return.

Section 4.5.                                   Liability of Members

Except as otherwise specifically provided in the Operating Documents, no Member shall be liable for any debts, liabilities, contracts, or obligations of the Company. A Member shall be liable only to make payments of its Capital Contributions as and when due hereunder. After its Capital Contributions shall be fully paid, no Member shall, except as otherwise required by the Act or by the terms of this Agreement, be required to make any further Capital Contributions or payments or lend any funds to the Company.

Section 4.6.                                   Additional Members

A.                                   The Managing Member may admit additional Members only (i) with the Consent of the Investor Member and any Requisite Approvals or (ii) as permitted by Section 11.

B.                                     Any incoming Member shall, by its execution of this Agreement and as a condition of receiving its Interest in the Company, agree to be bound by the Project Documents to the same extent and on the same terms as the other Members of the same class.

C.                                     Upon the admission of any additional Members, an amendment to the Articles reflecting such admission, shall, to the extent required by law, be filed with the Filing Office and/or any other appropriate Governmental Authority. In addition, there shall be an amendment, to this Agreement which shall amend the Schedule to reflect the names, addresses and Capital Contributions of such additional Member, and shall set forth the agreement of such additional Members to be bound by all the provisions of this Agreement.

Section 4.7.                                   Representations and Warranties of the Investor Member

The Investor Member represents and warrants to the Company and the Managing Member as follows:

A.                                   The Investor Member is a corporation duly organized, validly existing and in good standing under the laws of the state of California.

B.                                     The Investor Member has the corporate power and authority to carry on the business in which it is engaged and to become a Member in the Company.

C.                                     This Agreement, the Investor Note, the Investor Security Agreement and all other instruments executed and delivered by the Investor Member in connection with its investment in the Company have been duly authorized by all necessary corporate action, have been duly executed and delivered by the investor Member, and are the legal, valid and binding obligations of the Investor Member, enforceable in accordance with their terms.

D.                                    The execution and delivery by the Investor Member of this Agreement and the Investor Note does not, and the performance thereof will not, contravene any provision of existing law or regulations, or of the charter or by-laws of the Investor Member, conflict with or result in any breach of the terms, conditions or provisions of, or constitute a default under, or result in or permit the creation or imposition of any lien, charge or encumbrance upon any of the properties of the Investor Member pursuant to, any indenture, mortgage, or other agreement or instrument or any judgment, decree, order or decision to which the Investor Member is a party or by which it is bound.

E.                                      The Investor Member is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Investor Member was not formed for the specific purpose of acquiring the investor member interest in the Company, has (or, if the Investor Member is a wholly-owned subsidiary, it together with its corporate parent has) total assets in excess of $5,000,000 and its investment in the Interest constitutes less than 10% of the net worth of the Investor Member (or, if the Investor Member is a wholly-owned subsidiary, the consolidated net worth of its corporate parent). The Investor Member has such knowledge and experience in financial and business matters in general and in particular with respect to this type of investment that it is capable of evaluating the merits and risks of an investment in the Company.

SECTION 5: CAPITAL CONTRIBUTIONS OF INVESTOR MEMBER;

PROJECT EXPENSE LOANS AND WORKING CAPITAL

Section 5.1.                                   Investor Member’s Capital Contribution

Subject to the provisions of Sections 5.2 and 5.3 below, the Investor Member shall make Capital Contributions to the Company in an amount equal to Eight Million Eight Hundred Ten Thousand Three Hundred Seventy-Five Dollars ($8,810,375), as such amount may be adjusted pursuant to the provisions of Section 5.3 hereof. The obligation of the Investor Member to make such Capital Contributions is evidenced by an Investor Note, a copy of which is attached to this Agreement as Exhibit A and incorporated herein by this reference, which Investor Note shall be secured by the Investor Member’s Interest pursuant to a security agreement to be executed in favor of the Company in the form of Exhibit B (the “Investor Security Agreement”). In addition to the foregoing amounts, the Investor Member shall also pay the fees of the Accountants and Special Counsel for services performed prior to the Admission Date, and such payments shall be treated for all purposes as if paid by the Investor Member to the Company as additional Capital Contributions and paid by the Company to the Accountants and Special Counsel; provided, however, that if such fees exceed One Hundred Thousand Dollars ($100,000), the Investor Member’s Adjusted Capital Contribution shall be reduced by the excess for purposes of calculating its Priority Return and any Distribution of its Adjusted Capital Contributions or a specified percentage thereof.

Section 5.2.                                   Conditions to Payment

A.                                   At least twenty (20) days before the Managing Member intends to call for a payment under the Investor Note, and as a condition thereto, the Managing Member shall notify the Investor Member of the payment amount due (and, if applicable, the impact of any adjustments to such payment made pursuant to Section 5.3) and where the payment should be sent and shall provide a written statement substantially in the form attached hereto as Exhibit C (a “Payment Certificate”) certifying that the conditions to such payment have been satisfied and that (i) the Managing Member has satisfied and continues to satisfy all of its material obligations under this Agreement, including without limitation maintaining and funding the reserve described in Section 5.8, (ii) the covenants, representations and warranties set forth in Section 7.11 are true and correct as of the date of the Payment Certificate or, to the extent any such representations and warranties are no longer true and correct, shall describe any such change in circumstances and shall represent and warrant that any such change has been compensated for in accordance with the provisions of Section 5.3 or shall not have a material adverse effect on the Company or on the tax consequences to the Investor Member of an investment in the Company as projected in the Projections, (iii) the Company is not in material default under any of the Operating Documents or other material agreement to which it is a party (excluding a default arising from a breach by the Investor Member hereunder), and (iv) the Managing Member has delivered to the Investor Member copies of the Company’s federal and state tax returns for the most recently ended Fiscal Year. The statements in such Payment Certificate shall be true and correct on the date thereof and on the payment date. Notwithstanding anything to the contrary contained herein or in the Investor Note, no Installment of the Investor Member’s Capital Contribution shall be due until twenty (20) days following the date on which the Payment Certificate relating to such Installment has been received by the Investor Member. Each

Payment Certificate shall be accompanied by a copy of the corresponding Loan Advance Certificate received by the Company pursuant to the provisions of Section 3(d) of the HTC Loan Agreement. The Payment Certificate with respect to the Completion Date Installment due under the Investor Note shall be accompanied by a Tax Certificate in the form attached hereto as Exhibit D.

B.                                     The Managing Member represents that it will use each of the Installments for the purposes set forth in Exhibit H in the amounts set forth therein unless the Consent of the Investor Member is obtained for a change in the application of funds. At the time the Managing Member presents a Payment Certificate for an Installment, it shall provide wiring instructions for all payments to be made to Persons other than the Company (including, without limitation, the Developer in its capacity as borrower under the HTC Loan Documents) and shall authorize the Investor Member to make payments of its Capital Contribution directly to such Persons on behalf of the Company, with the balance made to the Company as set forth in the wiring instructions. In the event that any Installment has been reduced because of the application of Section 5.3 of this Agreement, unless otherwise agreed to by the Investor Member, all payments to Persons other than the Managing Member shall be made in the full amount due, and the payments to the Managing Member shall be made in proportion to the amounts available therefor, with any amounts not then paid to be paid from amounts first available therefor under the terms of this Agreement. Additionally, if at the time any Installment is due all payments to be made from any prior Installment have not been made in full, the current Installment shall first be applied to any payments due from prior Installments to Persons other than the Managing Member, then to payments due from the current Installment to Persons other than the Managing Member, and then to payments due from the prior and current Installments to the Managing Member.

Section 5.3.                                   Historic Tax Credit Adjustments.

A.                                   If, as a result of a reduction or increase in QRE, a reallocation of Profits or Losses, or for any other reason other than (i) a Recapture Event or (ii) an event which would be a Recapture Event but for the fact it resulted from the acts or omissions of the Investor Member, the Accountants shall determine in preparing the Company’s tax returns (or an amended return), or there shall be a Final Determination, that the Actual Credit is more or less than the Projected Credit (such determination being referred to herein as the “Historic Credit Determination”), the provisions of Sections 5.3B through 5.3H shall apply.

B.                                     After the Historic Credit Determination is made, the Accountants shall calculate the difference between the Actual Credit and the Projected Credit. Such difference shall be multiplied by ninety-four percent (94%) and the product shall be referred to herein as the “Historic Credit Adjustment.” If the Historic Credit Adjustment is positive (i.e., the Actual Credit is greater than the Projected Credit), the next succeeding unpaid Capital Contribution Installment of the Investor Member shall be increased by the amount of such positive Historic Credit Adjustment. If there are no remaining unpaid Installments, the Investor Member shall contribute the amount of such positive Historic Credit Adjustment to the capital of the Company within twenty (20) Business Days following the receipt of notice of the positive Historic Credit Adjustment. Prior to any such increase in the amount of a remaining Installment or obligation to contribute additional capital, the Investor Member shall be provided with evidence reasonably sufficient to enable it to verify the calculation of such positive Historic Credit Adjustment.

C.                                     If the Historic Credit Adjustment is negative (i.e., the Actual Credit is less than the Projected Credit), the amount of the next succeeding Capital Contribution Installment(s) to be paid by the Investor Member after the Historic Credit Determination has been made shall be reduced by the Historic Credit Adjustment. If the Historic Credit Adjustment exceeds the amount of any remaining Capital Contribution Installments, the Company shall distribute to the Investor Member, from the proceeds of any principal, interest or penalty payments paid to the Company pursuant to the terms of Section 8 of the HTC Loan Agreement as a result of such negative Historic Credit Adjustment, an amount that, on an After-Tax Basis, is equal to the amount of the shortfall. Such distribution shall be made within five (5) Business Days following the Company’s receipt of such HTC Loan payments. If the Company does not receive any such HTC Loan payments or does not distribute to the Investor Member from the proceeds of any such HTC Loan payments, the full amount of the adjustment required under this Section 5.3C within twenty (20) Business Days (sixty (60) Business Days in the case of payments in excess of $1,000,000) following the date of the Historic Credit Determination, the Managing Member shall forthwith pay to the Investor Member, as a Tax Indemnity Payment (a “Tax Indemnity Payment”), an amount that, on an After-Tax Basis is equal to the difference between the negative Historic Credit Adjustment and the Capital Contribution Installments in question.

D.                                    If the Historic Credit Determination is made after the Investor Member has paid in all of its Capital Contribution Installments to the Company, the Company shall distribute to the Investor Member, from the proceeds of any principal, interest or penalty payments paid to the Company pursuant to the terms of the HTC Loan Agreement as a result of such negative Historic Credit Adjustment, an amount that, on an After-Tax Basis, is equal to the amount of the shortfall. Such distribution shall be made within five (5) Business Days following the Company’s receipt of such HTC Loan payments. If the Company does not receive any such HTC Loan payments or does not distribute to the Investor Member, from the proceeds of any such HTC Loan payments, the full amount of the adjustment required under this Section 5.3D within twenty (20) Business Days (sixty (60) Business Days in the case of payments in excess of $ 1,000,000) following the date of the Historic Credit Determination, the Managing Member shall forthwith pay to the Investor Member, as a Tax Indemnity Payment (a “Tax Indemnity Payment”), an amount which, on an After-Tax Basis, is equal to the Historic Credit Adjustment.

E.                                      Any Tax Indemnity Payments made by the Managing Member pursuant to this Section 5.3 shall not be construed as being Capital Contributions, loans or advances by the Managing Member to the Company, but shall be treated as a payment of damages by the Managing Member to the Investor Member for a breach of warranty by the Managing Member to the Investor Member.

F.                                      If any Tax Indemnity Payment due from the Managing Member under this Section 5.3 is not made when due, the unpaid balance shall bear interest at an annual rate equal to the Designated Prime Rate plus one percent (1%). In addition, the failure to make such payments within thirty (30) days following notice of payment due shall be deemed to be a Material Default by the Managing Member.

G.                                     If a Recapture Event occurs prior to the time the Investor Member has paid in all its Capital Contribution Installments to the Company, the next succeeding Capital Contribution Installment(s) of the Investor Member shall be reduced by an amount (herein referred to as a

“Recapture Adjustment Amount”) that, on an After-Tax Basis, is equal to any increase in Taxes payable by the Investor Member as a result of such Recapture Event. If the Recapture Adjustment Amount exceeds the amount of the remaining Installments or if the determination that a Recapture Event has occurred is made after all the Installments have been paid, the Company shall distribute to the Investor Member, from the proceeds of any principal, interest or penalty payments paid to the Company under the HTC Loan Documents as a result of such Recapture Event, an amount that, on an After-Tax Basis, is equal to the amount of such shortfall. Such distribution shall be made within ten (10) Business Days following the Company’s receipt of such HTC Loan payments. If the Company does not receive any such HTC Loan payments or does not distribute to the Investor Member, from the proceeds of any such HTC Loan payments, the full amount due to the Investor Member under this Section 5.3G within thirty (30) Business Days following the date of the delivery by the Investor Member to the Managing Member of a notice indicating the amount of such Recapture Adjustment Amount (a “Recapture Notice”), the Managing Member shall forthwith make a Tax Indemnity Payment to the Investor Member in an amount equal to the Recapture Adjustment Amount.

H.                                    Notwithstanding the foregoing provisions of this Section 5.3 or any other indemnification provision in this Agreement, if there is a negative Historic Credit Adjustment or a Recapture Event because of a change of tax law or for any other reason other than (i) the QREs attributable to the Project are less than projected, (ii) the Developer has failed to satisfy a condition necessary for the Project to be eligible for the full amount of the Projected Credit in the hands of the Developer or (iii) a Recapture Event is caused by the Developer or the Managing Member or an Affiliate thereof, including, without limitation, by a sale of the Project, then, in lieu of the adjustments or Tax Indemnity Payments described in the preceding paragraphs of this Section 5.3, with respect to that Historic Credit Adjustment or that Recapture Event, the Managing Member shall cause the Company to distribute to the Investor Member an amount equal to the “5.3H Amount.” For purposes of this Section 5.3H in the case of a Recapture Event, the term Historic Credit Adjustment shall mean ninety-four percent (94%) of the Historic Tax Credit that is subject to recapture. The 5.3H Amount shall be an amount equal to (x) the Historic Credit Adjustment, plus interest on the Historic Credit Adjustment from the date of the Investor Member’s Capital Contributions until the date such distribution is made at the Designated Prime Rate Plus one percent (1%) less (y) the amount of any Priority Return previously distributed to the Investor Member relating to an amount of Capital Contributions equal to the Historic Credit Adjustment, plus interest on each distribution of Priority Return from the date of such distribution until the date of payment of the 5.3H Amount at the Designated Prime Rate plus one percent (1%). The distribution shall be made within twenty (20) Business Days (sixty (60) Business Days in the case of distributions in excess of $1,000,000) of the date the Historic Credit Determination is made. If the provisions of this Section 5.3H apply in lieu of the other paragraphs of Section 5.3 and the Actual Credit is less than thirty percent (30%) of the Projected Credit, such deficiency shall not be deemed to be a Material Default, and if the Actual Credit is zero, the Investor Member agrees to withdraw from the Company upon distribution to it of the amounts due pursuant to this Section 5.3H.

I.                                         The provisions of this Section 5.3 shall survive the termination of this Agreement or the sale, transfer, or other assignment of the Interest of the Investor Member. If it is determined that an adjustment or other payment must be made to the Investor Member pursuant to this Section 5.3 after the Investor Member’s Interest has been purchased pursuant to the

Purchase Agreement, the purchase price payable thereunder shall be recalculated based on the adjustment made pursuant to this Section 5.3 and offsetting adjustments or other appropriate adjustments made so that the Members are in substantially the same positions in which they would have been had the Historic Credit Determination been made prior to the purchase of the Investor Member’s Interest.

Section 5.4.                                   Contests

A.                                   The Managing Member, in its capacity as the TMP, shall inform the Investor Member promptly of any oral or written communication or request for information which the Managing Member may receive from, or conference with, the IRS directly related to an administrative proceeding with respect to the Company, the Project or the Historic Tax Credit relating to the Project.

B.                                     The Managing Member, in its capacity as the TMP, shall confer with the Investor Member and its counsel before responding to any notice, letter, request for information, request for inspection of documents, subpoena or other correspondence or item of communication or document received by the Managing Member, from, or oral request made by, the IRS which is directly related to an administrative proceeding with respect to the Company, Project or the Historic Tax Credit relating to the Project.

C.                                     If the Managing Member desires to contest a determination by the IRS with respect to a Company tax item that would result in an adjustment, Tax Indemnity Payment, distribution, or other payment under the provisions of Section 5.3 (a “Deficiency Amount”) and the Investor Member objects to such a contest, the Investor Member shall waive in writing its right to receive distributions or payments under this Agreement with respect to that Company item and the Managing Member shall waive in writing its right as TMP to pursue the contest with respect to the Company item.

D.                                    If the Managing Member and the Investor Member want to contest a determination by the IRS with respect to a Company tax item, then the Company shall be liable for the Costs of Contest, and

(i)                                     the Investor Member shall select Qualified Counsel for the contest, which counsel shall be reasonably satisfactory to the Managing Member, and shall control the contest, or

(ii)                                  if either (a) the credit quality (in the reasonable judgment of the Investor Member) of the Guarantor has not decreased materially from that set forth in its audited financial statements dated as of December 31, 1999, or (b) the Managing Member provides the Investor Member security, in a form reasonably satisfactory to the Investor Member, in an amount necessary to secure the Managing Member’s obligations that may become due under this Agreement if the conflict were not resolved favorably for the Company and the Managing Member agrees in writing that all amounts due to the IRS as a result of the resolution of such contest are indemnified by the Managing Member, then the TMP shall select Qualified Counsel for the contest, which counsel shall be reasonably satisfactory to the Investor Member, and shall control the contest.

E.                                      If the Managing Member does not want, and the Investor Member does want, to contest a determination by the IRS with respect to a Company tax item, the Investor Member shall select Qualified Counsel and control the contest and, if the credit quality (in the reasonable judgment of the Investor Member) of the Guarantor has not decreased materially from that set forth in its audited financial statements dated as of December 31, 1999, the Managing Member shall provide the Investor Member with security in a form reasonably satisfactory to the Investor Member, in an amount equal to the amount due under this Agreement if such determination was not contested, and, whether or not such security is required to be given, the Managing Member shall be liable for the Deficiency Amount that results from the contest, and shall pay that Deficiency Amount and also shall be liable for the Costs of Contest, provided, however, the Managing Member’s maximum liability shall not exceed the maximum liability it would have had were the determination not contested.

F.                                      If the Managing Member timely pays the full amount due under Section 5.4D or 5.4E, as applicable, the Investor Member shall release the security given pursuant to Section 5.4D or 5.4E as applicable, or, if the full amount is not timely paid, the Investor Member may apply or otherwise realize upon any and all security given by the Managing Member to satisfy the amount due under Section 5.4D or 5.4E, as applicable.

G.                                     In the event of any conflict between the provisions of this Section 5.4 and the provisions of Section 7.9, the provisions of this Section 5.4 shall apply.

Section 5.5.                                   Project Expense Loans

A.                                   The Managing Member agrees that, if at any time, the Company requires funds to eliminate any Operating Deficit, the Managing Member shall loan (or shall cause one or more of its other Affiliates to loan) to the Company the funds required. Such loans, which shall bear interest at an annual rate equal to the Designated Prime Rate plus 1%, shall be evidenced by unsecured promissory notes of the Company, and are referred to herein as “Project Expense Loans.” Any Project Expense Loans provided for under this Agreement shall be repaid only as provided in Section 6, and no recourse for the payment thereof may be had against any other property of the Company or against any Member.

B.                                     Any funds drawn down to pay Project Expenses or the other items described in Section 5.5A above under any letters of credit or escrows required to be maintained pursuant to the Project Documents (to the extent such funds drawn are repaid by the Managing Member or one or more of its Affiliates to the issuing bank or to the account party) shall be deemed to be Project Expense Loans.

Section 5.6.                                   Third-Party Rights in Project Expense Loans

The obligation of the Managing Member to make Project Expense Loans pursuant to Section 5.5A is for the benefit of the Company and the Members and shall not inure to the benefit of any creditor of the Company other than a Member, notwithstanding any pledge or assignment by the Company of this Agreement or any rights hereunder.

Section 5.7.                                   No Third-Party Rights in Capital

The obligations or rights of the Company or of Members to make or require any Capital Contribution under this Agreement or the Investor Note shall not grant any rights to, or confer any benefits upon, any Person who is not a Member. The making of a nonrecourse loan to the Company shall not make the lender a Member.

Section 5.8.                                   Reserve Requirements

The Managing Member shall cause the Company to establish and maintain all reserves required to be maintained by it pursuant to any and all of the Project Documents and the Operating Documents.

SECTION 6: PROFITS AND LOSSES; CREDITS; DISTRIBUTIONS

Section 6.1.                                   Profits and Losses

A.                                   After giving effect to the special allocation provisions of Section 6.5, Operating Profits and Losses and Tax Credits for any Company Fiscal Year shall be allocated 0.1% to the Managing Member and 99.9% to the Investor Member.

B.                                     After giving effect to the special allocation provisions of Section 6.5, Profits and Losses from a Capital Transaction in any Company Fiscal Year shall be allocated to and among the Members as follows:

As to Profits:

First, an amount of Profits equal to the aggregate negative balances (if any) in the Capital Accounts of all Members having negative balance Capital Accounts shall be allocated to such Members in proportion to their negative Capital Account balances until all such Capital Accounts have zero balances; and

Second, an amount of Profits shall be allocated to each of the Members until the positive balance in the Capital Account of each Member equals the amount of cash which would be distributed to such Member if such Profits were cash available to be distributed in accordance with the provisions of Clauses Fourth through Eighth of Section 6.2B.

As to Losses:

First, an amount of Losses equal to the aggregate positive balances (if any) in the Capital Accounts of all Members having positive balance Capital Accounts shall be allocated to such Members in proportion to their positive Capital Account balances until all such Capital Accounts have zero balances; provided, however, that if the amount of Losses so to be allocated is less than the sum of the positive balances in the Capital Accounts of those Members having positive balances in their Capital Accounts, then such Losses shall be allocated to the Members in such proportions and in such amounts so that the Capital Account balances of each Member shall equal, as nearly as possible, the amount such Member would receive if an amount equal to the excess of (i) the sum of all Members’ balances in their Capital Accounts computed prior to the allocation of Losses under this clause First over (ii) the aggregate amount of Losses to be allocated to the Members pursuant to this clause First were distributed to the Members in accordance with the provisions of Clauses Fourth through Eighth of Section 6.2B; and

Second, the balance, if any, of such Losses shall be allocated 0.1% to the Managing Member and 99.9% to the Investor Member.

Section 6.2.                                   Distributions Prior to Dissolution

A.                                   Distribution of Cash Flow

(i)                                     Subject to the terms of the Operating Documents and any applicable Regulations, any Cash Flow for each Fiscal Year (or fractional portion thereof) shall be distributed or applied within ninety (90) days after the end of each Fiscal Year in the following order of priority:

First, to distribute to the Members any amounts due to them pursuant to the provisions of Section 6.2A(ii);

Second, to pay the Asset Management Fee for the current Fiscal Year and any unpaid amounts from any prior Fiscal Year;

Third, to distribute to the Investor Member its Priority Return for the Fiscal Year plus any outstanding Priority Return for any prior Fiscal Year;

Fourth, to repay any Project Expense Loans, with payments to be applied first to accrued but unpaid interest and then to principal;

Fifth, to the payment of the Incentive Management Fee; and

Sixth, any balance remaining shall be distributed 99.9% to the Investor Member and 0.1% to the Managing Member.

(ii)                                  Special Tax Distribution. Notwithstanding anything to the contrary contained in this Section 6, in any Fiscal Year in which the Company generates Operating Profits, Cash Flow in an amount equal to the product of (i) the Operating Profits allocable to a Member and (ii) the Applicable Tax Rate (as hereinafter defined) shall be distributed to each Member before any other Distributions or payments are made from Cash Flow in such Fiscal Year. If there is insufficient Cash Flow in any Fiscal Year to pay any amount due to the Investor Member pursuant to the provisions of this Section 6.2A(ii), the Managing Member shall advance the amount of the deficiency to the Company as a Project Expense Loan. For purposes of this Section 6.2A(ii), the term “Applicable Tax Rate” shall mean the combined effective federal, state, and local income tax rate applicable to a Member in the Fiscal Year in which the Operating Profits are allocated to the Member. Each of the Members shall notify the other Member, on or before December 31 of each Fiscal Year, of its Applicable Tax Rate for such Fiscal Year. If a Member fails to so notify the other Member, the Applicable Tax Rate for the previous Fiscal Year shall remain in effect.

(iii)                               The Managing Member is authorized, but not required, to make monthly distributions of Cash Flow to the Members following the end of each calendar month in the amount of one-twelfth (1/12) of the estimated amount of Cash Flow to be distributed to each for the Fiscal Year. Notwithstanding the foregoing Cash Flow for each Fiscal Year is to be distributed in the amounts and priorities set forth in Section 6.2A(i) above, and any Member who receives monthly distributions aggregating more than the amount it is entitled to receive pursuant to Section 6.2A(i) for any Fiscal Year shall immediately repay such excess to the Company.

B.                                     Distributions of Capital Proceeds.

Subject to the terms of the Operating Documents and to any applicable Regulations and further subject to the provisions of Section 6.3 below, any Capital Proceeds shall be distributed to and among the Members in the following amounts and order of priority:

First, to discharge, to the extent required by any lender or creditor, the debts and obligations of the Company (including any unpaid Asset Management Fees but not including items listed in the ensuing clauses of this Section 6.2B);

Second, to fund reserves for contingent or unforeseen liabilities or obligations of the Company to the extent deemed reasonable by the Managing Member (other than items listed in the ensuing clauses of this Section 6.2B);

Third, to the payment of any outstanding Project Expense Loans, with payments to be applied first to accrued but unpaid interest and then to principal;

Fourth, to the distribution to the Investor Member of any undistributed Priority Return for the current Fiscal Year and any prior Fiscal Years;

Fifth, to the payment to the Investor Member of any Recapture Adjustment Amount;

Sixth, in the event of a sale of the Project by the Developer or other direct or indirect transfer of Developer’s interest in the Project and a termination of the Lease, to the distribution to each Member of a Special Sale Distribution; and

Seventh, to the distribution to each Member, on a pari passu basis, of its Adjusted Capital Contribution;

Eighth, the balance of such proceeds, if any, shall be distributed 49% to the Managing Member and 51% to the Investor Member.

Section 6.3.                                   Liquidation

A.                                   Upon the liquidation and dissolution of the Company, unless the business of the Company is continued pursuant to the provisions of Section 2.5 or Section 10.2 hereof, the Managing Member shall liquidate the assets of the Company and cause the business of the Company to be wound up in accordance with the Act and cause the Articles to be cancelled in accordance with the provisions of Section 2.5B.

B.                                     Subject to the provisions of Section 6.3C below, any Capital Proceeds from a Terminating Capital Transaction remaining after payment of, or adequate provision for, the debts and obligations of the Company shall be distributed to those Members with positive Capital Account balances (after taking into account all Capital Account adjustments for the Company taxable year) in proportion to their positive Capital Account balances until such Capital Accounts have been reduced to zero.

C.                                     Except to the extent of its Share of Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (which creates a deemed Deficit Restoration Obligation under the applicable provisions of the Code and the Allocation Regulations), if any, no Member shall have a Deficit Restoration Obligation nor shall any Member otherwise be required to restore any deficit balance in its Capital Account at any time. If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, Distributions and allocations for all taxable years, including the taxable year in which any liquidation of the Company or of such Member’s interest in the Company occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered to be a debt owed to the Company or to any other Person for any purpose whatsoever.

D.                                    The parties intend that, as a result of the application of the allocation and distribution provisions contained in this Section 6, any Capital Proceeds from a Terminating Capital Transaction will be distributed in the same manner as Capital Proceeds are distributed under the provisions of Section 6.2B. If the Company is advised at any time by the Accountants or Special Counsel that an actual distribution of Capital Proceeds at the end of any Fiscal Year in accordance with the provisions of Section 6.3B would not result in each Member receiving the amount that it would have received if Section 6.2B rather than Section 6.3B applied to such distribution, the Managing Member shall so notify the Investor Member and, with the Consent of the Investor Member, which consent shall not be unreasonably withheld, is authorized and empowered to amend the provisions of this Section 6 relating to the allocation of Profits and Losses (other than the Regulatory Allocations) for such Fiscal Year (and for subsequent Fiscal Years if necessary) to cure such defect consistent with the principles set forth in the first sentence of this Section 6.3D.

Section 6.4.                                   Special Distribution and Payment Provisions

If the funds available for any Distribution to the Members are insufficient to distribute to any class of Members the maximum amount which otherwise would be distributable to such class under the applicable provision(s) of this Section 6, the amount available for distribution shall be distributed pro rata to the members of such class in proportion to their respective paid-in Capital Contributions.

Section 6.5.                                   Special Allocation Provisions

Notwithstanding anything to the contrary contained herein:

A.                                   Nonrecourse Deductions shall be allocated 99.9% to the Investor Member and 0.1% to the Managing Member.

B.                                     Partner Nonrecourse Deductions shall be allocated to and among the Members in the manner provided in the Allocation Regulations.

C.                                     Subject to the provisions of Section 6.5Q, if there is a net decrease in Partnership Minimum Gain for a Company Fiscal Year, the Members shall be allocated items of Company income and gain in accordance with the provisions of Section 1.704-2(f) of the Allocation Regulations.

D.                                    Subject to the provisions of Section 6.5Q, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain for a Company Fiscal Year, then any Member with a Share of such Partner Nonrecourse Debt Minimum Gain shall be allocated items of Company income and gain in accordance with the provisions of Section 1.704-2(i)(4) of the Allocation Regulations.

E.                                      Subject to the provisions of Sections 6.5A through 6.5D above, in the event that any Member (who is not also a Managing Member) unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6) of the Allocation Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Allocation Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible. This Section 6.5E is intended to constitute a “qualified income offset” provision within the meaning of the Allocation Regulations and shall be interpreted consistently therewith.

F.                                      Subject to the provisions of Sections 6.5A through 6.5E above, in no event shall any Member be allocated Losses which would cause it to have an Adjusted Capital Account Deficit as of the end of any Company Fiscal Year. Any Losses which are not allocated to a Member by reason of the application of the provisions of this Section 6.5F shall be allocated to the other Members (to the extent otherwise permitted under the terms of this Section 6.5).

G.                                     Subject to the provisions of Sections 6.5A through 6.5F above, in the event that any Member has an Adjusted Capital Account Deficit at the end of any Company Fiscal Year, items of Company income and gain shall be specially allocated to each such Member in the amount of such Adjusted Capital Account Deficit as quickly as possible.

H.                                    In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value. In the event that the Gross Asset Value of any Company Property is adjusted pursuant to the terms of this Agreement, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Managing Member in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 6.5H are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

I.                                         Syndication Expenses for any Fiscal Year or other period shall be specially allocated to the Investor Member.

J.                                        For purposes of determining the Profits, Losses, Tax Credits or any other items allocable to any period, Profits, Losses, Tax Credits and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Managing Member using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

K.                                    To the extent that interest on loans (or other advances which are deemed to be loans) made by any Member to the Company is determined to be deductible by the Company in excess of the amount of interest actually paid by the Company, such additional interest deduction(s) shall be allocated solely to such Member.

L.                                      Except as otherwise specifically provided in this Section 6, all Profits, Losses and Tax Credits allocated to each class of Members shall be shared by the respective Members in such class in the ratio which the paid-in Capital Contribution of each Member in such class bears to the aggregate paid-in Capital Contributions of all Members in such class.

M.                                 For purposes of determining each Member’s proportionate share of the excess Nonrecourse Liabilities of the Company pursuant to Section 1.752-3(a)(3) of the Allocation Regulations, the Investor Member shall be deemed to have a 99.9% interest in Profits and the Managing Member shall be deemed to have a 0.1% interest in Profits.

N.                                    Any recapture of any Tax Credit shall be allocated to and among the Members in the same manner in which the Members shared such Tax Credit.

O.                                    In the event that the adjusted tax basis of any investment credit property that has been placed in service by the Company is increased pursuant to Section 50(c) of the Code, such increase shall be allocated among the Members (as an item in the nature of income or gain) in the same proportions as the investment tax credit that is recaptured with respect to such property is shared among the Members. Any reduction in the adjusted tax basis (or cost) of Company investment credit property pursuant to Section 50(c) of the Code shall be allocated among the Members (as an item in the nature of expenses or losses) in the same proportions as the basis (or cost) of such property is allocated pursuant to Treasury Regulation Section 1.46-3(f)(2)(i).

P.                                      The basis (or cost) of any Company investment credit property shall be allocated to and among the Members in accordance with Treasury Regulation Section 1.46-3(f)(2)(i). All Tax Credits shall be allocated to and among the Members in accordance with the applicable provisions of the Code.

Q.                                    If for any Fiscal Year the application of the minimum gain chargeback provisions of Section 6.5C or Section 6.5D would cause a distortion in the economic arrangement among the Members and it is not expected that the Company will have sufficient other income to correct that distortion, the Managing Member may request a waiver from the Commissioner of the IRS of the application in whole or in part of Section 6.5C or Section 6.5D in accordance with Section 1.704-2(f)(4) of the Allocation Regulations. Furthermore, if additional exceptions to the minimum gain chargeback requirements of the Allocation Regulations have been provided through revenue rulings or other IRS pronouncements, the Managing Member is authorized to cause the Company to take advantage of such exceptions if to do so would be in the best interest of a majority in interest of the Members.

R.                                     Any cancellation of debt income realized by the Company shall be allocated to the Members in the same proportions as the debt which was discharged was included in each Member’s tax basis in accordance with the applicable provisions of the Allocation Regulations.

S.                                      Except as otherwise specifically provided in this Agreement, all items of Company income, gain, loss, deduction and other items not specifically provided for shall be allocated to and among the Members in the same manner as Profits and Losses are allocated pursuant to the provisions of Section 6.1. Allocations pursuant to this Section 6.5S are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, Tax Credits or Distributions pursuant to any other provisions of this Agreement.

Section 6.6.                                   Order of Application

The provisions of this Section 6 shall be applied in the order required by the applicable provisions of the Allocation. Regulations or if no such order is specified, in the manner determined by the Accountants.

SECTION 7: RIGHTS, POWERS AND DUTIES OF THE MANAGING MEMBER

Section 7.1.                                   Restrictions on Authority.

A.                                   Notwithstanding any other provisions of this Agreement, the Managing Member shall not have authority to:

(i)                                     perform any act in violation of any law or regulation applicable to the Project or any agreement between the Company and any Lender (or its successors or assigns);

(ii)                                  except as otherwise specifically permitted with the Consent of the Investor Member, perform any act in violation of the provisions of any of the Operating Documents;

(iii)                               do any act required to be approved or ratified in writing by all Members under the Act unless the right to do so is expressly otherwise given in this Agreement; or

(iv)                              borrow from the Company (other than its Affiliate as Developer pursuant to the HTC Loan Documents) or commingle Company funds with funds of any other Person.

B.                                     The Managing Member shall not have any authority to cause the Company to do any of the following acts without the Consent of the Investor Member and, if required, any Requisite Approvals:

(i)                                     to incur indebtedness for money borrowed on the general credit of the Company, except for Routine Operating Credit or as specifically permitted by Section 3 or Section 5.5 (provided, however, this provision does not limit the right of the Managing Member to execute instruments to bind the Company to the extent provided in Article 19 of the Lease and in compliance with said Article 19); or

(ii)                                  following completion of the Rehabilitation of the Building, other than as contemplated by the Lease, to construct any new capital improvements, or to replace any existing capital improvements if construction or replacement would substantially alter the character or use of the Project; or

(iii)                               to acquire any real property in addition to the Project (other than easements or servitudes or similar rights necessary or convenient for the operation of the Project); or

(iv)                              to take any action that would prevent the Historic Tax Credit relating to the Rehabilitation from being passed through to the Company; or

(v)                                 to cause the Company to make any loan or advance to any Person in excess of $100,000 except as specifically provided in Section 2.4 (for purposes of this clause, accounts receivable in the ordinary course of business from Persons other than the

Managing Member or its Affiliates or extensions of credits to tenants in the ordinary course of business shall not be deemed to be advances or loans); or

(vi)                              to lease any space in the Project or otherwise to operate the Project in such a manner or to take any action which would make the Historic Tax Credit unavailable for the Building or cause a Recapture Event to occur (including, without limitation, any lease that would cause the Building to constitute tax-exempt use property within the meaning of Section 168(h) of the Code or leases that would cause the Project to constitute property used predominantly to furnish lodging within the meaning of Section 50(b)(2) of the Code); or

(vii)                           to grant or refinance any Leasehold Mortgage or other indebtedness of the Company, or to sell or convey the Leasehold Interest, except that the Managing Member may cause the Company to grant easements and similar rights affecting the Property to obtain utility services for the Project or for other purposes necessary or convenient for the operation of the Project; or

(viii)                        to confess a judgment against the Company in an amount in excess of $50,000; or

(ix)                                to possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

(x)                                   to knowingly perform any act that would subject any Member to personal liability in any jurisdiction beyond the amount of its investment in the Company; or

(xi)                                to cause the Company voluntarily to take any action that would cause a Bankruptcy of the Company; or

(xii)                             to cause the Company to acquire any equity or debt securities of the Managing Member or any of its Affiliates or otherwise make loans to the Managing Member or any of its Affiliates (other than pursuant to the HTC Loan Documents);

(xiii)                          to replace, renew, cancel or materially amend the Lease or the HTC Loan Documents; or

(xiv)                         to elect to dissolve the Company.

Section 7.2.                                   Personal Services and Competition

A.                                   The Managing Member shall not receive any compensation for its services as Managing Member except as specifically provided in this Agreement.

B.                                     The Managing Member, together with any additional or successor Managing Member, may not be an individual.

C.                                     Either Member may engage in and have an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, construction, rehabilitation, renovation, improvement, management and development of real property whether or not such real property is directly or indirectly in competition with the Project. Neither the Company nor any other Member shall have any rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, regardless of the location of such real property and whether or not such venture was presented to such Member as a direct or indirect result of its connection with the Company or the Project.

Section 7.3.                                   Business Management and Control; Designation of Managing Member

A.                                   The Managing Member shall have the exclusive right to manage the business of the Company and to be the Manager of the Company and, except as otherwise specifically provided herein, shall have all of the rights and powers granted to managers pursuant to the provisions of the Act. No Member (except one who may also be a Managing Member, and then only in its capacity as a Managing Member) shall (i) have any authority or right to act for or bind the Company, or (ii) except as required by law, participate in or have any control over the Company business. The Members hereby consent to the exercise by the Managing Member of the powers conferred on it by this Agreement. Any action required or permitted to be taken by a corporate or other non-individual Managing Member hereunder may be taken by such of its proper officers or agents as it may validly designate for such purpose.

B.                                     The Managing Member is hereby authorized to execute and deliver in the name and on behalf of the Company all such documents and papers (including any required by any Lender or Governmental Authority) as such Managing Member deems to be necessary or desirable in carrying out such duties hereunder. Without limiting the foregoing, the Managing Member is authorized to have the Company enter into a “lockbox” arrangement with the Developer’s Lenders, provided that arrangement will not restrict the ability of the Company to make distributions or payments to the Investor Member as contemplated by this Agreement, assuming the Company pays all rent due under the Lease in a timely fashion. HMM is hereby designated as the initial Managing Member. In the event that it or its successors shall become unable to serve in such capacity or shall cease to be a Member without appointing a successor, the remaining Members, including HMM’s successor, may, subject to any Requisite Approvals, from time to time designate from among themselves by consent one or more substitute or additional Managing Members. If for any reason no designation is in effect, the powers of the Managing Member shall be exercised by the majority consent of any remaining Members. Any action required or permitted to be taken by a corporate or other non-individual Managing Member hereunder may be taken by such of its proper officers or agents as it shall validly designate for such purpose.

Section 7.4.                                   Duties and Obligations of the Managing Member

A.                                   The Managing Member shall use its best efforts to carry out the purposes, business and objectives of the Company referred to in Section 2.3, and shall devote to Company business such time and effort as shall be reasonably required, in its sole discretion, for the Company’s welfare and success, including, without limitation, such of its time as may be necessary to (i) supervise the activities of the Hotel Manager, (ii) make inspections of the Project to determine if the Project is being properly maintained and that necessary repairs are being made thereto (and to take, or to cause the Hotel Manager to take, such steps as are necessary to effectuate such repairs), (iii) prepare or cause to be prepared all reports of operations which are to be furnished to the Members or which are required to be furnished pursuant to the terms of the Operating Documents or by any taxing bodies or any other Governmental Authorities, (iv) cause the Project to be insured against fire and other risks covered by such insurance in the manner specified in the Operating Documents, (v) obtain and keep in force during the term of the Company business or rental interruption, worker’s compensation (if applicable) and public liability insurance for the benefit of the Company and its Members in amounts which satisfy the requirements specified in the Operating Documents, (vi) enforce all material contracts entered into for the benefit of the Company, and (vii) do all other things which may be necessary to manage the affairs and business of the Company. All of the insurance policies required by this Section 7.4A shall satisfy the requirements specified in the Operating Documents. In addition, the Managing Member shall promptly provide the Investor Member or its representatives with copies of such insurance policies upon request from time to time. The Managing Member shall review regularly all of the Company and Project insurance coverage to insure that it is adequate and that it complies with the provisions of the Operating Documents. Further, in the event of any casualty, to the extent required by this Agreement and/or the Operating Documents and subject to the applicable terms of the Mortgage Loan Documents, and provided that the insurance proceeds shall be made available therefor, the Managing Member shall repair any damage to the Project which was caused by such event, so as to restore the Project (as nearly as possible) to the condition and market value thereof immediately prior to such occurrence.

B.                                     The Managing Member shall operate the Project in accordance with the terms of this Agreement and (i) the Operating Documents, (ii) all applicable statutes, rules and regulations with respect to the Project, and (iii) any other agreement relating to the Lease or the Project.

C.                                     The Managing Member shall prepare and submit to the Secretary of the Treasury or the IRS (or any other Governmental Authority designated for such purpose), on a timely basis, the Election (to the extent required to be signed by the Company) and any and all other annual reports, information returns and other certifications and information required (i) to ensure that the Company (and its Members) qualify for the Historic Tax Credit and (ii) to avoid recapture of the Historic Tax Credit or the imposition of penalties or interest on the Company or any of its Members for failure to comply with the requirements of the Code or any other Applicable Laws relating to the Historic Tax Credit.

D.                                    The Managing Member shall (i) not store (except in compliance with all laws, ordinances, and regulations pertaining thereto), or dispose of any Hazardous Material at the Project, or at or on any other site owned, occupied, or operated either by the Managing Member, or any Person for whose conduct the Managing Member is or was responsible; (ii) neither directly nor indirectly transport or arrange for the transport of any Hazardous Material (except in compliance with all laws, ordinances, and regulations pertaining thereto); (iii) provide the Investor Member with written notice (x) upon the Managing Member’s obtaining knowledge of any potential or known release, or threat of release, of any Hazardous Material at or from the Project or any other site owned, occupied, or operated by the Managing Member, or any Person for whose conduct the Managing Member is or was responsible or whose liability may result in a lien on the Project; (y) upon the Managing Member’s receipt of any notice to such effect from any Federal, state, or other Governmental Authority; and (z) upon the Managing Member’s obtaining knowledge of any incurring of any expense or loss by any such Governmental Authority in connection with the assessment, containment, or removal of any Hazardous Material for which expense or loss the Managing Member may be liable or for which expense or loss a lien may be imposed on the Project.

E.                                      If the Managing Member becomes aware of the presence of levels of Hazardous Material at (or in connection with the operations of) the Project, in concentrations and under conditions deemed detrimental to human health under any applicable Hazardous Substance Laws, and/or in quantities or proportions that exceed safe limits for such substance established by any such Hazardous Substance Laws, the Managing Member shall (i) notify all Members of such situation and (ii) take all actions necessary to correct such situation as expeditiously as possible and to prevent the Project from being in violation of any Hazardous Substance Laws, provided, however, that the Managing Member may use Company funds for such purposes and shall not be required by the provisions hereof to use its own personal funds, except as may be required pursuant to the terms of this Agreement.

F.                                      The Managing Member shall give the Investor Member prompt written notice of any material adverse event affecting the Project or the business or operations of the Company (including, without limitation, any notice of default under the Operating Documents). The Managing Member also shall require that the Developer and shall request that the Hotel Manager notify the Investor Member in writing of any default under the Operating Documents.

G.                                     Except as otherwise specifically provided herein, no Member, nor any director, employee or agent of any Member, its subcontractors or vendors, shall give to or receive from any director, employee, agent or other Affiliate of the Investor Member, any gift or entertainment of significant value or any commission, fee or rebate in connection with the organization, business or operations of the Company. In addition, no Member nor any director, employee, agent or other Affiliate of any Member, nor its subcontractors or vendors, shall enter into any business arrangement with any director, employee, agent or other Affiliate of the Investor Member who is not acting as a representative of the Investor Member, or its Affiliates, without prior written notification thereof to the Investor Member. Any representatives authorized by the Investor Member may audit any and all records of the other Members and the Company, and any subcontractors or vendors of either for the sole purpose of determining whether there has been compliance with the provisions of this Section 7.4G.

H.                                    In operating the Project, the Managing Member shall use commercially reasonable efforts to obtain all contracts, materials, supplies, utilities and services required by the Project on the most advantageous terms available to the Project. Except as otherwise approved by the Consent of the Investor Member, the Managing Member shall secure and credit to the Company, and not receive or retain for itself, its agents, employees or Affiliates, any discounts, compensation, rebates or commissions obtainable with respect to any and all purchases, service contracts, and all other transactions affecting the Project, including without limitation, any compensation received from the assignment or transfer of any contracts affecting the Project.

I.                                         The Managing Member and its Affiliates shall have the right to contract or otherwise deal with the Company for the sale of goods or services to the Company in addition to those set forth herein or contemplated hereby, if (i) the compensation paid or promised for such goods or services is reasonable (i.e., at fair market value) and is paid only for goods or services actually furnished to the Company, (ii) the goods or services to be furnished shall be reasonable for the Company, (iii) the fees, terms and conditions of such transaction are at least as favorable to the Company as would be obtainable in an arm’s-length transaction, and (iv) no agent, attorney, accountant or other independent consultant or contractor who also is employed on a full-time basis by the Managing Member or any Affiliate shall be compensated by the Company for his services.  Neither the Managing Member nor any Affiliate shall, by the making of lump-sum payments to any other Person for disbursement by such other Person, circumvent the provisions of this Section 7.4I.

J.             The Managing Member shall cause the Company to conduct its business and operations separate and apart from that of the Managing Member or any of its Affiliates, including, without limitation, (i) segregating Company assets and not allowing funds or other assets of the Company to be commingled with the funds or other assets of, held by, or registered in the name of, the Managing Member or any of its Affiliates, (ii) maintaining books and financial records of the Company separate from the books and financial records of the Managing Member and its Affiliates, and observing all Company procedures and formalities, including, without limitation, maintaining minutes of Company meetings and acting on behalf of the Company only pursuant to due authorization of the Members, (iii) causing the Company to pay its debts and liabilities from assets of the Company and (iv) causing the Company to conduct its dealings with third parties in its own name and as a separate and independent Entity.

K.            The Managing Member shall take all actions which may be reasonably necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and any Applicable Laws.

L.             The Managing Member shall cause all Company Reserves to be funded and maintained in accordance with the applicable provisions of the Operating Documents and the Mortgage Loan Documents.  Unless otherwise required by the Operating Documents and the Mortgage Loan Documents or approved by the Consent of the Investor Member, disbursements from any replacement reserve maintained by the Company shall be made only for (i) replacement of FF&E for the Hotel and (ii) other capitalized building expenditures to the extent that such items are the responsibility of the Company under the Lease.

Section 7.5.            Certain Payments to the Managing Member and its Affiliates

A.            Supplemental Management Agreement.  Subject to the provisions of Sections 7.5B and 7.5C below, the Company shall enter into a supplemental management agreement (the “Supplemental Management Agreement”) with the Managing Member (the “Supervisory Management Agent”) under which the Supervisory Management Agent shall agree to provide consulting services to the Company and the Project, to undertake to perform such bookkeeping, financial and reporting services to be performed under Section 9 (other than those to be performed by the Accountants or the Hotel Manager) as the Company may request, and to perform the other services provided in the Supplemental Management Agreement.  The Managing Member is authorized to determine on behalf of the Company whether the Supervisory Management Agent is performing adequately under the Supplemental Management Agreement.  The Supplemental Management Agreement shall provide that the sole compensation payable to the Supervisory Management Agent for such services shall be the Incentive Management Fee if and to the extent funds are available for the payment thereof out of Cash Flow of the Company, which fee for each Fiscal Year shall be calculated in the manner specified in the Supplemental Management Agreement.

B.            Transfer of Managing Membership Interests.   If the Managing Member sells, assigns or otherwise Transfers its Interest as the Managing Member (other than a Transfer pursuant to the provisions of Section 8.3), any amounts due the transferor Managing Member, in its capacity as a manager pursuant to the Act, or due to any of its Affiliates and all rights to repayment of loans under Section 5.5 shall be assigned and shall inure to the benefit of the transferee Managing Member, subject to all of the limitations set forth in this Agreement.

C.            Subordination of Fees.   The payment of any fees or reimbursements under this Section 7.5 shall be subordinated to the repayment of any Project Expense Loans.

D.            Nonassignability of Fees.   Except to the extent set forth in the Supplemental Management Agreement, and except to the extent required by the Lenders, no interest in any fees payable to the Managing Member or its Affiliates pursuant to Section 7.5 shall be assigned or pledged to any third party without the Consent of the Investor Member.

E.             Defaults.   Notwithstanding anything to the contrary contained herein, in no event shall the Company pay any fees of any kind to the Managing Member or any Affiliate of the Managing Member other than the Hotel Manager while any Material Default exists.  Except as otherwise specifically provided herein, any fees that are suspended pursuant to the terms of this Section 7.5E shall accumulate (without interest) and shall be paid from the next available Cash Flow or Capital Proceeds after such Material Default has been cured or otherwise eliminated.

Section 7.6.            Fiduciary Duty of Managing Member

The Managing Member shall have a fiduciary responsibility to the Investor Member for the safekeeping and use of all Company Property, whether or not in its immediate possession or control, and shall not use or dispose of Company Property in any manner except for the Company’s exclusive benefit.  The Managing Member shall not contract away its fiduciary duties under the common law of agency.

Section 7.7.            Limitations on Liability; Indemnification

A.            Except as set forth in Section 7.8B, no Member or Affiliate of a Member shall have any liability to the Company or to any Member for any loss suffered by the Company which arises out of any action or inaction of such Member or such Affiliate if such Member or Affiliate, in good faith, determined that such course of conduct was in the best interest of the Company and such course of conduct did not constitute gross negligence or willful misconduct of such Member or such Affiliate.  To the full extent permitted by law, each Managing Member and its Affiliates shall be indemnified by the Company from and against any Adverse Consequences sustained by it in connection with the Company, provided that the same were not the result of gross negligence or willful misconduct on the part of such Managing Member or such Affiliate and were the result of a course of conduct which such Managing Member or Affiliate, in good faith, determined was in the best interest of the Company.  Any indemnity under this Section 7.7 shall be provided out of and to the extent of Company assets only, and no Member shall have any personal liability on account thereof.

B.            Notwithstanding the provisions of Section 7.7A, no Managing Member, no Person acting as a broker-dealer, nor any Affiliate thereof shall be indemnified for any Adverse Consequences arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of litigation costs, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

C.            The Company shall not incur the costs of that portion of any insurance, other than public liability insurance, which insures any party against any liability as to which such party is herein prohibited from being indemnified. Nothing in this Section 7.7, however, shall restrict the right of the Company to (i) indemnify unaffiliated parties who will be performing services on behalf of the Company, including but not limited to consultants, engineers and experts, pursuant to any contract entered into by the Managing Member on behalf of the Company in order to carry out the objectives of the Company, or (ii) apply Company funds, including, without limitation, proceeds of public liability insurance in favor of the Company, to cover damage to property or personal injuries to unaffiliated parties.

Section 7.8.            Liability of Managing Member to Members

A.            Except as otherwise specifically provided in this Agreement, neither the Managing Member nor any Affiliate thereof shall otherwise be liable, responsible or accountable for damages or otherwise to any Member for any act performed within the scope of the authority conferred by this Agreement, except for acts of gross negligence or willful misconduct or for damages arising from any material misrepresentation or breach of any covenant or warranty set forth herein.  In any instance in which the Managing Member or any Affiliate thereof is in doubt as to the propriety of any proposed action or omission under the terms of this Agreement, the Managing Member or such Affiliate may, but shall not be under any duty to, seek the ratification of such action or omission by the Consent of the Investor Member; if such Consent of the Investor Member is obtained thereto, the Managing Member or such Affiliate shall be fully protected in relying thereon, and actions or omissions in reliance thereon shall not be deemed to be a breach of any provisions of this Agreement.

B.            In the event that the Investor Member becomes personally liable for Company violations with respect to the Company Property under any Environmental Laws, the Managing Member shall indemnify and hold harmless the Investor Member from and against any and all

Environmental Costs or other Adverse Consequences to the extent that the Investor Member is required personally to discharge such Environmental Costs or other Adverse Consequences in whole or in part from any source other than Company resources.  The foregoing indemnification shall be a recourse obligation of the Managing Member and shall survive the dissolution of the Company with respect to violations which occurred prior to any Terminating Event with respect to the Managing Member against whom the indemnification provided in this paragraph is sought to be enforced.

Section 7.9.            Tax Matters Partner

A.            The Tax Matters Partner (“TMP”) for the Company shall be the Managing Member.

B.            The TMP shall have the right to resign as the TMP by giving thirty (30) days written notice to each Member, provided there is another Member willing to serve in such capacity.  Upon the resignation, death, legal incompetency or Bankruptcy of the Person serving as the TMP, any successor to the interest of the TMP pursuant to the applicable provisions of this Section 7.9 shall be designated as the successor TMP, but such designee shall not become the TMP until the designation of such Person has been approved by the Consent of the Investor Member, which consent shall not be unreasonably withheld or delayed.  In addition to the foregoing, should the Managing Member be removed as such, it shall have the right to resign as TMP by giving thirty (30) days written notice to each Member.  Following such a resignation, the removed Managing Member agrees to cooperate with any subsequent TMP and to provide records relating to the Company prior to the date of such removal as are reasonably requested by the subsequent TMP.

C.            The TMP shall employ experienced tax counsel to represent the Company in connection with any audit or investigation of the Company by the IRS, and in connection with all subsequent administrative and judicial proceedings arising out of such audit.  The fees and expenses of such counsel shall be a Company expense and shall be paid by the Company.  Such counsel shall be responsible for representing the Company; it shall be the responsibility of the Managing Member and of the Investor Member, at their expense, to employ tax counsel to represent their respective separate interests.

D.            The TMP shall keep the Members informed of all administrative and judicial proceedings, as required by Section 6623(g) of the Code, and shall furnish to each Member who so requests in writing, a copy of each notice or other communication received by the TMP from the IRS (except such notices or communications as are sent directly to such requesting Member by the IRS). All third party costs and expenses incurred by the TMP in serving as the TMP shall be Company expenses and shall be paid by the Company, provided, however, that if the Company does not have sufficient funds to pay such costs and expenses, the Members shall make additional Capital Contributions to the Company to pay such costs and expenses, pro rata in accordance with their respective interests in Operating Profits and Losses, within thirty (30) days after notice from the TMP.

E.             The TMP shall not have the authority, unless such action has been approved by the Consent of the Investor Member, to do all or any of the following:

(i)            to enter into a settlement agreement with the IRS which purports to bind members other than the TMP,

(ii)           to file a petition as contemplated in Section 6226(a) or 6228 of the Code,

(iii)          to intervene in any action as contemplated in Section 6226(b) of the Code,

(iv)          to file any request contemplated in Section 6227(b) of the Code, or

(v)           to enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(l)(B) of the Code.

F.             The relationship of the TMP to the Investor Member is that of a fiduciary, and the TMP has a fiduciary obligation to perform its duties, subject to Section 7.9E, in such manner as will serve the best interests of the Company and the Investor Member.

G.            Subject to the provisions of Section 5.6, the Company shall indemnify the TMP (including the officers and directors of a corporate TMP or member of a limited liability company TMP) from and against judgments, fines, amounts paid in settlement, and expenses (including attorneys’ fees) reasonably incurred by it in any civil, criminal or investigative proceeding in which it is involved or threatened to be involved by reason of being the TMP, provided that the TMP acted in good faith, within what is reasonably believed to be the scope of its authority and for a purpose which it reasonably believed to be in the best interests of the Company or the Members.  The TMP shall not be indemnified under this provision against any liability to the Company or its Members to any greater extent than the indemnification allowed by Section 7.7 of this Agreement.  The indemnification provided hereunder shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any applicable statute, agreement, vote of the Members, or otherwise.

Section 7.10.          Access and Reports

A.            Subject to the terms of the Operating Documents, the Managing Member shall permit the Investor Member and its representatives to have access to the Project during normal business hours without prior notice and to examine all agreements and plans and specifications relating to the Project and shall deliver copies and such reports as may reasonably be required by the Investor Member.  The Managing Member shall promptly provide the Investor Member with copies of all material correspondence, notices and reports sent pursuant to and received under the Operating Documents or from any Governmental Authority with respect to the Project, together with copies of all other correspondence that a prudent investor would wish to examine in connection with a similar transaction.

B.            The Managing Member shall, within five (5) days after any of the following specified events occurs, notify the Investor Member of any correspondence from the IRS or any other Governmental Authority relating to or referencing the Historic Tax Credit, or any other Tax Credit, any material damage to or change in the Project, any notice of default under the Operating Documents, any non-payment of taxes, the filing of any lien against the Leasehold Interest, or non-compliance with any Applicable Laws, the commencement or termination of any lawsuit against the Company or any of its property that is likely to have a material adverse effect on the Company or its property, any material change to the Operating Documents, any extraordinary item charges or credits or any other material charges or credits to income of an unusual nature or any material provisions for loss, any other circumstance which, either in amount or time or otherwise materially affects the business of the Company or the interests of the Members or the amount and timing of any Tax Credit, or any occurrence that would cause any representation or warranty of the Managing Member herein to become untrue or inaccurate in any material respect.

Section 7.11.          Representations, Warranties and Covenants of the Managing Member

In addition to any other representations, warranties or covenants contained herein, the Managing Member hereby represents, warrants and covenants to and with the Company and the Investor Member that as of the date of this Agreement:

A.            The Company is a duly organized limited liability company validly existing under the laws of the State and has complied with all recording requirements with the proper authorities in the State necessary to establish the limited liability of the Members as provided herein and under the Act.

B.            The Developer is a duly organized limited liability company validly existing under the laws of the State of Delaware and has full power and authority to perform its obligations under the Project Documents and/or the Operating Documents to which it is a party; and the Managing Member is a duly organized limited liability company validly existing under the laws of the State of Delaware, has full power and authority to perform its obligations under the Project Documents and/or the Operating Documents to which it is a party.

C.            No litigation, demand, investigation, claim or proceeding against the Company, the Managing Member or the Developer or any other litigation or proceeding directly affecting the Project is pending or, to the Best Knowledge of the Managing Member, threatened, before any court, administrative agency or other Governmental Authority which would, if adversely determined, have a material adverse effect on the Company, the Managing Member, the Developer, or their respective business or operations, except for such matters as to which, in the opinion of the Managing Member, it is unlikely that such a determination would be materially adverse to the Company, the Managing Member or the Developer, as the case may be.  All litigation involving the Company, the Developer or the Project is listed on Exhibit I hereto, and none of that litigation should have a material adverse impact on the Company, the Developer or the Project.

D.            No default by the Managing Member, the Developer or any Affiliate thereof having any relationship with the Project or the Company, in any material respect has occurred or is continuing (nor has there occurred any continuing event which, with the giving of notice or the passage of time or both, would constitute such a default in any material respect) under any of the Project Documents, and the Project Documents are in full force and effect (except to the extent fully performed in accordance with their respective terms).

E.             All material building, zoning, health, safety, business and other applicable Permits necessary to permit the construction, use, occupancy and operation of the Project have been or will, at the time required, be obtained and maintained (other than, prior to completion of the Rehabilitation of the Building such as are issuable only on the completion of the Rehabilitation of the Building); and neither the Company nor the Managing Member or the Developer has received any notice or has any knowledge of any violation with respect to the Project of any law, rule, regulation, order or decree of any Governmental Authority having jurisdiction which would have a material adverse effect on the Project or the construction, use or occupancy thereof, except for violations which have been cured and notices or citations which have been withdrawn or set aside by the issuing agency or by an order of a court of competent jurisdiction.

F.             The Developer has a good and marketable fee interest in Units 1 and 2 of the Condominium and a good and marketable leasehold interest with remaining terms in excess of 90 years under each of the Master Leases, and the Company has a good and marketable leasehold interest in all of the foregoing, in each case free and clear of any liens, charges or encumbrances other than matters set forth in the title update furnished to the Investor Member dated August    , 2000, a copy of which is attached as Exhibit J, and encumbrances that the Company is permitted to create under the terms of this Agreement

G.            The execution and delivery of all instruments and the performance of all acts heretofore or hereafter made or taken or to be made or taken, pertaining to the Company or the Project by each of the Managing Member and the Developer have been or will be duly authorized by all necessary corporate or other action, and the consummation of any such transactions with or on behalf of the Company will not constitute a breach or violation of, or a default under, the charter or by-laws or other governing documents of any such Entity or any agreement by which any such Entity or any of its properties is bound, nor constitute a violation of any law, administrative regulation or court decree.

H.            No Material Default has occurred and/or is continuing.

I.              The Developer is not in default in any material respect in the observance or performance of any provision of the Project Documents to be observed or performed by the Developer.

J.             No Event of Bankruptcy has occurred as to the Company, the Managing Member or the Developer.

K.            The Managing Member or its Affiliates have provided the Investor Member copies of all material documents available to the Managing Member relating to the development, financing and operation of the Project.

L.             The Managing Member has disclosed all material facts and transactions known to it that relate to the Project to the Investor Member.

M.           To the Best Knowledge of the Managing Member, the Project has no material design, maintenance or construction defects.

N.            There are no mechanic’s liens recorded against the Project or the Leasehold Interest and, to the Best Knowledge of the Managing Member, no Person has threatened to assert or record any such mechanic’s lien.

O.            Other than obligations incurred in the ordinary course of business, including equipment leases, as of the date hereof, the Company has no material outstanding obligations except for the Project Documents and this Agreement.

P.             The Company has not been notified in writing by a federal, state or municipal agency that it is in violation of any Environmental Laws with respect to the Project and that such violation is continuing, nor to the Best Knowledge of the Managing Member, does such a violation exist, nor is the Managing Member actually aware of a condition which should, in the exercise of due diligence, cause it to investigate the existence of an environmental condition of such a nature as described above, except as may otherwise be disclosed in an environmental report provided to the Members prior to the Admission Date.  The Developer has remedied any violation of any Environmental Laws, including, without limitation, lead paint and asbestos remediation and removal of chemical containers, in compliance with all applicable legal requirements.

Q.            To the Best Knowledge of the Managing Member, except as may otherwise be disclosed in an environmental report provided to the Members prior to the Admission Date, no Hazardous Substances were ever or are now stored on (except to the extent any such storage was in substantial compliance with all Environmental Laws pertaining thereto, including commercially reasonable amounts of such Hazardous Substances as are ordinarily used at properties of the character of the Project or if not in substantial compliance was cured to the reasonable satisfaction of all Governmental Authorities having jurisdiction over the matter), transported, or disposed of on the Project.

R.            As of the Admission Date, all accounts of the Company required to be maintained under the terms of the Project Documents, including, without limitation, any Company Reserves, are currently funded to levels required by any Person or Governmental Authority with jurisdiction over the Company or the Project.

S.             The balance of the reserve required to be maintained by the Company pursuant to the provisions of Section 5.8 equals or exceeds the minimum levels required to be maintained thereunder.

T.            On and after the date of the Completion Date Installment with respect to the Building, the representations and warranties in the Tax Certificate are or will be true and correct in all material respects.

U.            Except as otherwise required by the Lenders, the Company’s bank accounts and funds have been and will be maintained separately from those of any Developer Entity, have been and will be maintained in the name of the Company and no Developer Entity has been or will be an account party, has made or will make deposits to, or has had or will have the power to make withdrawals from such accounts or funds, except certain members or officers of the co-managers of the Managing Member, and then only in accordance with the terms of the Hotel Management Agreement and the other Operating Documents.

V.            Each of the Company and the Managing Member maintains and will maintain its own separate minutes of its actions.  Each of the Company and the Managing Member maintains and will maintain separate and full records and financial records for itself only, and maintains and will maintain its assets and the Managing Member’s assets in a manner that facilitates their identification and segregation from those of any Developer Entity.

W.           The financial records and accounts of each of the Company and the Managing Member have been and will be prepared and maintained in accordance with generally accepted accounting principles and at all times will be separate and distinct from the financial records and accounts of each Developer Entity.

X.            The Company has conducted and will conduct its own business through the Managing Member or the Hotel Manager, as applicable, and that business has been and will be conducted solely in the name of the Company and in such a way as to not mislead others as to the identity of the Entity with which they are dealing.  In that regard, all written communications by the Company or the Managing Member, including, without limitation, letters, invoices, purchase order and contracts, have been and will be made solely in the name of the Company or the Managing Member, as appropriate.  The Company has described and will always describe itself as a separate legal entity and not as a division or department of any Developer Entity.  The Company has and will have its own stationery, invoices, checks and other business forms, separate from those of any Developer Entity.  The Managing Member has and will have as its only office the registered office of the Company.

Y.            Each of the Company and the Managing Member has paid and will pay its own expenses and liabilities from its own funds.  Invoices and other statements of account from creditors of the Company will be addressed and mailed directly to the Company.  Except for the Lease, the HTC Loan Documents and the Hotel Management Agreement, all of which have been approved by the Members, neither the Company nor the Managing Member has entered into any contract or agreement with any Developer Entity, and will not enter into any further agreements with any Developer Entity except on terms and conditions that are intrinsically fair and reasonable.  The Company shall pay fees and expenses owed to the Hotel Manager only in accordance with the terms of the Hotel Management Agreement, as amended from time to time.

Z.            Except as set forth in the Lease, the Company has not guaranteed, will not guarantee, and has not and will not otherwise become liable for the payment of any obligation of any Developer Entity.  Except for the statutory liability of the Managing Member as the manager member of the Company, the Managing Member has not guaranteed, will not guarantee, and has not and will not otherwise become liable for the payment of any obligation of any Developer Entity. Assets have not been and will not be transferred between the Company and any Developer Entity without reasonably equivalent value or with the intent to hinder, delay or defraud creditors.  Assets have not been and will not be transferred between the Company and any Developer Entity without reasonably equivalent value or with the intent to hinder, delay or defraud creditors.  Except for the HTC Loan and any Project Expense Loans, no loans have been or will be made between the Company and any Developer Entity and no loans have been or will be made between the Hotel Manager and any Developer Entity.  The Company’s existence is and will not be dependent on the Managing Member or any other Developer Entity being its managing member, and the Company’s business could be maintained even if the Managing Member or any other Developer Entity were not its manager.

Section 7.12.          Indemnification

A.            In the event that the Managing Member breaches any of its representations, warranties or covenants contained in Section 7.11 above, the Managing Member shall release, indemnify and hold the Investor Member harmless from and against any and all Adverse Consequences which the Investor Member suffers or incurs, or to which the Investor Member becomes subject, resulting from, arising out of, relating to, in the nature of or caused by such breach.

B.            If any third party shall notify the Investor Member with respect to any matter which may give rise to a claim for indemnification against the Managing Member under this Section 7.12, the Investor Member shall notify the Managing Member (referred to in this Section 7.12 as the “Indemnitor”) thereof promptly; provided, however, that no delay on the part of the Investor Member in notifying the Indemnitor shall relieve the Indemnitor from any liability or obligation hereunder unless (and then solely to the extent) the Indemnitor thereby is damaged.  In the event that the Indemnitor notifies the Investor Member within thirty (30) days after the Investor Member has given notice of the matter that the Indemnitor is assuming the defense thereof, (i) the Indemnitor will defend the Investor Member against the matter with counsel of its choice reasonably satisfactory to the Investor Member, (ii) the Investor Member may retain separate co-counsel at its sole cost and expense (except that the Indemnitor will be responsible for the reasonable fees and expenses of the separate co-counsel to the extent that the Investor Member concludes reasonably that the counsel the Indemnitor has selected has a conflict of interest), (iii) the Indemnitor will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the Consent of the Investor Member, which shall not be unreasonably withheld or delayed, and (iv) the Indemnitor will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Investor Member from all liability with respect thereto, without the Consent of the Investor Member, which shall not be unreasonably withheld or delayed.  In the event that the Indemnitor does not notify the Investor Member within thirty (30) days after the Investor Member has given notice of the matter that the Indemnitor is assuming the defense thereof, however, the Investor Member may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem to be appropriate.

C.            In addition to the foregoing, whether or not the Indemnitor has breached any of its representations, warranties or covenants contained herein, if the Investor Member is made a party to any suit or proceeding by virtue of its being a Member of the Company (other than in connection with an audit by the IRS of the Investor Member’s tax returns), the Indemnitor shall use its best efforts to have the suit or proceeding dismissed, shall assume the defense of such suit or proceeding if it is not dismissed, with counsel of its choice reasonably satisfactory to the Investor Member, shall pay all costs associated therewith and shall indemnify and hold the Investor Member harmless from and against any and all Adverse Consequences which the

Investor Member suffers or incurs, or to which the Investor Member becomes subject, resulting from, arising out of, relating to or caused by such action against the Investor Member.

SECTION 8:  MATERIAL DEFAULT

Section 8.1.            General

If a Material Default occurs and is continuing, the following provisions shall apply.

Section 8.2.            Cure Rights and Penalties

A.            In the event that a Material Default occurs, the Managing Member shall use reasonable commercial efforts to cure such Default.  The Managing Member shall have thirty (30) days from the date of the default (or from the date of notice of default in the event notice is given) to cure the Material Default; provided, however, that if a Material Default, other than a monetary default, cannot be reasonably cured within thirty (30) days, it shall be sufficient if the Managing Member commences the cure within thirty (30) days and proceeds to cure diligently thereafter, provided that the cure is completed within ninety (90) days, or such lesser period as is required to cure the Material Default, after receipt of the notice to cure.  Provided that the Managing Member provides the Investor Member the information and documentation required by Section 9.1, the Investor Member shall notify the Managing Member if the Investor Member believes there exists a Material Default.  In such case, the cure periods described in the preceding sentence shall apply beginning with the date the Managing Member receives notice from the Investor Member.  If the Managing Member fails to cure within the specified time period, the following penalties shall apply.

B.            In the event the Managing Member fails to cure a Material Default within the time periods set forth in Section 8.2A, the Investor Member shall have the right, but not the obligation, to require the Managing Member to purchase the Interest of the Investor Member in the Company for a price equal to the sum of (i) the Put Price described in the Purchase Option, (ii) any Recapture Adjustment Amount due the Investor Member pursuant to Section 5.3G as a result of the purchase of the Investor Member’s Interest, plus (iii) Five Hundred Thousand Dollars ($500,000).  The Investor Member shall provide the Managing Member with written notice that it intends to exercise its put right hereunder, and such payment shall be made to the Investor Member within ten (10) Business Days of the receipt of such notice by the Managing Member.  Upon receipt of the full amount due under this paragraph, the Investor Member shall withdraw form the Company and cease to be a Member of the Company.  Should the Investor Member elect not to have its Interest purchased upon the occurrence of a Material Default that is not timely cured, the Investor Member shall continue as the Investor Member of the Company with all rights granted to it under this Agreement.

SECTION 9:  BOOKS AND REPORTING, ACCOUNTING, TAX ELECTIONS, ETC.

Section 9.1.            Books and Reporting

A.            The Managing Member shall maintain or cause to be maintained for the term of the Company a complete and accurate set of books and supporting documentation of transactions with respect to the conduct of the Company’s business.  The books of the Company shall be kept on the accrual basis and shall at all times be maintained at the principal office of the Company.  Each Member and its duly authorized representatives shall have the right to examine the books of the Company and all other records and information concerning the operation of the Property from time to time without prior notice during regular business hours provided that such examination shall not unreasonably disrupt or interfere with the Company’s business or operations and the costs of such examination shall be borne by the examining Member.

B.            The books of the Company shall be examined in accordance with generally accepted auditing standards annually as of the end of each Fiscal Year of the Company by the Accountants.  The Managing Member shall determine and prepare a balance sheet as of the end of each such Fiscal Year and statements of income, members’ equity and changes in financial position for such Fiscal Year.  Such balance sheet and statements shall be accompanied by the opinion of the Accountants that such balance sheet and statements have been prepared in accordance with GAAP and the Uniform System of Accounts applied consistently with prior periods, identifying any matters to which the Accountants take exception and stating, to the extent practicable, the effect of each such exception on such financial statements.  As a note to such financial statements, the Managing Member shall prepare (or shall cause to have prepared) a schedule of all loans to the Company, setting forth the section of this Agreement under which such debt was incurred and the purpose for which such loan was applied by the Company and such schedule will be reviewed by the Accountants.  Such schedule shall demonstrate that loans have been made, used, carried on the books of the Company (and repaid, if applicable) in accordance with the provisions of this Agreement.  The Managing Member shall, promptly upon receipt of such balance sheet and statements and in any event within one hundred twenty (120) days after the end of each Fiscal Year, transmit to the Investor Member a copy thereof.

C.            The Accountants also shall review and sign the federal and state income tax returns of the Company.  Subject to the provisions of the last sentence of Section 9.1B, the Managing Member or its designee shall complete the books of the Company in such time as will allow the Accountants to complete such tax returns within one hundred twenty (120) days after the end of such Fiscal Year.  The Managing Member shall cause such tax returns to be filed within such time periods and shall immediately upon the filing thereof transmit to the Investor Member a copy of the complete federal Company tax return (i.e., Form 1065 and all accompanying schedules, including Schedule K-1) and all state income tax returns.  If the Managing Member fails to complete such tax returns and to transmit such tax returns and Schedule K-l to the Investor Member within one hundred twenty (120) days after the end of such Fiscal Year, the Managing Member shall be subject to a penalty of $200 for each day such tax returns and Schedule K-l are delayed beyond such 120-day period, which penalty shall be paid to the Investor Member within 10 days following the delivery of such returns and Schedule K-l; provided, however, such penalty shall be waived if the delay is solely caused by the Accountants.  Unless and until such tax returns and Schedule K-1 are delivered to the

Investor Member, the Managing Member and its Affiliates other than the Hotel Manager shall not be entitled to receive any Distributions or fees to which they may otherwise be entitled under Section 6 hereof, and the Investor Member shall not be required to pay any additional Installment of its Capital Contribution.  Such Distributions and payments of fees and the obligation of the Investor Member to pay any additional Installment of its Capital Contribution shall be restored and allowed only upon the delivery to the Investor Member of such tax returns and Schedule K-l and the payment of the $200 per day penalty described above and any interest or penalties imposed on the Investor Member by the IRS or any other taxing authority as a result of the Managing Member’s failure to deliver such tax returns and Schedule K-l in a timely fashion.  In the event that any such items will not be delivered within the time limits set forth herein, the Managing Member shall immediately notify the Investor Member, and shall furnish it with copies of any extensions relating thereto.

D.            The reports and estimates described in this Section 9.1 shall clearly indicate the methods under which they were prepared and shall be made at the expense of the Company.

E.             If the Managing Member fails to complete such tax returns and submit such Schedule K-1 on a timely basis, the Investor Member may select a firm of accountants who shall prepare such returns and Schedule K-1.  The Managing Member shall immediately furnish all necessary documentation and other information so as to prepare such tax returns and such Forms K-1 to such accountants.  Such firm of accountants shall be paid out of Company funds or, if and to the extent that no Company funds are available therefor, by the Managing Member.

F.             Annual pro forma operating and capital budgets shall be prepared by the Managing Member and furnished to the Investor Member within ninety (90) days after the beginning of each Fiscal Year.  In addition, the Managing Member shall furnish to the Investor Member copies of all operating budgets, capital budgets, monthly or other periodic reports, and financial statements required to be delivered to the Company by the Hotel Manager from time to time pursuant to the provisions of the Hotel Management Agreement.  Without limiting the generality of the foregoing, the Managing Member shall furnish, at the time of the delivery of its annual operating budget, projections of income, expenses and Cash Flow for the period covered by such budget.  Such projections shall be consistent with the information prepared by the Hotel Manager and with the standards set forth in the Uniform System of Accounts and shall include projections of average daily room rates and occupancy levels.  The capital budget furnished by the Managing Member shall contain similar information prepared in a similar manner for all capital expenditures as well as expenses for FF&E.  The Managing Member also shall prepare and furnish to the Investor Member an estimate of the Profits and Losses of the Company for federal tax purposes for the current Fiscal Year not later than September 30 of each year.

G.            The Managing Member shall send to the Investor Member no later than 45 days following the close of each calendar quarter a financial report providing the following information (which need not be audited): (i) a balance sheet as at the end of such quarter; (ii) a statement of income for such quarter; (iii) a quarterly financial summary in the form of Exhibit E; and (iv) a report of the significant activities of the Company during the fiscal quarter.

H.            The Managing Member may from time to time change the Accountants for the Company to another firm of certified independent accountants; provided, however, that unless both (i) the proposed new Accountants are a firm of nationally recognized standing with substantial experience with projects eligible for the Historic Tax Credit, and (ii) prior to any such change the Managing Member shall have delivered to the Investor Member a certificate to the effect that such change has not been necessitated by any dispute over Company accounting practices and procedures, such change in Accountants shall require the Consent of the Investor Member. Notwithstanding the foregoing, the Investor Member hereby agrees that following the last Fiscal Year in which the Company receives Historic Tax Credits, the Managing Member may engage David Berdon & Co. LLP of New York, NY as the Company’s Accountants.

Section 9.2.            Bank Accounts

The bank accounts of the Company shall be maintained in such banking institutions authorized to do business in the State or, subject to any Requisite Approvals, such other states as the Managing Member shall determine, and withdrawals shall be made on such signature or signatures as the Managing Member shall determine.  The Company’s funds shall not be commingled with the funds of any other Person and shall not be used except for the business of the Company.  All deposits (including security deposits and other funds required by any Lender to be placed in escrow and other funds not needed in the operation of the Company’s business) shall be deposited, to the extent permitted under the Project Documents, in interest-bearing accounts or invested in obligations of or guaranteed by the United States, any state thereof, or any agency, municipality or other political subdivision of any of the foregoing, commercial paper (investment grade), certificates of deposit and time deposits in commercial banks with capital in excess of $50,000,000 and in mutual (money market) funds investing in any or all of the foregoing; provided, however, that any funds required to be placed in escrow by the Lender shall be controlled by such Lender and the Managing Member shall not be permitted to make any withdrawal from the funds without the express written consent of the Lender to the extent required.

Section 9.3.            Tax Elections

Subject to the provisions of Section 9.4 hereof and to the provisions of the HTC Loan Agreement, all elections required or permitted to be made by the Company under the Code shall be made by the Managing Member in such manner as it determines to be most advantageous to the Investor Member.  The Managing Member may consult with the Accountants in making such determination.

Section 9.4.            Special Adjustments

A.            In the event of a Transfer of all or any part of the Interest of any Member, the Company shall elect, if requested to do so by any Member, pursuant to Section 754 of the Code (or corresponding provisions of succeeding law) to adjust the basis of Company assets.  Any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Member.  Each Member will furnish the Company with all information necessary to give effect to such election.

B.            If, as a result of an adjustment made by the IRS and accepted by the Company, any item shall be capitalized, then the depreciation or cost recovery for the amount so capitalized shall be appropriately allocated, as determined by the Accountants, to those Members affected by the adjustment.

Section 9.5.            Fiscal Year

The Fiscal Year of the Company shall be the calendar year, or such other year as may be required by the Code.

SECTION 10:  WITHDRAWAL OF MANAGING MEMBER;
NEW MANAGING MEMBER

Section 10.1.          Voluntary Withdrawal

A.            The Managing Member shall not have the right to withdraw voluntarily from the Company or otherwise to Transfer all or a portion of its Interest without the Consent of the Investor Member and the receipt of all Requisite Approvals.

B.            Notwithstanding the foregoing, the Managing Member may at any time propose to the Investor Member a Person to serve as his or its successor.  If the Consent of the Investor Member is obtained, and all Requisite Approvals are obtained to such withdrawal and the admission of such successor, all Members hereby agree that this Agreement and the Articles shall be appropriately amended to effect such withdrawal and admission.

C.            Further notwithstanding the foregoing, the Managing Member may Transfer its Interest without the Consent of the Investor Member provided that the Guaranty Agreements shall remain in effect following such Transfer.

Section 10.2.          Continuation

In the event of the occurrence of a Terminating Event with respect to the Managing Member, the business of the Company shall be continued unless, within ninety (90) days following such Terminating Event, the remaining Members of the Company affirmatively elect to dissolve the Company and discontinue its business and operations.

Section 10.3.          Successor Managing Member

A.            Upon the occurrence of any Terminating Event referred to in Section 10.2, the remaining Members may (but are not required to) designate a Person to become a successor Managing Member to the Managing Member as to whom such event shall have occurred.  Any Person so designated, subject to the Consent of the Investor Member (and, if required by the Act or any other applicable law, the consent of any other Member so required), shall become a successor Managing Member upon its written agreement to be bound by the Operating Documents and by the provisions of this Agreement.

B.            If any Terminating Event referred to in Section 10.2 shall occur at a time when there is no remaining Managing Member and no successor becomes a successor Managing Member pursuant to the preceding provisions of this Section 10.3 or the remaining Managing Members do not elect to continue the business of the Company pursuant to Section 10.2, then the Investor Member shall have the right to designate a Person to become a successor Managing Member upon his or its written agreement to be bound by the Operating Documents and by the provisions of this Agreement.

C.            If the Investor Member elects to admit a successor Managing Member pursuant to the provisions of this Section 10.3, the relationship of the parties in the Company shall continue to be governed by the provisions of this Agreement.

Section 10.4.          Interest of Predecessor Managing Member

A.            Except as provided in Section 10.3, no assignee or transferee of all or any part of the Interest of the Managing Member shall have any automatic right to become the Managing Member.  Upon the designation of a successor Managing Member (if any) pursuant to Section 10.3 (but not a removal of the Managing Member and designation of a successor pursuant to the terms of Section 8), such successor Managing Member shall have the obligation to acquire the predecessor Managing Member’s Interest by paying to such Managing Member or its representatives the fair market value of such Interest (provided that if the predecessor Managing Member is in violation of any of the covenants or undertakings contained in this Agreement, or has violated any representation or warranty contained herein, the designated successor Managing Member may pay such amount into escrow until such violation has been corrected).

B.            If no successor Managing Member is designated or if the designated successor Managing Member of the predecessor Managing Member does not desire to purchase the Interest of the predecessor Managing Member, such Interest of the predecessor Managing Member shall be deemed to be that of a Special Class Member, and the holder thereof shall be entitled only to such rights as the assignee of an Interest may have as such under the provisions of Section 11.4 hereof, the Act and other applicable laws of the State.

C.            Anything herein contained to the contrary notwithstanding, if the Managing Member withdraws voluntarily in violation of the provisions of Section 10.1, it shall remain liable for all of its obligations under this Agreement, for its obligations under the Project Documents, for all its other obligations and liabilities hereunder incurred or accrued prior to the date of its withdrawal and for any loss or damage which the Company or any of its Members may incur as a result of such withdrawal, except for any loss or damage attributable to the activities of the remaining and/or successor Managing Members subsequent to such withdrawal.

Section 10.5.          Designation of New Managing Members

A.            The Managing Member may, with the written consent of all Members, and any Requisite Approvals, at any time designate one or more new Managing Members with such Interest(s) as the Managing Member may specify.

B.            Any new Managing Member shall, as a condition of receiving any interest in the Company or Company Property, agree to comply with the terms of the Operating Documents and by the provisions of this Agreement to the same extent and on the same terms as any other Managing Member.

Section 10.6.          Amendment of Articles; Approval of Certain Events

A.            Upon the admission of a new Managing Member, pursuant to the preceding provisions of this Section 10, the Schedule shall be amended to reflect such admission and an amendment to the Articles, also reflecting such admission, shall be filed in the manner and to the extent required by the Act.

B.            Each Member hereby consents to and authorizes any admission or substitution of a Managing Member or any other transaction, including, without limitation, the continuation of the Company business, which has been authorized by the requisite percentage of Members under the provisions of this Agreement, subject to the provisions of Section 10.7, and hereby ratifies and confirms each amendment of this Agreement and/or the Articles necessary or appropriate to give effect to any such transaction.

Section 10.7.          Admission of a Managing Member

Notwithstanding any other provisions of this Agreement, no Person shall be admitted as an additional or successor Managing Member without the written approval of all Members, such approval not to be unreasonably withheld or delayed.

SECTION 11:  TRANSFER OF INTERESTS

Section 11.1.          Right To Assign

A.            The Investor Member may not Transfer its Interest, or enter into any agreement as a result of which any Person shall become interested with it in the Company, without the consent of the Managing Member, which consent may be given or withheld in its sole discretion.

B.            Notwithstanding the provisions of Section 11.1A above, the Investor Member shall have the right, at any time or from time to time, to Transfer its Interest to any of its Affiliates without the consent of any other Member, provided, however, that in the event of a Transfer by the Investor Member of its Interest prior to the payment of all amounts due under the Investor Note, the Investor Member shall remain liable on the Investor Note at all times until fully paid.

Section 11.2.          Restrictions

A.            No Transfer of the Interest of any Person shall be made if such Transfer would violate the provisions of Section 13.1.

B.            In no event shall all or any part of an Interest be Transferred to a minor or to an incompetent.

C.            The Managing Member may require, as a condition to any Transfer of an Interest, that the assignor or assignee (i) assume all costs incurred by the Company in connection therewith, and (ii) furnish it with an opinion of counsel satisfactory to counsel to the Company that such Transfer complies with applicable federal and state securities laws.

D.            Any Transfer in contravention of any of the provisions of Section 11.1 or this Section 11.2 shall be void and ineffectual and shall not bind, or be recognized by, the Company.

Section 11.3.          Substitute Members

A.            In the event of a Transfer permitted under the provisions of Section 11.1 above, the Investor Member shall have the right to substitute the Assignee as a Member (a “Substitute Member”) in its place without the consent of any other Member.  In all other cases, the consent of the Managing Member shall be required for substitution of an Assignee of the Investor Member as a Member.  Any Substitute Member shall, as a condition of receiving any interest in the Company, agree to be bound (to the same extent as its assignor was bound) by the Operating Documents and by the provisions of this Agreement including, without limitation, the obligation to make all payments required to be made under the Investor Note as and when the same are due.

B.            Upon the admission of a Substitute Member, the Schedule shall be amended to reflect the name, address and Percentage Interest of such Substitute Member and to eliminate the name, address and Percentage Interest of its assignor, and an amendment to the Articles reflecting such admission shall be filed, if required by the Act, in accordance with the applicable provisions of the Act.  Each Substitute Member shall execute such instrument or instruments as shall be required by the Managing Member to signify such Substitute Member’s agreement to be bound by all the provisions of this Agreement.

Section 11.4.          Assignees

A.            In the event of the death or incapacity of any Member who is a natural person, his legal representatives shall have such rights as are afforded them by the Act.  The death of a Member shall not dissolve the Company.

B.            An Assignee of a Member who does not become a Substitute Member in accordance with Section 11.3 shall, if such assignment is in compliance with the terms of this Agreement, have the right to receive the same share of Profits, Losses, Tax Credits and Distributions of the Company to which the assigning Member would have been entitled if no such assignment had been made by such Member but, except as otherwise required under the Act, shall have no other rights granted to the Members under this Agreement.

C.            Except as otherwise provided in Section 11.1, any Member who shall assign all of its Interest shall cease to be a Member of the Company, and shall no longer have any rights or privileges or obligations of a Member except that, unless and until the Assignee of such Member is admitted to the Company as a Substitute Member in accordance with Section 11.3, said assigning Member shall retain the statutory rights and be subject to the statutory obligations of an assignor member under the Act as well as the obligation to make the Capital Contributions attributable to the Interest in question, if any portion thereof remains unpaid.

D.            In the event of any assignment of an Interest, there shall be filed with the Company a duly executed and acknowledged counterpart of the instrument making such assignment; such instrument must evidence the written acceptance of the Assignee to all the terms and provisions of this Agreement; and if such an instrument is not so filed, the Company need not recognize any such assignment for any purpose.

E.             An Assignee of an Interest who does not become a Substitute Member as provided in Section 11.3 and who desires to make a further assignment of its Interest shall be subject to the provisions of this Section 11 to the same extent and in the same manner as any Member desiring to make an assignment of its Interest.

SECTION 12:  MANAGEMENT OF PROJECT

The Managing Member has caused the Company as the assuming party to enter into an assignment and assumption agreement with respect to the Hotel Management Agreement.  Notwithstanding anything to the contrary contained herein, the Managing Member is authorized to execute amendments to the Hotel Management Agreement from time to time on behalf of the Company to authorize the Company to pay franchise fees, reservation fees and other commercially reasonable compensation for the services provided by the Hotel Manager or its affiliates.

SECTION 13:  GENERAL PROVISIONS

Section 13.1.          Restrictions on Transfer

A.            No Transfer of any Interest may be made except in compliance with the Regulations.  The Managing Member may require as a condition of any Transfer of such Interest that the transferor furnish an opinion of counsel reasonably satisfactory to the Managing Member that the proposed transfer will comply with applicable federal and state securities laws.

B.            Any Transfer in contravention of any of the provisions of this Section 13.1 shall be void and ineffective, and shall not bind or be recognized by the Company.

Section 13.2.          Notices

Except as otherwise specifically provided herein, all notices, demands or other communications hereunder shall be in writing and shall be deemed to have been given when the same are (i) deposited in the United States mail and sent by certified or registered mail, postage prepaid, (ii) delivered to a nationally recognized overnight delivery service, (iii) sent by telecopier or other facsimile transmission, answerback requested, or (iv) delivered personally, in each case, to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Company:

(a)           If to the Company, at the principal office of the Company set forth in Section 2.

(b)           If to a Member, at its address set forth in the Schedule, with copies to William F.  Machen, Esq., Holland & Knight LLP, One Beacon Street, 32nd Floor, Boston, MA 02108 and Neil L. Rock, Esq., Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036.

Section 13.3.          Word Meanings

The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.  The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Any references to “Sections” or “Articles” are to Sections or Articles of this Agreement, unless reference is expressly made to a different document.

Section 13.4.          Binding Provisions

The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors and assignees of the respective parties hereto, except in each case as expressly provided to the contrary in this Agreement.

Section 13.5.          Applicable Law

This Agreement shall be construed and enforced in accordance with the internal laws of the State.

Section 13.6.          Counterparts

This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the original or the same counterpart.

Section 13.7.          Paragraph Titles

Paragraph titles and any table of contents herein are for descriptive purposes only, and shall not control or alter the meaning of this Agreement as set forth in the text.

Section 13.8.          Separability of Provisions; Rights and Remedies

A.            Each provision of this Agreement shall be considered separable and (a) if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, or (b) if for any reason any provision or provisions herein would cause the Members to be bound by the obligations of the Company under the laws of the State as the same may now or hereafter exist, such provision or provisions shall be deemed void and of no effect.

B.            Each of the parties hereto irrevocably waives during the term of the Company (including any periods during which the business of the Company is required to be continued under Section 10) any right that such party may have to maintain any action for partition with respect to the property of the Company.

C.            Unless otherwise specifically provided herein, the rights and remedies of any of the parties hereunder shall not be mutually exclusive, and the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof.  Each of the parties confirms that damages at law may be an inadequate remedy for breach or threat of breach of any provisions hereof.  The respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other parties for a breach or threat of breach of any provision hereof, it being the intention by this paragraph to make clear that under this Agreement the respective rights and obligations of the Members shall be enforceable in equity as well as at law or otherwise.

D.            To the extent permitted by law, each Member hereby irrevocably:

(i)            consents to any suit, action, or proceeding with respect to this Agreement being, if brought by the Investor Member, brought in any court of competent jurisdiction located in the State of New York, as the Investor Member may elect and, if brought by the Managing Member, brought in any court of competent jurisdiction located in the State of California, as the Managing Member may elect;

(ii)           waives any objection that it may have now or hereafter to the venue of any such suit, action or proceeding in any such court and any claim that any of the foregoing have been brought in any inconvenient forum;

(iii)          (a) acknowledges the competence of any such court, (b) submits to the jurisdiction of any such court in any such suit, action or proceeding, and (c) agrees that the final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon it and may be enforced in any court to the jurisdiction of which it is or may be subject by a suit upon such judgment, a certified copy of which shall be conclusive evidence of its liability;

(iv)          submits to the nonexclusive jurisdiction of the state and federal courts in San Francisco, California, in the case of the Investor Member, and in New York, New York, in the case of the Managing Member, and agrees that service of process in any suit, action or proceeding brought in any such court may be made at its address set forth in Section 13.2, or such other address designated by it pursuant to the terms of Section 13.2; and

(v)           waives all claims of error by reason of any service effected in accordance with the provisions of subparagraph (iv) above and agrees that such service shall in every respect effect service upon it in any suit, action or proceeding and shall be taken and held to be valid personal service upon or personal delivery to it, to the fullest extent permitted by law.

Section 13.9.          Effective Date of Admission

Subject to the provisions of Section 6.5J, the Investor Member shall be deemed to have been admitted as of the first day of the calendar month in which the Admission Date occurs, for all purposes of this Agreement, including the allocation of Profits and Losses under Section 6 hereof.

Section 13.10.        Amendment Procedure

This Agreement may be amended by the Managing Member with the Consent of the Investor Member.

Section 13.11.        Consent of Members; Meetings

A.            Each Member, by signing this Agreement, has signified its consent to the specific consent provisions set forth herein.  However, whenever the applicable laws of the State require a higher percentage of consent than those specified in this Agreement, and if the consent evidenced by the signing of this Agreement is insufficient under the laws of the State to satisfy such requirement, such higher percentage of consent shall be obtained.

B.            A meeting of the Members may be called at any time by the Managing Member or by those Members holding at least a majority of the Percentage Interests of the Members.  Meetings of Members shall be held at the Company’s principal place of business or at any other place in New York, New York, designated by the Person calling the meeting.  Not less than (10) or more than ninety (90) days before each meeting, the Person calling the meeting shall give written notice of the meeting to each Member entitled to vote at the meeting.  The notice shall state the time, place, and purpose of the meeting.  Notwithstanding the foregoing provisions, each Member who is entitled to notice waives notice if before or after the meeting the Member signs a waiver of the notice which is filed with the records of Member’s meetings, or is present at the meeting in person or by proxy.  Unless this Agreement provides otherwise, at a meeting of Members, the presence in person or by proxy of Members holding not less than a majority of the Percentage Interests of the Members shall constitute a quorum.  A Member may vote either in person or by written proxy signed by the Member or by the Member’s duly authorized attorney-in-fact.

C.            Except as otherwise provided in this Agreement, the affirmative vote of Members holding at least a majority of the Percentage Interests of the Members shall be required to approve any matter coming before the Members but no action may be taken without the approval of the Managing Member.

D.            In lieu of holding a meeting, the Members may vote or otherwise take action by a written instrument indicating the consent of Members holding all of the Percentage Interests of the Members.

Section 13.12.        Indemnification by Investor Member

In the event that the Investor Member breaches any of its representations, warranties or covenants contained in this Agreement, the Investor Member shall release, indemnify and hold the Managing Member harmless from and against any and all Adverse Consequences which the Managing Member suffers or incurs, or to which the Managing Member becomes subject, resulting from, arising out of, relating to, in the nature or caused by such breach.  In the event of any claim for indemnification by the Managing Member, procedures described in Section 7.12B shall apply.

IN WITNESS WHEREOF, each of the Members has executed this Agreement as of the date first written above.

MANAGING MEMBER:	HUDSON MANAGING MEMBER LLC, a
Delaware limited liability company

	By:	/s/
	Its:	AUTHORIZED SIGNATORY

INVESTOR MEMBER:	CHEVRON TCI, INC., a California corporation

	By:	/s/ JOHN H. MEDINGER
	Its:	JOHN H. MEDINGER
VICE PRESIDENT AND DIRECTOR
CHEVRON TCI, INC.

SCHEDULE A

HUDSON MANAGING MEMBER LLC

		Percentage
Names and Addresses of Members		Interest	Capital Contribution

HUDSON MANAGING MEMBER LLC		0.1%	$1,000
c/o Ian Schrager Hotels
475 Tenth Avenue
11th Floor
New York, NY 10018
Attention: Ian Schrager
Telephone Number:	(212) 277-4200
Facsimile Number:	(212) 277-4201

Chevron TCI, Inc.		99.9%	$8,810,375*
575 Market Street
San Francisco, CA 94105
Attn: John H. Medinger
Telephone Number:	(415) 894-1336
Facsimile Number:	(415) 894-0281

TOTAL:		100%	$8,811,375

* To be paid in installments as described in Section 5.

Exhibit A

Investor Note

Exhibit B

Investor Security Agreement

2

Exhibit C

MANAGING MEMBER PAYMENT CERTIFICATE

Certificate, dated as of                   , 200   (this “Certificate”), of HUDSON MANAGING MEMBER LLC, a Delaware limited liability company (the “Managing Member”).

This Certificate is delivered pursuant to the provisions of Section 5.2 of the Operating Agreement, dated as of August 28, 2000 (the “Operating Agreement”) of Hudson Leaseco LLC, a New York limited liability company (the “Company”).

The undersigned hereby certifies that:

(i)                                     The Managing Member has satisfied and continues to satisfy all of its material obligations under the Operating Agreement.

(ii)                                  The covenants, representations and warranties set forth in Section 7.11 of the Operating Agreement are true and correct as of the date hereof.

(iii)                               The Company is not in material default under any of the Operating Documents or any other material obligation of the Company.

(iv)                              The Managing Member has delivered to the Investor Member copies of the Company’s federal and state tax returns for the most recently ended Fiscal Year.

(v)                                 The Completion Date (as defined in the Operating Agreement) has occurred.

(vi)                              The covenants, representations and warranties set forth in the Tax Certificate issued by the Managing Member to Chevron TCI, Inc. and dated as of                , 200   are correct as of the date hereof.

(vii)                           Attached hereto is the original Loan Advance Certificate received from the Developer pursuant to the provisions of Section 3(d) of the HTC Loan Agreement (if required in connection with the Installment requested herewith).

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed as of the day and year set forth above.

HUDSON MANAGING MEMBER LLC, a
Delaware limited liability company

By:
Its:

8.             No one other than the Members has claimed or will claim any Historic Tax Credits with respect to the qualified rehabilitation expenditures incurred by the Developer.

9.             The Building was placed in service at least once by a prior owner before the beginning of its rehabilitation by the Developer.

10.           The Building was first placed in service prior to 1936.

11.           The Building is not listed individually nor is it located in an historic district that is listed in the National Register of Historic Places maintained by the Department of Interior pursuant to the National Historic Preservation Act of 1966.

12.           In the case of the Building, in the rehabilitation process, (I) 50 percent or more of the existing external walls of the Building will be retained in place as external walls, (II) 75 percent or more of the existing external walls of the Building will be retained in place as internal or external walls, and (III) 75 percent or more of the existing internal structural framework of the Building will be retained in place within the meaning of Section 47(c)(1)(A)(iii) of the Code.

13.           The rehabilitation expenditures that form the basis for the Historic Tax Credit of the Building do not include (i) any expenditure with respect which a method other than the straight-line method of depreciation over a recovery period determined under Section 168(c) or (g) of the Code (as modified by Section 251(d)(4) of the Tax Reform Act of 1986) will be used, (ii) the cost of acquiring the Building, or (iii) the cost of any enlargement of the Building, excluding any increase in floor space resulting solely from interior remodeling or (iii) any expenditure with respect to any room in the Building that is being used as a dwelling unit rather than a hotel room as of the Completion Date.

14.           No portion of the Building is, or will be, tax-exempt use property (within the meaning of Section 168(h) of the Code).

15.           The Building is not property used predominantly to furnish lodging within the meaning of Section 50(b)(2) of the Code.

16.           The undersigned believes that the rent payable under the Lease is commercially reasonable in view of the nature and character of the Project and market conditions in the geographic area in which the Project is located.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the          day of                       ,      .

MANAGING MEMBER:	HUDSON MANAGING MEMBER LLC, a
Delaware limited liability company

By:
Its:

2

Exhibit D

TAX CERTIFICATE

Reference is hereby made to the Operating Agreement dated as of August 28, 2000 (the “Operating Agreement”), of Hudson Leaseco LLC, a New York limited liability company (the “Company”).

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Operating Agreement.

In order to induce Chevron TCI, Inc. (“Chevron”) to contribute capital as the Investor Member of the Company, the undersigned, who is the Managing Member of the Company, hereby certifies as follows:

1.             The Company has not elected, and will not in the future elect, to be treated as a corporation for federal tax purposes.

2.             The Building has been and will be financed, rehabilitated, and used substantially in the manner described in the Projections, it being noted that any refinancing will be subject to market conditions at the time of such refinancing and that no certification as to the result of operations or the final cost of development is intended to be made hereby.

3.             The assumptions as to rehabilitation costs for each taxable year shown in the Projections correspond, or can reasonably be expected to correspond, in all material respects, to the actual work that has been or will be completed within that taxable year.

4.             The assumptions in the Projections as to the annual revenues and expenditures of the Company for each taxable year shown in the Projections were reasonable assumptions at the time the Projections were prepared.

5.             The qualified rehabilitation expenditures (within the meaning of section 47(c)(2) of the Code) incurred during the 24-month period ending on the Credit Commencement Date (the “Measuring Period”) exceed the greater of (i) $5,000 or (ii) the adjusted basis (within the meaning of Section 47(c)(1)(C)(i) of the Code) of the Building and its structural components as of the first day of the Measuring Period.

6.             Substantially all of the expenditures included in the calculation of qualified rehabilitation expenditures shown in the Projections for the Building are properly chargeable to a capital account for commercial real property (or an addition or improvement thereto) for which depreciation is allowable under Section 168 of the Code.

7.             The Developer did not use for personal or business purposes or place in service any portion of the Building on or prior to the Admission Date [except                       ]. As of the Admission Date, the Building was not in a condition or state of readiness for its operation or occupancy as a hotel.  Without limiting the generality of the foregoing, as of the Admission Date, (i) the Completion Date had not occurred, and (ii) the Building had not received nor was it in a position to receive a certificate of occupancy permitting its use and operation for its intended purpose. [describe exceptions]

QUARTERLY CASH FLOW REPORT

Year
(000’s)	1Q	2Q	3Q	4Q

1. Cash On Hand (Include Reserve Balances) – Beginning

2. Cash Flow From Operations (Excl. Loan & MM Pymts)

3. Loan payments made by the Company
Unrelated Lenders:
Managing Member Operating Deficit:

4. Payments to the Managing Member and Affiliates
Incentive Management Fee
Other (Please Describe)
1.
2.
3.
4.

5. Company borrowing during the quarter
Unrelated Third Party Loans
Managing Member or Related Party Loans:

6. Other Cash Receipts (Please Describe)
1.
2.

7. Other Cash Disbursements (Please Describe)
1.
2.

8. Cash Distribution to Managing Member

9. Cash Distribution to Investor Member

10. Cash On Hand (include reserve balances) – Ending

Exhibit E

QUARTERLY FINANCIAL SUMMARY DETAIL

Company Name:        Hudson Leaseco LLC

Quarterly Report:         1st           2nd            3rd           4th

Date:

1.                                       What was the average number of vacant rooms during the quarter?

2.                                       How many of the vacant rooms were unrentable? What was the cause?

3.                                       What, if any, change has occurred to average room rates during the quarter?

4.                                       Were quarterly expenses in line with the operating budget? If “no”, please describe.

5.                                       Were any unbudgeted capital improvements made during the quarter? If “yes” what was the improvement, how much was spent, and how was it funded?

6.                                       Is the company current with respect to its obligations under the Lease and the Hotel Management Agreement? If “no” please explain.

7.                                       Is the company current on all other obligations (e.g., real estate taxes, trade payables, etc.)?  If “no” please explain.

8.                                       Is the company currently in full compliance with all applicable requirements of the Code relating to the Historic Tax Credit?

YES           NO

If no, please explain.

9.                                       Has any commercial tenant defaulted under its lease?

YES           NO

If yes, please explain.

10.                                 Has any commercial lease terminated?

YES           NO

If yes, please explain.

QUARTERLY CASH FLOW REPORT

INSTRUCTIONS

The following describes the information requested by the cash flow report.

1.                                       The cash balance at the beginning of the quarter.  This balance should be equal to the prior quarter’s ending balance and includes all restricted and unrestricted cash.

2.                                       Cash flow from operations is the difference between the quarterly income and cash operating expenses. For purposes of this report please exclude interest payments as well as any payments made to the Managing Member and its affiliates from cash operating expense (these items will be included below).

3.                                       Loan Payments include both principal and interest paid during the quarter. A distinction is made between payments to the Managing Member and unrelated lenders.

4.                                       List all payments made to the Managing Member during the quarter.

5.                                       Company borrowings should include all amounts borrowed by the Company during the quarter. This category should only include new loans or increases to existing loans.

6.                                       Other cash receipts includes any cash that came into the Company during the quarter that was not either from cash flow or a loan (if any).

7.                                       Other cash disbursements are any payments that are not associated with operating expense (e.g., capital improvements).

8.                                       Cash distributions to the Managing Member during the quarter.

9.                                       Cash distributions to the Investor Member during the quarter.

10.                                 Cash On Hand - Ending is the cash balance at the end of the quarter (restricted and unrestricted).

Exhibit F

HTC Loan Agreement

Exhibit G

Projections

Exhibit H

USE OF PROCEEDS OF CAPITAL CONTRIBUTIONS

I.                                         FIRST INSTALLMENT ($1,000,000 plus fees payable to Accountants and Special Counsel)

•                    $1,000,000 for Company expenses, reserves and pre-opening expenses

II.                                     SECOND INSTALLMENT  ($6,310,736)

•                    $5,500,000 – advance of HTC Loan

•                    $810,736 – Company reserves and pre-opening expenses

III.                                 THIRD INSTALLMENT  ($1,499,639)

•                    $1,000,000 – advance of HTC Loan

•                    $499,639 – Company reserves and pre-opening expenses

Exhibit I

LITIGATION

None.

Exhibit J

TITLE REPORT

AMERICAN LAND TITLE ASSOCIATION

LOAN POLICY (10-17-92)

WTTH NEW YORK COVERAGE

ENDORSEMENT APPENDED

33   0105   107   00003552

CHICAGO   TITLE   INSURANCE   COMPANY

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B AND THE CONDITIONS AND STIPULATIONS, CHICAGO TITLE INSURANCE COMPANY, a Missouri corporation, herein called the Company, insures, as of Date of Policy shown in Schedule A, against loss or damage, not exceeding the Amount of Insurance stated in Schedule A, sustained or incurred by the insured by reason of:

1.               Title to the estate or interest described in Schedule A being vested other than as stated therein;

2.               Any defect in or lien or encumbrance on the title;

3.               Unmarketability of the title;

4.               Lack of a right of access to and from the land;

5.               The invalidity or unenforceability of the lien of the insured mortgage upon the title;

6.               The priority of any lien or encumbrance over the lien of the insured mortgage;

7.               Lack of priority of the lien of the insured mortgage over any statutory lien for services, labor or material:

(a)          arising from an improvement or work related to the land which is contracted for or commenced prior to Date of Policy; or

(b)         arising from an improvement or work related to the land which is contracted for or commenced subsequent to Date of Policy and which is financed in whole or in part by proceeds of the indebtedness secured by the insured mortgage which at Date of Policy the insured has advanced or is obligated to advance;

8.               The invalidity or unenforceability of any assignment of the insured mortgage, provided the assignment is shown in Schedule A, or the failure of the assignment shown in Schedule A to vest title to the insured mortgage in the named insured assignee free and clear of all liens.

The Company will also pay the costs, attorneys’ fees and expenses incurred in defense of the title or the lien of the insured mortgage, as insured, but only to the extent provided in the Conditions and Stipulations.

In Witness Whereof, CHICAGO TITLE INSURANCE COMPANY has caused this policy to be signed and sealed as of Date of Policy shown in Schedule A, the policy to become valid when countersigned by an authorized signatory.

Issued by:		CHICAGO TITLE INSURANCE COMPANY
TITLE ASSOCIATES INC.		By:
430 PARK AVENUE, 17TH FLOOR
NEW YORK, NY 10022		/s/
(212) 758-0050			President
(212) 758-3998
(212) 758-8223 TELECOPIER	CHICAGO TITLE INSURANCE COMPANY
	CORPORATE	By:
[SEAL]
/s/ Thomas J. Adams
Secretary

ALTA Loan Policy (10-17-92)

(c)   Amount of Insurance.  The amount of insurance after the acquisition or after the conveyance shall in neither event exceed the least of:

(i) the Amount of Insurance stated in Schedule A;

(ii) the amount of the principal of the indebtedness secured by the insured mortgage as of Date of Policy, interest thereon, expenses of foreclosure, amounts advanced pursuant to the insured mortgage to assure compliance with laws or to protect the lien of the insured mortgage prior to the time of acquisition of the estate or interest in the land and secured thereby and reasonable amounts expended to prevent deterioration of improvements, but reduced by the amount of all payments made; or

(iii) the amount paid by any governmental agency or governmental instrumentality, if the agency or instrumentality is the insured claimant, in the acquisition of the estate or interest in satisfaction of its insurance contract or guaranty.

3.     NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT

The insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 4(a) below, (ii) in case knowledge shall come to an insured hereunder of any claim of title or interest which is adverse to the title to the estate or interest or the lien of the insured mortgage, as insured, and which might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if title to the estate or interest or the lien of the insured mortgage, as insured, is rejected as unmarketable.  If prompt notice shall not be given to the Company, then as to the insured all liability of the Company shall terminate with regard to the matter or matters for which prompt notice is required; provided, however, that failure to notify the Company shall in no case prejudice the rights of any insured under this policy unless the Company shall be prejudiced by the failure and then only to the extent of the prejudice.

4.              DEFENSE AND PROSECUTION OF ACTIONS; DUTY OF INSURED CLAIMANT TO COOPERATE

(a)   Upon written request by the insured and subject to the options contained in Section 6 of these Conditions and Stipulations, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an insured in litigation in which any third party asserts a claim adverse to the title or interest as insured, but only as to those stated causes of action alleging a defect, lien or encumbrance or other matter insured against by this policy.  The Company shall have the right to select counsel of its choice (subject to the right of the insured to object for reasonable cause) to represent the insured as to those stated causes of action and shall not be liable for and will not pay the fees of any other counsel.  The Company will not pay any fees, costs or expenses incurred by the insured in the defense of those causes of action which allege matters not insured against by this policy.

(b)   The Company shall have the right, at its own cost, to institute and prosecute any action or proceeding or to do any other act which in its opinion may be necessary or desirable to establish the title to the estate or interest or the lien of the insured mortgage, as insured, or to prevent or reduce loss or damage to the insured.  The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable hereunder, and shall not thereby concede liability or waive any provision of this policy. If the Company shall exercise its rights under this paragraph, it shall do so diligently.

(c)   Whenever the Company shall have brought an action or interposed a defense as required or permitted by the provisions of this policy, the Company may pursue any litigation to final determination by a court of competent jurisdiction and expressly reserves the right, in its sole discretion, to appeal from any adverse judgment or order.

(d)   In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding, the insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, and all appeals therein, and permit the Company to use, at its option, the name of the insured for this purpose.  Whenever requested by the Company, the insured, at the Company’s expense, shall give the Company all reasonable aid (i) in any action or proceeding, securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act which in the opinion of the Company may be necessary or desirable to establish the title to the estate or interest or the lien of the insured mortgage, as insured.  If the Company is prejudiced by the failure of the insured to furnish the required cooperation, the Company’s obligations to the insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

5.     PROOF OF LOSS OR DAMAGE

In addition to and after the notices required under Section 3 of these Conditions and Stipulations have been provided the Company, a proof of loss or damage signed and sworn to by the insured claimant shall be furnished to the Company within 90 days after the insured claimant shall ascertain the facts giving rise to the loss or damage.  The proof of loss or damage shall describe the defect in, or lien or encumbrance on the title, or other matter insured against by this policy which constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.  If the Company is prejudiced by the failure of the insured claimant to provide the required proof of loss or damage, the Company’s obligations to the insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such proof of loss or damage.

In addition, the insured claimant may reasonably be required to submit to examination under oath by any authorized representative of the Company and shall produce for examination, inspection and copying, at such reasonable times and places as may be designated by any authorized representative of the Company, all records, books, ledgers, checks, correspondence and memoranda, whether bearing a date before or after Date of Policy, which reasonably pertain to the loss or damage.  Further, if requested by any authorized representative of the Company, the insured claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect and copy all records, books, ledgers, checks, correspondence and memoranda in the custody or control of a third party, which reasonably pertain to the loss or damage.  All information designated as confidential by the insured claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim.  Failure of the insured claimant to submit for examination under oath, produce other reasonably requested information or grant permission to secure reasonably necessary information from third parties as required in this paragraph, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

6.              OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY

In case of a claim under this policy, the Company shall have the following additional options:

(a) To Pay or Tender Payment of the Amount of Insurance or to Purchase the Indebtedness.

(i) to pay or tender payment of the amount of insurance under this policy together with any costs, attorneys’ fees and expenses incurred by the insured claimant, which were authorized by the Company, up to the time of payment or tender of payment and which the Company is obligated to pay; or

(ii) to purchase the indebtedness secured by the insured mortgage for the amount owing thereon together with any costs, attorneys’ fees and expenses incurred by the insured claimant which were authorized by the Company up to the time of purchase and which the Company is obligated to pay.

If the Company offers to purchase the indebtedness as herein provided, the owner of the indebtedness shall transfer, assign, and convey the indebtedness and the insured mortgage, together with any collateral security, to the Company upon payment therefor.

Upon the exercise by the Company of either of the options provided for in paragraphs a(i) or (ii), all liability and obligations to the insured under this policy, other than to make the payment required in those paragraphs, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

(b)   To Pay or Otherwise Settle With Parties Other than the Insured or With the Insured Claimant.

(i) to pay or otherwise settle with other parties for or in the name of an insured claimant any claim insured against under this policy, together with any costs, attorneys’ fees and expenses incurred by the insured claimant which were authorized by the Company up to the time of payment and which the Company is obligated to pay; or

(ii) to pay or otherwise settle with the insured claimant the loss or damage provided for under this policy, together with any costs, attorneys’ fees and expenses incurred by the insured claimant which were authorized by the Company up to the time of payment and which the Company is obligated to pay.

Upon the exercise by the Company of either of the options provided for in paragraphs (b)(i) or (ii), the Company’s obligations to the insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute or continue any litigation.

7.     DETERMINATION AND EXTENT OF LIABILITY

This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the insured claimant who has suffered loss or damage by reason of matters insured against by this policy and only to the extent herein described.

(a) The liability of the Company under this policy shall not exceed the least of:

(i) the Amount of Insurance stated in Schedule A, or, if applicable, the amount of insurance as defined in Section 2 (c) of these Conditions and Stipulations;

(ii) the amount of the unpaid principal indebtedness secured by the insured mortgage as limited or provided under Section 8 of these Conditions and Stipulations or as reduced under Section 9 of these Conditions and Stipulations, at the time the loss or damage insured against by this policy occurs, together with interest thereon; or

SCHEDULE A

Office File Number	Policy Number	Date Of Policy	Amount Of Insurance

9901 105 00621	33 0105 107 00003552	, 1999	$10,180,400

1.	Name of Insured:	Corus Bank, N.A., as agent for itself and one or more co-lenders, its successors and/or assigns

2.	The estate or interest in the land which is encumbered by the insured mortgage is:

Fee Simple as to Parcels I and II.

Leasehold as to Parcels III and IV pursuant to Leases described in Exception 4 and 5, respectively, which leases are valid and subsisting leases for the unexpired terms thereof.

3.	The fee simple title to said land is at the date hereof vested in:

Henry Hudson Holdings LLC, a Delaware limited liability company

4.	The mortgage or deed of trust and assignments, if any, covered by this Policy are described as follows:

Soft Cost Mortgage, Security Agreement, Assignment of Leases and Rents made by Henry Hudson Holdings LLC to Corus Bank, N.A., dated                       , 1999, to be recorded in the New York County Register’s Office in the amount of $25,451,000.

5.	The land referred to in this Policy is described on the description sheet annexed.

See Schedule A annexed hereto and made a part hereof.

Countersigned

Authorized Signature

This Policy valid only if Schedule B is attached.

Schedule A

Loan Form	NOTE: Attached hereto	added pages

(Schedule B Continued)

Policy Number:	33 0105 107 00003552 (Loan)
Title Number:	9901 105 00621

(k)                                  Metal flue pipe from chimney of 5-story brick building on premises adjacent on the west enters the westerly wall and connects to the chimney of the Building on the Land; and

(l)                                     Independent wall of 1-story brick building on premises adjacent on the west encroaches up to 1 inch onto the westerly portion of the Land.

As to the Units, policy excepts any state of facts which an accurate survey and inspection of the Units would show.  However, policy insures that any encroachments by the Units upon adjoining condominium units or upon the Common Elements may remain undisturbed so long as same may stand.

2.                                       Terms, covenants, conditions, restrictions, regulations, rights and easements set forth in Declaration of Condominium and By-Laws of 353 West 57th Street Condominium, dated April 11, 1985, recorded April 24, 1985 in Reel 902 page 1, as amended by First Amendment to Declaration dated January 29, 1993, recorded May 11, 1993 in Reel 1969 page 2286, by Amended and Restated Declaration made by Henry Hudson Holdings LLC, Irving Schatz, Adrienne Wechsler and Cheryl Hirsch dated as of February 12, 1999, recorded on July 16, 1999 in Reel 2913 page 1753 and by First Amendment to Amended and Restated Declaration made by Henry Hudson Holdings LLC, Irving Schatz, Adrienne Wechsler and Cheryl Hirsch dated September 30, 1999, to be recorded in the New York County Register’s Office but Policy insures against loss or damage occasioned by the premises not being part of a condominium validly created pursuant to Article 9-B of the Real Property Law.

3.                                       Restrictive covenants against nuisances repeated in the following Deeds:

(a)                                  Deed of parts of Old Lots, 2, 3 61, 61 1/2, 62 and 64 and all of Old Lots 3 1/2 and 4 recorded in Liber 656 cp 133.

(b)                                 Deed of Old Lots 2, 3, 3 1/2, 4 and 64 recorded in Liber 658 cp 127.

(c)                                  Deeds of Old Lots 5, 6, 7, 58 and 60 recorded in Liber 657 cp 80 and Liber 1643 cp 385.

(d)                                 Deeds of Old Lot 5 and the westerly portion of Old Lot 60 recorded in Liber 999 cp 239, Liber 1006 cp 40 and Liber 1613 cp 85.

(e)                                  Deed of Old Lot 6, the westerly portion of Old Lot 58 and the easterly portion of Old Lot 60 recorded in Liber 1006 cp 45.

(f)                                    Deed of Old Lot 6 recorded in Liber 1037 cp 165.

(g)                                 Deed of Old Lots 6 and 7 recorded in Liber 1069 cp 123.

(h)                                 Deed of Old Lots 6, 7, 58 and the easterly portion of Old Lot 60 recorded in Liber 1609 cp 160.

(i)                                     Deed of Old Lot 7 and the easterly portion of Old Lot 58 recorded in Liber 1006 cp 43.

(j)                                     Deed of Old Lot 7 recorded in Liber 1031 cp 428.

(Schedule B Continued)

Policy Number:	33 0105 107 00003552 (Loan)
Title Number:	9901 105 00621

6.                                       This Policy is issued contemporaneously with Policy No. LT990219 of Lawyer’s Title Insurance Corporation in the amount of $5,090,200 and No. 5412-1370742 of Fidelity National Title Insurance Company of New York by National Land Tenure Company, LLC, its Agent in the amount of $10,180,400.  At the time liability for any loss shall have been fixed pursuant to the conditions of this Policy, this Company shall not be liable to the insured for a greater portion of the loss than the amount that this Policy bears to the whole amount of insurance held by the insured as aforesaid.

7.                                       Pending disbursement of the full proceeds of the loan secured by the insured mortgage, the amount insured under the Policy equals only the amount actually disbursed but increases as each disbursement is made in good faith and without knowledge of any defect in or objections to title up to the face amount of the Policy.  At the time of each disbursement of the proceeds of the loan, title must be continued down to such time for possible liens or objections intervening between the date hereof and the date of such disbursement.

If the Company is supplied with an updated survey or if an inspection is performed, where applicable, each report of continuation requested in connection with insurance of future advances will include a statement showing survey variations or encroachments, if any, since the date of the preceding report. However, if no updated survey or inspection is supplied or performed, then Policy will except any changes since the date of the last survey or inspection.

8.                                       Hard Cost Mortgage in the amount of $54,549,000 pursuant to that certain Consolidated, Amended, Restated Hard Cost Mortgage, Security Agreement and Assignment of Leases and Rents made by and between Henry Hudson Holdings LLC and Corus Bank, N.A., dated as of                        , 1999, to be recorded in the New York County Register’s Office.

9.                                       Policy affirmatively insures against any monetary loss or damage incurred by reason of the subsequent imposition of mortgage recording tax upon the mortgage insured herein.

(Schedule A Continued)

Policy Number:	33 0105 107 00003552 (Loan)
Title Number:	9901 105 00621

THENCE southerly parallel with Ninth Avenue and part of the distance through a party wall, 100 feet 10 inches;

THENCE westerly parallel more or less with 58th Street, 20 feet; and

THENCE southerly and part of the way through another party wall, 100 feet to the northerly side of 57th Street, the point or place of BEGINNING.

PARCEL II

UNIT LOT 1702

The condominium unit (hereinafter referred to as “Unit Lot 1702”) known as Unit 2, also known as Modified Hotel Unit, in the building (hereinafter referred to as the “Building”) known as 353 West 57th Street Condominium and by the street number 353 West 57th Street, New York, New York, said Unit being designated and described in a certain declaration dated April 11, 1985 made by Irving Schatz pursuant to Article 9-B of the Real Property Law of the State of New York establishing a plan for condominium ownership of the Building and the land (hereinafter referred to as the “Land”) upon which the Building is situate (which Land is more particularly described below), which declaration was recorded in the New York County Office of the Register of The City of New York (the “City Register’s Office”) on April 24, 1985 in Reel 902 page 1 and amended by First Amendment to Declaration dated January 29, 1993 and recorded May 11, 1993 in Reel 1969 page 2286, by Amended and Restated Declaration made by Henry Hudson Holdings LLC, Irving Schatz, Adrienne Wechsler and Cheryl Hirsch dated as of February 12, 1999, recorded on July 16, 1999 in Reel 2913 page 1753 and by First Amendment to Amended and Restated Declaration made by Henry Hudson Holdings LLC, Irving Schatz, Adrienne Wechsler and Cheryl Hirsch dated September 30, 1999 to be recorded in the New York County Register’s Office (which declaration, as amended, is hereinafter referred to as the “Declaration”).  Unit Lot 1702 is also designated as Tax Lot 1702 in Block 1048 of Section 4 of the Borough of Manhattan on the Tax Map of the Real Property Assessment Department of the City of New York and on the Floor Plans of the Building, certified by Butler Rogers Baskett, Architects, on March 27, 1985 and filed in the Real Property Assessment Department of the City of New York on April 22, 1985 as Condominium Plan No. 208 and also filed in the City Register’s Office on April 24, 1985 as Condominium Map No. 4326, as amended by Amended Floor Plans certified by Butler Rogers Baskett, Architects, on December 14, 1992, which Amended Floor Plans were filed in the Real Property Assessment Department of the City of New York on May 5, 1993 as Condominium Plan No. 208A and also filed in the City Register’s Office on May 11, 1993 as Condominium Map No. 5192.

TOGETHER WITH an undivided 46.94011% interest in the Common Elements (as such term is defined in the Declaration).

The Land upon which the Building containing Unit Lot 1702 is situate is bounded and described as follows:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 57th Street, distant 20 feet easterly from the corner formed by the intersection of the easterly side of Ninth Avenue with the northerly side of 57th Street;

(Schedule A Continued)

Policy Number:	33 0105 107 00003552 (Loan)
Title Number:	9901 105 00621

TOGETHER WITH an undivided 0.34577% interest in the Common Elements (as such term is defined in the Declaration).

The Land upon which the Building containing Unit Lot 1704 is situate is bounded and described as follows:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 57th Street, distant 20 feet easterly from the corner formed by the intersection of the easterly side of Ninth Avenue with the northerly side of 57th Street;

RUNNING THENCE easterly along the said northerly side of 57th Street, 155 feet;

THENCE northerly parallel with Ninth Avenue, 200 feet 10 inches to the southerly side of 58th Street;

THENCE westerly along the said southerly side of 58th Street, 135 feet to a point distant 40 feet easterly from the corner formed by the intersection of the southerly side of 58th Street with the easterly side of Ninth Avenue;

THENCE southerly parallel with Ninth Avenue and part of the distance through a party wall, 100 feet 10 inches;

THENCE westerly parallel more or less with 58th Street, 20 feet; and

THENCE southerly and part of the way through another party wall, 100 feet to the northerly side of 57th Street, the point or place of BEGINNING.

(Schedule A Continued)

Policy Number:	33 0105 107 00003552 (Loan)
Title Number:	9901 105 00621

THENCE westerly along the said southerly side of 58th Street, 135 feet to a point distant 40 feet easterly from the corner formed by the intersection of the southerly side of 58th Street with the easterly side of Ninth Avenue;

THENCE southerly parallel with Ninth Avenue and part of the distance through a party wall, 100 feet 10 inches;

THENCE westerly parallel more or less with 58th Street, 20 feet; and

THENCE southerly and part of the way through another party wall, 100 feet to the northerly side of 57th Street, the point or place of BEGINNING.

(Unit Lots 1701, 1702, 1704 and 1706 are collectively referred to as the “Units”.)

AS TO PARCELS I, II, III AND IV

TOGETHER WITH the benefit of that certain easement for light and air and restriction not to erect any building more than five stories in height (the “Easement”) burdening the premises adjacent to the insured premises on the west (the “Burdened Premises”) described on the current tax map of the City of New York as Block 1048 Lot 63 and more particularly described on the annexed Schedule A-1 which Easement was created and reserved in Deed made by American Woman’s Realty Corporation to Rayon Holding Corporation, dated December 15, 1926, recorded December 165, 1926 in Liber 3569 cp 439 for the benefit of the premises insured herein.  Policy affirmatively insures that the Easement is not presently violated, that said Easement restricts the height of any building on the Burdened Premises to the lesser of five stories or sixty-three feet, and that said restriction specifically benefits the insured premises and may be enforced by any owner thereof including any mortgagee as successor owner.

CHICAGO TITLE INSURANCE COMPANY

ALTA ENDORSEMENT 9

(RESTRICTIONS, ENCROACHMENTS, MINERALS)

Attached to and made a part of Policy Number 33 0105 106 00003552

The Company insures the owner of the indebtedness secured by the insured mortgage against loss or damage sustained by reason of:

1.                                       Any incorrectness in the assurance that, at Date of Policy:

(a)                                  There are no covenants, conditions or restrictions under which the lien of the mortgage referred to in Schedule A can be divested, subordinated or extinguished, or its validity, priority or enforceability impaired.

(b)                                 Unless expressly excepted in Schedule B:

(1) There are no present violations on the land of any enforceable covenants, conditions or restrictions, nor do any existing improvements on the land violate any building setback lines shown on a plat of subdivision recorded or filed in the public records.

(2) Any instrument referred to in Schedule B as containing covenants, conditions or restrictions on the land does not, in addition, (i) establish an easement on the land; (ii) provide a lien for liquidated damages; (iii) provide for a private charge or assessment; (iv) provide for an option to purchase, right of first refusal or the prior approval of a future purchaser or occupant.

(3) There is no encroachment of existing improvements located on the land onto adjoining land, nor any encroachment onto the land of existing improvements located on adjoining land.

(4) There is no encroachment of existing improvements located on the land onto that portion of the land subject to any easement excepted in Schedule B.

(5) There are no notices of violation of covenants, conditions and restrictions relating to environmental protection recorded or filed in the public records.

2.                                       Any future violation on the land of any existing covenants, conditions or restrictions occurring prior to the acquisition of title to the estate or interest in the land by the insured, provided the violation results in:

(a)                                  invalidity, loss of priority, or unenforceability of the lien of the insured mortgage; or

(b)                                 loss of title to the estate or interest in the land if the insured shall acquire title in satisfaction of the indebtedness secured by the insured mortgage.

3.                                       Damage to existing improvements, including lawns, shrubbery or trees:

(a)                                  which are located on or encroach upon that portion of the land subject to any easement excepted in Schedule B, which damage results from the exercise of the right to maintain the easement for the purpose for which it was granted or reserved;

(b)                                 resulting from the future exercise of any right to use the surface of the land for the extraction or development of minerals excepted from the description of the land or excepted in Schedule B.

4.                                       Any final court order or judgment requiring the removal from any land adjoining the land of any encroachment excepted in Schedule B.

5.                                       Any final court order or judgment denying the right to maintain any existing improvements on the land because of any violation of covenants, conditions or restrictions or building setback lines shown on a plat of subdivision recorded or filed in the public records.

Wherever in this endorsement the words “covenants, conditions or restrictions” appear, they shall not be deemed to refer to or include the terms, covenants, conditions or limitations contained in an instrument creating a lease.

As used in paragraphs 1(b)(1) and 5, the words “covenants, conditions or restrictions” shall not be deemed to refer to or include any covenants, conditions or restrictions relating to environmental protection.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

DATED: , 1999	CHICAGO TITLE INSURANCE COMPANY
	By:	Title Associates Inc., As Agent

By:
Joseph DeCiutiis, Esq.

ALTA ENDORSEMENT 9 (RESTRICTIONS, ENCROACHMENTS, MINERALS) (3/27/92) NY (8/1/93)

CHICAGO TITLE INSURANCE COMPANY

LAND SAME AS SURVEY ENDORSEMENT

Attached to and made a part of Policy Number 33 0105 107 00003552

The Company hereby assures the Insured that said land is the same as that delineated on the survey referenced in Exception One herein.

The Company hereby insures said Insured against loss which said Insured shall sustain in the event said assurances herein shall prove to be incorrect.

The total liability of the Company under said policy and any endorsement therein shall not exceed, in the aggregate, the face amount of said policy and costs which the Company is obligated under the Conditions and Stipulations thereof to pay.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto.  Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

DATED: , 1999	CHICAGO TITLE INSURANCE COMPANY
	By:	Title Associates Inc., As Agent

By:
Joseph DeCiutiis, Esq.

ENDORSEMENT	OWNERS	☐
	LOAN	☐
Attached to and forming a part of

Policy No. 33 0105 107 00003552

Issued by
CHICAGO TITLE INSURANCE COMPANY

ACCESS

ENDORSEMENT

The Company hereby insures the Insured against loss or damage which the insured shall sustain by reason of any inaccuracy in the following assurance:

The Premises abut and have access to a physically open dedicated public street known as West 57th Street.

This endorsement is made a part of the policy or commitment and is subject to all the terms and provisions thereof and of any prior endorsements thereto.  Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy or commitment and prior endorsements, if any, nor does it extend the effective date of the policy or commitment and prior endorsements or increase the face amount thereof.

CHICAGO TITLE INSURANCE COMPANY

Dated: , 1999	By:
CHICAGO TITLE INSURANCE COMPANY		/s/
BY: TITLE ASSOCIATES INC., AS AGENT		President
[SEAL]

Authorized Signatory
Joseph DeCiutiis, Esq.	By:
Note: This endorsement shall not be valid or binding		/s/ Thomas J. Adams
until countersigned by an authorized signatory.		Secretary

ENDORSEMENT

Attached to and forming a part of

Policy No. 330105 107 00003552

Issued by
CHICAGO TITLE INSURANCE COMPANY

CONDOMINIUM ENDORSEMENT

-NEW YORK-

Attached to and made a part of Policy Number  330105 107 00003552

The Company insures the insured against loss or damage sustained by reason of:

1.               The failure of the unit identified in Schedule A and its common elements to be part of a condominium within the meaning of the condominium statutes of the State of New York.

2.               The failure of the documents required by the condominium statutes to comply with the requirements of the statutes to the extent that such failure affects the title to the unit and its common elements.

3.               Present violations of any restrictive covenants which restrict the use of the unit and its common elements and which are created by the condominium documents, except violations relating to environmental protection unless a notice of a violation thereof has been recorded or filed in the public record and is not excepted Schedule B.  The restrictive covenants do not contain any provisions which will cause a forfeiture or reversion of title.

4.               The priority of any lien for charges and assessments at Date of Policy provided for in the condominium statutes and condominium documents over the lien of any insured first mortgage identified in Schedule A.

5.               The failure of the unit and its common elements to be entitled by law to be assessed for real property taxes as a separate parcel.

6.               Any obligation to remove any improvements which exist at Date of Policy because of any present encroachments or because of any future unintentional encroachments of the common elements upon any unit or of any unit upon the common elements or another unit.

7.               The failure of title by reason of a right of first refusal to purchase the unit and its common elements which was exercised or could have been exercised at Date of Policy.

This endorsement is made a part of the policy and is subject to all the terms and provisions thereof and of any prior endorsements thereto.  Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount of insurance.

CHICAGO TITLE INSURANCE COMPANY

DATED:	August , 1999		By:
/s/
		[SEAL]		President
Authorized Signatory
Joseph DeCiutiis, Esq.			By:
Note: This endorsement shall not be valid or binding				/s/ Thomas J. Adams
until countersigned by an authorized signatory.				Secretary

TIRSA ENDORSEMENT (CONDOMINIUM (8:1:93) Reorder Form No. 8064

INSIDE NEW YORK CITY

ENDORSEMENT

Attached to Policy No. 33 0105 107 00003552

Issued by

CHICAGO TITLE INSURANCE COMPANY

The insurance afforded by this endorsement is only effective if the land is used or is to be used primarily for residential purposes.

The Company insures the insured against loss or damage sustained by reason of lack of priority of the lien of the insurance mortgage over:

(a)          any environmental protection lien which, at Date of Policy, is recorded in those records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without knowledge, or filed in the records of the clerk of the United States district court for the district in which the land is located, except as set forth in Schedule B; or

(b)         any environmental protection lien provided for by any state statute in effect at Date of Policy, except environmental protection liens provided for by the following state statutes:

Administrative Code of the City of New York, Section 17-151.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto.  Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

(Witness clause optional)	CHICAGO TITLE INSURANCE COMPANY

By:
[SEAL]		/s/
President

Authorized Signatory
Joseph DeCiutiis, Esq.	By:
Note : This endorsement shall not be valid or binding until		/s/ Thomas J. Adams
countersigned by an authorized signatory.		Secretary

F. 10980

AMERICAN LAND TITLE ASSOCIATION

LOAN POLICY (10-17-92)

WITH NEW YORK COVERAGE

ENDORSEMENT APPENDED

33 0105 107 00003553

CHICAGO TITLE INSURANCE COMPANY

SUBJECT TO THE EXCLUSIONS FROM COVERAGE,  THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B AND THE CONDITIONS AND STIPULATIONS,  CHICAGO TITLE INSURANCE COMPANY, a Missouri corporation, herein called the Company, insures, as of Date of Policy shown in Schedule A, against loss or damage, not exceeding the Amount of Insurance stated in Schedule A, sustained or incurred by the insured by reason of:

1.               Title to the estate or interest described in Schedule A being vested other than as stated therein;

2.               Any defect in or lien or encumbrance on the title;

3.               Unmarketability of the title;

4.               Lack of a right of access to and from the land;

5.               The invalidity or unenforceability of the lien of the insured mortgage upon the title;

6.               The priority of any lien or encumbrance over the lien of the insured mortgage;

7.               Lack of priority of the lien of the insured mortgage over any statutory lien for services, labor or material:

(a)          arising from an improvement or work related to the land which is contracted for or commenced prior to Date of Policy; or

(b)         arising from an improvement or work related to the land which is contracted for or commenced subsequent to Date of Policy and which is financed in whole or in part by proceeds of the indebtedness secured by the insured mortgage which at Date of Policy the insured has advanced or is obligated to advance;

8.               The invalidity or unenforceability of any assignment of the insured mortgage, provided the assignment is shown in Schedule A, or the failure of the assignment shown in Schedule A to vest title to the insured mortgage in the named insured assignee free and clear of all liens.

The Company will also pay the costs, attorneys’ fees and expenses incurred in defense of the title or the lien of the insured mortgage, as insured, but only to the extent provided in the Conditions and Stipulations.

In Witness Whereof, CHICAGO TITLE INSURANCE COMPANY has caused this policy to be signed and sealed as of Date of Policy shown in Schedule A, the policy to become valid when countersigned by an authorized signatory.

CHICAGO TITLE INSURANCE COMPANY

By:
Issued by:		/s/
TITLE ASSOCIATES INC.			President
430 PARK AVENUE, 17TH FLOOR
NEW YORK, NY 10022
(212) 758-0050
(212) 758-3998		By:
(212) 758-8223 TELECOPIER	[SEAL]	Thomas J Adams
Secretary

ALTA Loan Policy (10-17-92)

(c)   Amount of Insurance.  The amount of insurance after the acquisition or after the conveyance shall in neither event exceed the least of:

(i)    the Amount of Insurance stated in Schedule A.

(ii)   the amount of the principal of the indebtedness secured by the insured mortgage as of Date of Policy, interest thereon, expenses of foreclosure, amounts advanced pursuant to the insured mortgage to assure compliance with laws or to protect the lien of the insured mortgage prior to the time of acquisition of the estate or interest in the land and secured thereby and reasonable amounts expended to prevent deterioration of improvements, but reduced by the amount of all payments made; or

(iii)  the amount paid by any governmental agency or governmental instrumentality, if the agency or instrumentality is the insured claimant, in the acquisition of the estate or interest in satisfaction of its insurance contract or guaranty.

3.     NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT

The insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 4(a) below, (ii) in case knowledge shall come to an insured hereunder of any claim of title or interest which is adverse to the title to the estate or interest or the lien of the insured mortgage, as insured, and which might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if title to the estate or interest or the lien of the insured mortgage, as insured, is rejected as unmarketable.  If prompt notice shall not be given to the Company, then as to the insured all liability of the Company shall terminate with regard to the matter or matters for which prompt notice is required; provided, however, that failure to notify the Company shall in no case prejudice the rights of any insured under this policy unless the Company shall be prejudiced by the failure and then only to the extent of the prejudice.

4.              DEFENSE AND PROSECUTION OF ACTIONS; DUTY OF INSURED CLAIMANT TO COOPERATE

(a)   Upon written request by the insured and subject to the options contained in Section 6 of these Conditions and Stipulations, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an insured in litigation in which any third party asserts a claim adverse to the title or interest as insured, but only as to those stated causes of action alleging a defect, lien or encumbrance or other matter insured against by this policy.  The Company shall have the right to select counsel of its choice (subject to the right of the insured to object for reasonable cause) to represent the insured as to those stated causes of action and shall not be liable for and will not pay the fees of any other counsel.  The Company will not pay any fees, costs or expenses incurred by the insured in the defense of those causes of action which allege matters not insured against by this policy.

(b)   The Company shall have the right, at its own cost, to institute and prosecute any action or proceeding or to do any other act which in its opinion may be necessary or desirable to establish the title to the estate or interest or the lien of the insured mortgage, as insured, or to prevent or reduce loss or damage to the insured.  The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable hereunder, and shall not thereby concede liability or waive any provision of this policy.  If the Company shall exercise its rights under this paragraph, it shall do so diligently.

(c)   Whenever the Company shall have brought an action or interposed a defense as required or permitted by the provisions of this policy, the Company may pursue any litigation to final determination by a court of competent jurisdiction and expressly reserves the right, in its sole discretion, to appeal from any adverse judgment or order.

(d)   In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding, the insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, and all appeals therein, and permit the Company to use, at its option, the name of the insured for this purpose.  Whenever requested by the Company, the insured, at the Company’s expense, shall give the Company all reasonable aid (i) in any action or proceeding, securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act which in the opinion of the Company may be necessary or desirable to establish the title to the estate or interest or the lien of the insured mortgage, as insured.  If the Company is prejudiced by the failure of the insured to furnish the required cooperation, the Company’s obligations to the insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

5.     PROOF OF LOSS OR DAMAGE

In addition to and after the notices required under Section 3 of these Conditions and Stipulations have been provided the Company, a proof of loss or damage signed and sworn to by the insured claimant shall be furnished to the Company within 90 days after the insured claimant shall ascertain the facts giving rise to the loss or damage.  The proof of loss or damage shall describe the defect in, or lien or encumbrance on the title, or other matter insured against by this policy which constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.  If the Company is prejudiced by the failure of the insured claimant to provide the required proof of loss or damage, the Company’s obligations to the insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such proof of loss or damage.

In addition, the insured claimant may reasonably be required to submit to examination under oath by any authorized representative of the Company and shall produce for examination, inspection and copying, at such reasonable times and places as may be designated by any authorized representative of the Company, all records, books, ledgers, checks, correspondence and memoranda, whether bearing a date before or after Date of Policy, which reasonably pertain to the loss or damage.  Further, if requested by any authorized representative of the Company, the insured claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect and copy all records, books, ledgers, checks, correspondence and memoranda in the custody or control of a third party, which reasonably pertain to the loss or damage.  All information designated as confidential by the insured claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim.  Failure of the insured claimant to submit for examination under oath, produce other reasonably requested information or grant permission to secure reasonably necessary information from third parties as required in this paragraph, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

6.              OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY

In case of a claim under this policy, the Company shall have the following additional options:

(a)   To Pay or Tender Payment of the Amount of Insurance or to Purchase the Indebtedness.

(i) to pay or tender payment of the amount of insurance under this policy together with any costs, attorneys’ fees and expenses incurred by the insured claimant, which were authorized by the Company, up to the time of payment or tender of payment and which the Company is obligated to pay; or

(ii) to purchase the indebtedness secured by the insured mortgage for the amount owing thereon together with any costs, attorneys’ fees and expenses incurred by the insured claimant which were authorized by the Company up to the time of purchase and which the Company is obligated to pay.

If the Company offers to purchase the indebtedness as herein provided, the owner of the indebtedness shall transfer, assign, and convey the indebtedness and the insured mortgage, together with any collateral security, to the Company upon payment therefor.

Upon the exercise by the Company of either of the options provided for in paragraphs a(i) or (ii), all liability and obligations to the insured under this policy, other than to make the payment required in those paragraphs, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, and the policy shall be surrendered to the Company for cancellation.

(b)   To Pay or Otherwise Settle With Parties Other than the Insured or With the Insured Claimant.

(i) to pay or otherwise settle with other parties for or in the name of an insured claimant any claim insured against under this policy, together with any costs, attorneys’ fees and expenses incurred by the insured claimant which were authorized by the Company up to the time of payment and which the Company is obligated to pay; or

(ii) to pay or otherwise settle with the insured claimant the loss or damage provided for under this policy, together with any costs, attorneys’ fees and expenses incurred by the insured claimant which were authorized by the Company up to the time of payment and which the Company is obligated to pay.

Upon the exercise by the Company of either of the options provided for in paragraphs b(i) or (ii), the Company’s obligations to the insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute or continue any litigation.

7.     DETERMINATION AND EXTENT OF LIABILITY

This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the insured claimant who has suffered loss or damage by reason of matters insured against by this policy and only to the extent herein described.

(a)   The liability of the Company under this policy shall not exceed the least of:

(i) the Amount of Insurance stated in Schedule A, or, if applicable, the amount of insurance as defined in Section 2 (c) of these Conditions and Stipulations;

(ii) the amount of the unpaid principal indebtedness secured by the insured mortgage as limited or provided under Section 8 of these Conditions and Stipulations or as reduced under Section 9 of these Conditions and Stipulations, at the time the loss or damage insured against by this policy occurs, together with interest thereon; or

SCHEDULE A

			Amount of
Office File Number	Policy Number	Date Of Policy	Insurance

9901 105 00621	33 0105 107 00003553	, 1999	$12,000,000

1.                                       Name of Insured:                  Starwood Financial Trust, its successors and/or assigns

2.                                      The estate or interest in the land which is encumbered by the insured mortgage is:

Fee Simple as to Parcels I and II.

Leasehold as to Parcels III and IV pursuant to Leases described in Exception 4 and 5, respectively, which leases are valid and subsisting leases for the unexpired terms thereof.

3.                                       The fee simple title to said land is at the date hereof vested in:

Henry Hudson Holdings LLC, a Delaware limited liability company

4.                                       The mortgage or deed of trust and assignments, if any, covered by this Policy are described as follows:

Consolidated mortgage in the amount of $30,000,000 pursuant to that certain Mortgage Modification, Consolidation and Extension Agreement made by and between Henry Hudson Holdings LLC and Starwood Financial Trust, dated as of                     , 1999, to be recorded in the New York County Register’s Office subject to the terms, conditions and provisions contained therein, which consolidates the Mortgages set forth on Schedule C herein.

5.                                      The land referred to in this Policy is described on the description sheet annexed.

See Schedule A annexed hereto and made a part hereof.

Countersigned

Authorized Signature

This Policy valid only if Schedule B is attached.

Schedule A
Loan Form	NOTE: Attached hereto	added pages

(Schedule B Continued)

Policy Number:	33 0105 107 00003553 (Loan)
Title Number:	9901 105 00621

6.                                       This Policy is issued contemporaneously with Policy No. LT990219 of Lawyer’s Title Insurance Corporation in the amount of $12,000,000 and No. 5412-1370742 of Fidelity National Title Insurance Company of New York by National Land Tenure Company, LLC, its Agent in the amount of $6,000,000.  At the time liability for any loss shall have been fixed pursuant to the conditions of this Policy, this Company shall not be liable to the insured for a greater portion of the loss than the amount that this Policy bears to the whole amount of insurance held by the insured as aforesaid.

7.                                       Hard Cost Mortgage in the amount of $54,549,000 pursuant to that certain Consolidated, Amended, Restated Hard Cost Mortgage, Security Agreement and Assignment of Leases and Rents made by and between Henry Hudson Holdings LLC and Corus Bank, N.A., dated as of                           , 1999, to be recorded in the New York County Register’s Office.

8.                                       Soft Cost Mortgage made by Henry Hudson Holdings LLC to Corus Bank, N.A., dated                                , 1999, to be recorded in the New York County Register’s Office in the amount of $25,451,000.

SCHEDULE B

Loan Form

(Schedule A Continued)

Policy Number:	33 0105 107 00003553 (Loan)
Title Number:	9901 105 00621

THENCE southerly parallel with Ninth Avenue and part of the distance through a party wall, 100 feet 10 inches;

THENCE westerly parallel more or less with 58th Street, 20 feet; and

THENCE southerly and part of the way through another party wall, 100 feet to the northerly side of 57th Street, the point or place of BEGINNING.

PARCEL II

UNIT LOT 1702

The condominium unit (hereinafter referred to as “Unit Lot 1702”) known as Unit 2, also known as Modified Hotel Unit, in the building (hereinafter referred to as the “Building”) known as 353 West 57th Street Condominium and by the street number 353 West 57th Street, New York, New York, said Unit being designated and described in a certain declaration dated April 11, 1985 made by Irving Schatz pursuant to Article 9-B of the Real Property Law of the State of New York establishing a plan for condominium ownership of the Building and the land (hereinafter referred to as the “Land”) upon which the Building is situate (which Land is more particularly described below), which declaration was recorded in the New York County Office of the Register of The City of New York (the “City Register’s Office”) on April 24, 1985 in Reel 902 page 1 and amended by First Amendment to Declaration dated January 29, 1993 and recorded May 11, 1993 in Reel 1969 page 2286, by Amended and Restated Declaration made by Henry Hudson Holdings LLC,  Irving Schatz, Adrienne Wechsler and Cheryl Hirsch dated as of February 12, 1999, recorded on July 16, 1999 in Reel 2913 page 1753 and by First Amendment to Amended and Restated Declaration made by Henry Hudson Holdings LLC, Irving Schatz, Adrienne Wechsler and Cheryl Hirsch dated September 30, 1999 to be recorded in the New York County Register’s Office (which declaration, as amended, is hereinafter referred to as the “Declaration”).  Unit Lot 1702 is also designated as Tax Lot 1702 in Block 1048 of Section 4 of the Borough of Manhattan on the Tax Map of the Real Property Assessment Department of the City of New York and on the Floor Plans of the Building, certified by Butler Rogers Baskett, Architects, on March 27, 1985 and filed in the Real Property Assessment Department of the City of New York on April 22, 1985 as Condominium Plan No. 208 and also filed in the City Register’s Office on April 24, 1985 as Condominium Map No. 4326, as amended by Amended Floor Plans certified by Butler Rogers Baskett, Architects, on December 14, 1992, which Amended Floor Plans were filed in the Real Property Assessment Department of the City of New York on May 5, 1993 as Condominium Plan No. 208A and also filed in the City Register’s Office on May 11, 1993 as Condominium Map No. 5192.

TOGETHER WITH an undivided 46.94011% interest in the Common Elements (as such term is defined in the Declaration).

The Land upon which the Building containing Unit Lot 1702 is situate is bounded and described as follows:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 57th Street, distant 20 feet easterly from the corner formed by the intersection of the easterly side of Ninth Avenue with the northerly side of 57th Street;

(Schedule A Continued)

Policy Number:	33 0105 107 00003553 (Loan)
Title Number:	9901 105 00621

TOGETHER WITH an undivided 0.34577% interest in the Common Elements (as such term is defined in the Declaration).

The Land upon which the Building containing Unit Lot 1704 is situate is bounded and described as follows:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 57th Street, distant 20 feet easterly from the corner formed by the intersection of the easterly side of Ninth Avenue with the northerly side of 57th Street;

RUNNING THENCE easterly along the said northerly side of 57th Street, 155 feet;

THENCE northerly parallel with Ninth Avenue, 200 feet 10 inches to the southerly side of 58th Street;

THENCE westerly along the said southerly side of 58th Street, 135 feet to a point distant 40 feet easterly from the corner formed by the intersection of the southerly side of 58th Street with the easterly side of Ninth Avenue;

THENCE southerly parallel with Ninth Avenue and part of the distance through a party wall, 100 feet 10 inches;

THENCE westerly parallel more or less with 58th Street, 20 feet; and

THENCE southerly and part of the way through another party wall, 100 feet to the northerly side of 57th Street, the point or place of BEGINNING.

SCHEDULE A-1

Policy Number:	33 0105 107 00003553 (Loan)
Title Number:	9901 105 00621

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of West 58th Street with the easterly side of Ninth Avenue;

RUNNING THENCE easterly along the southerly side of West 58th Street, 40 feet;

RUNNING THENCE southerly parallel with Ninth Avenue and part of the way through a party wall 100 feet 10 inches;

RUNNING THENCE westerly and parallel with 58th Street, 40 feet to the easterly side of Ninth Avenue; and

RUNNING THENCE northerly along the easterly side of Ninth Avenue, 100 feet 10 inches to the southerly side of West 58th Street at the point or place of BEGINNING.

SCHEDULE C

Policy Number:	33 0105 107 00003553 (Loan)
Title Number:	9901 105 00621

1.                                       Substitute Mortgage (Senior Mortgage) made by Henry Hudson Holdings LLC to Northstar Hospitality LLC, dated as of February 12, 1999, recorded March 23, 1999 in Reel 2841 page 1928.

(a)                                  Assignment of Mortgage made by Northstar Hospitality LLC to Fremont Investment & Loan dated as of February 12, 1999, recorded March 23, 1999 in Reel 2841 page 1946.

2.                                       Mortgage (and Security Agreement) made by The St. Luke’s-Roosevelt Hospital Center to Irving Schatz, dated as of June 23, 1993, recorded July 26, 1993, in Reel 1992 page 604.

(a)                                  Assignment of Mortgage made by Irving Schatz to Napis Funding LLC dated as of August 21, 1997, recorded December 30, 1997 in Reel 2526 page 2145.

(b)                                 Assignment of Mortgage made by Napis Funding LLC to Northstar Hospitality LLC dated as of February 12, 1999 (effective as of February 13, 1998), recorded March 23, 1999 in Reel 2841 page 1901.

(c)                                  Assignment of Mortgage made by Northstar Hospitality LLC to Fremont Investment & Loan dated as of February 12, 1999 (effective as of February 13, 1998), recorded March 23, 1999 in Reel 2841 page 1909.

(d)                                 Consolidated, Amended and Restated Mortgage, Leasehold Mortgage, Spreader Agreement and Fixture Filing made by and between Henry Hudson Holdings LLC, as Mortgagor, and Fremont Investment & Loan, as Mortgagee, dated as of February 12, 1999, recorded March 23, 1999 in Reel 2841 page 1954. Consolidates mortgages (1) and (2) into a single lien.

(e)                                  Assignment of Mortgage made by Fremont Investment & Loan to Starwood Financial Trust, dated                      , 1999, to be recorded in the New York County Register’s Office.  Assigns mortgages (1) and (2), as previously consolidated.

3.                                       Mortgage Spreader and Amendment Agreement made by and between Starwood Financial Trust and Henry Hudson Holdings LLC, dated                               , 1999, to be recorded in the New York County Register’s Office.

4.                                       Amended and Restated Mortgage, Leasehold Mortgage, Security Agreement and Assignment of Leases and Rents made by and between Henry Hudson Holdings LLC and Starwood Financial Trust, dated                   , 1999, to be recorded in the New York County Register’s Office.

5.                                       Split Mortgage made by Henry Hudson Holdings LLC to Northstar Hospitality LLC, dated                   , 1999, to be recorded in the New York County Register’s Office in the amount of $3,150,000.

(a)                                  Assignment of Mortgage made by Northstar Hospitality, LLC to Starwood Financial Trust, dated                   , 1999, to be recorded in the New York County Register’s Office.

CHICAGO TITLE INSURANCE COMPANY

ALTA ENDORSEMENT 9

(RESTRICTIONS, ENCROACHMENTS, MINERALS)

Attached to and made a part of Policy Number 33 0105 106 00003553

The Company insures the owner of the indebtedness secured by the insured mortgage against loss or damage sustained by reason of:

1.                                       Any incorrectness in the assurance that, at Date of Policy:

(a)                                  There are no covenants, conditions or restrictions under which the lien of the mortgage referred to in Schedule A can be divested, subordinated or extinguished, or its validity, priority or enforceability impaired.

(b)                                 Unless expressly excepted in Schedule B:

(1) There are no present violations on the land of any enforceable covenants, conditions or restrictions, nor do any existing improvements on the land violate any building setback lines shown on a plat of subdivision recorded or filed in the public records.

(2) Any instrument referred to in Schedule B as containing covenants, conditions or restrictions on the land does not, in addition, (i) establish an easement on the land; (ii) provide a lien for liquidated damages; (iii) provide for a private charge or assessment; (iv) provide for an option to purchase, right of first refusal or the prior approval of a future purchaser or occupant.

(3) There is no encroachment of existing improvements located on the land onto adjoining land, nor any encroachment onto the land of existing improvements located on adjoining land.

(4) There is no encroachment of existing improvements located on the land onto that portion of the land subject to any easement excepted in Schedule B.

(5) There are no notices of violation of covenants, conditions and restrictions relating to environmental protection recorded or filed in the public records.

2.                                       Any future violation on the land of any existing covenants, conditions or restrictions occurring prior to the acquisition of title to the estate or interest in the land by the insured, provided the violation results in:

(a)                                  invalidity, loss of priority, or unenforceability of the lien of the insured mortgage; or

(b)                                 loss of title to the estate or interest in the land if the insured shall acquire title in satisfaction of the indebtedness secured by the insured mortgage.

3.                                       Damage to existing improvements, including lawns, shrubbery or trees:

(a)                                  which are located on or encroach upon that portion of the land subject to any easement excepted in Schedule B, which damage results from the exercise of the right to maintain the easement for the purpose for which it was granted or reserved;

(b)                                 resulting from the future exercise of any right to use the surface of the land for the extraction or development of minerals excepted from the description of the land or excepted in Schedule B.

4.                                       Any final court order or judgment requiring the removal from any land adjoining the land of any encroachment excepted in Schedule B.

5.                                       Any final court order or judgment denying the right to maintain any existing improvements on the land because of any violation of covenants, conditions or restrictions or building setback lines shown on a plat of subdivision recorded or filed in the public records.

Wherever in this endorsement the words “covenants, conditions or restrictions” appear, they shall not be deemed to refer to or include the terms, covenants, conditions or limitations contained in an instrument creating a lease.

As used in paragraphs l(b)(l) and 5, the words “covenants, conditions or restrictions” shall not be deemed to refer to or include any covenants, conditions or restrictions relating to environmental protection.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, not does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

DATED: , 1999	CHICAGO TITLE INSURANCE COMPANY
	By:	Title Associates Inc., As Agent

By:
Joseph DeCiutiis, Esq.

ALTA ENDORSEMENT 9 (RESTRICTIONS, ENCROACHMENTS, MINERALS) (3/27/92) NY (8/1/93)

CHICAGO TITLE INSURANCE COMPANY

LAND SAME AS SURVEY ENDORSEMENT

Attached to and made a part of Policy Number 33 0105 107 00003553

The Company hereby assures the Insured that said land is the same as that delineated on the survey referenced in Exception One herein.

The Company hereby insures said Insured against loss which said Insured shall sustain in the event said assurances herein shall prove to be incorrect.

The total liability of the Company under said policy and any endorsement therein shall not exceed, in the aggregate, the face amount of said policy and costs which the Company is obligated under the Conditions and Stipulations thereof to pay.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto.  Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

DATED: , 1999	CHICAGO TITLE INSURANCE COMPANY
	By:	Title Associates Inc., As Agent

By:
Joseph DeCiutiis, Esq.

ENDORSEMENT	OWNERS	☐
	LOAN	☐
Attached to and forming a part of

Policy No. 33 0105 107 00003553

Issued by
CHICAGO TITLE INSURANCE COMPANY

ACCESS

ENDORSEMENT

The Company hereby insures the Insured against loss or damage which the insured shall sustain by reason of any inaccuracy in the following assurance:

The Premises abut and have access to a physically open dedicated public street known as West 57th Street.

This endorsement is made a part of the policy or commitment and is subject to all the terms and provisions thereof and of any prior endorsements thereto.  Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy or commitment and prior endorsements, if any, nor does it extend the effective date of the policy or commitment and prior endorsements or increase the face amount thereof.

CHICAGO TITLE INSURANCE COMPANY

Dated: , 1999	By:
CHICAGO TITLE INSURANCE COMPANY		/s/
BY: TITLE ASSOCIATES INC., AS AGENT		President
[SEAL]

Authorized Signatory
Joseph DeCiutiis, Esq.	By:
Note: This endorsement shall not be valid or binding		/s/ Thomas J. Adams
until countersigned by an authorized signatory.		Secretary

CHICAGO TITLE INSURANCE COMPANY

WAIVER OF ARBITRATION ENDORSEMENT

(LOAN POLICY)

ENDORSEMENT TO BE ATTACHED TO AND MADE A PART OF LOAN

POLICY OF TITLE INSURANCE NUMBER 33 0105 107 00003553

This policy is amended by deleting therefrom Condition and Stipulation Section 13.

Nothing herein contained shall be construed as extending or changing the effective date of said policy, unless otherwise expressly stated.

This endorsement, when countersigned below by a validating signatory, is made a part of said policy and is subject to the Exclusions from Coverage, schedules, conditions and stipulations therein, except as modified by the provisions hereof.

Dated: August           , 1999

CHICAGO TITLE INSURANCE COMPANY

By:
/s/
[SEAL]		President
Authorized Signatory
Joseph DeCiutiis, Esq.	By:
Note: This endorsement shall not be valid or binding		/s/ Thomas J. Adams
until countersigned by an authorized signatory.		Secretary

TIRSA WAIVER OF ARBITRATION ENDORSEMENT
LOAN POLICY
Reorder Form No 10989

ENDORSEMENT

Attached to and forming a part of

Policy No. 330105 107 00003553

Issued by

CHICAGO TITLE INSURANCE COMPANY

STANDARD NEW YORK ENDORSEMENT (LOAN POLICY)

1.                                       Insuring provision Number 7 is deleted and the following is substituted:

“7.                   Any statutory lien for services, labor or materials furnished prior to the date hereof, and which has now gained or which may hereafter gain priority over the estate or interest of the insured as shown in Schedule A of this policy.”

2.                                       Paragraph number 6 of the Exclusions From Coverage is deleted.

3.                                       The following is added to Paragraph 7 of the Conditions and Stipulations of this policy:

“(d)             If the recording date of the instruments creating the insured interest is later than the policy date, such policy shall also cover intervening liens or encumbrances, except real estate taxes, assessments, water charges and sewer rents.”

Nothing herein contained shall be construed as extending or changing the effective date of said policy, unless otherwise expressly stated.

This endorsement, when countersigned below by a validating signatory, is made a part of said policy and is subject to the Exclusions from Coverage, Schedules, Conditions and Stipulations therein, except as modified by the provisions hereof.

CHICAGO TITLE INSURANCE COMPANY

DATED:	August , 1999		By:
/s/
		[SEAL]		President
Authorized Signatory
Joseph DeCiutiis, Esq.			By:
Note: This endorsement shall not be valid or binding				/s/ Thomas J. Adams
until countersigned by an authorized signatory.				Secretary

Standard New York Endorsement (8/1/93)
For use with ALTA Loan Policy (10-17-92)
Reorder Form No. 10991

AMERICAN LAND TITLE ASSOCIATION

LOAN POLICY (10-17-92)

WITH NEW YORK COVERAGE

ENDORSEMENT APPENDED

33  0105  107  00003551

CHICAGO TITLE INSURANCE COMPANY

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B AND THE CONDITIONS AND STIPULATIONS, CHICAGO TITLE INSURANCE COMPANY, a Missouri corporation, herein called the Company, insures, as of Date of Policy shown in Schedule A, against loss or damage, not exceeding the Amount of Insurance stated in Schedule A, sustained or incurred by the insured by reason of:

1.               Title to the estate or interest described in Schedule A being vested other than as stated therein;

2.               Any defect in or lien or encumbrance on the title;

3.               Unmarketability of the title;

4.               Lack of a right of access to and from the land;

5.               The invalidity or unenforceability of the lien of the insured mortgage upon the title;

6.               The priority of any lien or encumbrance over the lien of the insured mortgage;

7.               Lack of priority of the lien of the insured mortgage over any statutory lien for services, labor or material:

(a)          arising from an improvement or work related to the land which is contracted for or commenced prior to Date of Policy; or

(b)         arising from an improvement or work related to the land which is contracted for or commenced subsequent to Date of Policy and which is financed in whole or in part by proceeds of the indebtedness secured by the insured mortgage which at Date of Policy the insured has advanced or is obligated to advance;

8.               The invalidity or unenforceability of any assignment of the insured mortgage, provided the assignment is shown in Schedule A, or the failure of the assignment shown in Schedule A to vest title to the insured mortgage in the named insured assignee free and clear of all liens.

The Company will also pay the costs, attorneys’ fees and expenses incurred in defense of the title or the lien of the insured mortgage, as insured, but only to the extent provided in the Conditions and Stipulations.

In Witness Whereof, CHICAGO TITLE INSURANCE COMPANY has caused this policy to be signed and sealed as of Date of Policy shown in Schedule A, the policy to become valid when countersigned by an authorized signatory.

Issued by:	CHICAGO TITLE INSURANCE COMPANY
TITLE ASSOCIATES INC.
430 PARK AVENUE, 17TH FLOOR	By:
NEW YORK, NY 10022		/s/
(212) 758-0050		President
(212) 758-3998
(212) 758-8223 TELECOPIER

[SEAL]
By:
/s/ Thomas J. Adams
Secretary

ALTA Loan Policy (10-17-92)

(c)   Amount of Insurance.  The amount of insurance after the acquisition or after the conveyance shall in neither event exceed the least of:

(i)    the Amount of Insurance stated in Schedule A.

(ii)   the amount of the principal of the indebtedness secured by the insured mortgage as of Date of Policy, interest thereon, expenses of foreclosure, amounts advanced pursuant to the insured mortgage to assure compliance with laws or to protect the lien of the insured mortgage prior to the time of acquisition of the estate or interest in the land and secured thereby and reasonable amounts expended to prevent deterioration of improvements, but reduced by the amount of all payments made; or

(iii)  the amount paid by any governmental agency or governmental instrumentality, if the agency or instrumentality is the insured claimant, in the acquisition of the estate or interest in satisfaction of its insurance contract or guaranty

3.     NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT

The insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 4(a) below, (ii) in case knowledge shall come to an insured hereunder of any claim of title or interest which is adverse to the title to the estate or interest or the lien of the insured mortgage, as insured, and which might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if title to the estate or interest or the lien of the insured mortgage, as insured, is rejected as unmarketable.  If prompt notice shall not be given to the Company, then as to the insured all liability of the Company shall terminate with regard to the matter or matters for which prompt notice is required; provided, however, that failure to notify the Company shall in no case prejudice the rights of any insured under this policy unless the Company shall be prejudiced by the failure and then only to the extent of the prejudice.

4.              DEFENSE AND PROSECUTION OF ACTIONS: DUTY OF INSURED CLAIMANT TO COOPERATE

(a)   Upon written request by the insured and subject to the options contained in Section 6 of these Conditions and Stipulations, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an insured in litigation in which any third party asserts a claim adverse to the title or interest as insured, but only as to those stated causes of action alleging a defect, lien or encumbrance or other matter insured against by this policy.  The Company shall have the right to select counsel of its choice (subject to the right of the insured to object for reasonable cause) to represent the insured as to those stated causes of action and shall not be liable for and will not pay the fees of any other counsel.  The Company will not pay any fees, costs or expenses incurred by the insured in the defense of those causes of action which allege matters not insured against by this policy.

(b)   The Company shall have the right, at its own cost, to institute and prosecute any action or proceeding or to do any other act which in its opinion may be necessary or desirable to establish the title to the estate or interest or the lien of the insured mortgage, as insured, or to prevent or reduce loss or damage to the insured.  The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable hereunder, and shall not thereby concede liability or waive any provision of this policy.  If the Company shall exercise its rights under this paragraph, it shall do so diligently.

(c)   Whenever the Company shall have brought an action or interposed a defense as required or permitted by the provisions of this policy, the Company may pursue any litigation to final determination by a court of competent jurisdiction and expressly reserves the right, in its sole discretion, to appeal from any adverse judgment or order.

(d)   In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding, the insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, and all appeals therein, and permit the Company to use, at its option, the name of the insured for this purpose.  Whenever requested by the Company, the insured, at the Company’s expense, shall give the Company all reasonable aid (i) in any action or proceeding, securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act which in the opinion of the Company may be necessary or desirable to establish the title to the estate or interest or the lien of the insured mortgage, as insured.  If the Company is prejudiced by the failure of the insured to furnish the required cooperation, the Company’s obligations to the insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

5.     PROOF OF LOSS OR DAMAGE

In addition to and after the notices required under Section 3 of these Conditions and Stipulations have been provided the Company, a proof of loss or damage signed and sworn to by the insured claimant shall be furnished to the Company within 90 days after the insured claimant shall ascertain the facts giving rise to the loss or damage.  The proof of loss or damage shall describe the defect in, or lien or encumbrance on the title, or other matter insured against by this policy which constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.  If the Company is prejudiced by the failure of the insured claimant to provide the required proof of loss or damage, the Company’s obligations to the insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such proof of loss or damage.

In addition, the insured claimant may reasonably be required to submit to examination under oath by any authorized representative of the Company and shall produce for examination, inspection and copying, at such reasonable times and places as may be designated by any authorized representative of the Company, all records, books, ledgers, checks, correspondence and memoranda, whether bearing a date before or after Date of Policy, which reasonably pertain to the loss or damage.  Further, if requested by any authorized representative of the Company, the insured claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect and copy all records, books, ledgers, checks, correspondence and memoranda in the custody or control of a third party, which reasonably pertain to the loss or damage.  All information designated as confidential by the insured claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim.  Failure of the insured claimant to submit for examination under oath, produce other reasonably requested information or grant permission to secure reasonably necessary information from third parties as required in this paragraph, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

6.              OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY

In case of a claim under this policy, the Company shall have the following additional options:

(a)   To Pay or Tender Payment of the Amount of Insurance or to Purchase the Indebtedness.

(i) to pay or tender payment of the amount of insurance under this policy together with any costs, attorneys’ fees and expenses incurred by the insured claimant, which were authorized by the Company, up to the time of payment or tender of payment and which the Company is obligated to pay; or

(ii) to purchase the indebtedness secured by the insured mortgage for the amount owing thereon together with any costs, attorneys’ fees and expenses incurred by the insured claimant which were authorized by the Company up to the time of purchase and which the Company is obligated to pay.

If the Company offers to purchase the indebtedness as herein provided, the owner of the indebtedness shall transfer, assign, and convey the indebtedness and the insured mortgage, together with any collateral security, to the Company upon payment therefor.

Upon the exercise by the Company of either of the options provided for in paragraphs a(i) or (ii), all liability and obligations to the insured under this policy, other than to make the payment required in those paragraphs, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation and the policy shall be surrendered to the Company for cancellation.

(b)   To Pay or Otherwise Settle With Parties Other than the Insured or With the Insured Claimant.

(i) to pay or otherwise settle with other parties for or in the name of an insured claimant any claim insured against under this policy, together with any costs, attorneys’ fees and expenses incurred by the insured claimant which were authorized by the Company up to the time of payment and which the Company is obligated to pay; or

(ii) to pay or otherwise settle with the insured claimant the loss or damage provided for under this policy, together with any costs, attorneys’ fees and expenses incurred by the insured claimant which were authorized by the Company up to the time of payment and which the Company is obligated to pay.

Upon the exercise by the Company of either of the options provided for in paragraphs (b)(i) or (ii), the Company’s obligations to the insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute or continue any litigation.

7.     DETERMINATION AND EXTENT OF LIABILITY

This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the insured claimant who has suffered loss or damage by reason of matters insured against by this policy and only to the extent herein described.

(a)   The liability of the Company under this policy shall not exceed the least of:

(i) the Amount of Insurance stated in Schedule A, or, if applicable, the amount of insurance as defined in Section 2 (c) of these Conditions and Stipulations;

(ii) the amount of the unpaid principal indebtedness secured by the insured mortgage as limited or provided under Section 8 of these Conditions and Stipulations or as reduced under Section 9 of these Conditions and Stipulations, at the time the loss or damage insured against by this policy occurs, together with interest thereon or

SCHEDULE A

			Amount Of
Office File Number	Policy Number	Date Of Policy	Insurance

9901 105 00621	33 0105 107 00003551	, 1999	$21,819,600

1.	Name of Insured:	Corus Bank, N.A., as agent for itself and one or more co-lenders, its successors and/or assigns

2.		The estate or interest in the land which is encumbered by the insured mortgage is:

Fee Simple as to Parcels I and III.

Leasehold as to Parcels III and IV pursuant to Leases described in Exception 4 and 5, respectively, which leases are valid and subsisting leases for the unexpired terms thereof.

3.		The fee simple title to said land is at the date hereof vested in:

Henry Hudson Holdings LLC, a Delaware limited liability company

4.		The mortgage or deed of trust and assignments, if any, covered by this Policy are described as follows:

Building Loan Mortgage in the amount of $54,549,000 pursuant to that certain Consolidated, Amended, Restated Hard Cost Mortgage, Security Agreement and Assignment of Leases and Rents made by and between Henry Hudson Holdings LLC and Corus Bank, N.A., dated as of                           , 1999, to be recorded in the New York County Register’s Office subject to the terms, conditions and provisions contained therein, which consolidates the Mortgages set forth on Schedule C herein.

5.		The land referred to in this Policy is described on the description sheet annexed.

See Schedule A annexed hereto and made a part hereof.

Countersigned

Authorized Signature

This Policy valid only if Schedule B is attached.

Schedule A
Loan Form	NOTE: Attached hereto	added pages

(Schedule B Continued)

Policy Number:	33 0105 107 00003551 (Loan)
Title Number:	9901 105 00621

(k)                                  Metal flue pipe from chimney of 5-story brick building on premises adjacent on the west enters the westerly wall and connects to the chimney of the Building on the Land; and

(l)                                     Independent wall of 1-story brick building on premises adjacent on the west encroaches up to 1 inch onto the westerly portion of the Land.

As to the Units, policy excepts any state of facts which an accurate survey and inspection of the Units would show.  However, policy insures that any encroachments by the Units upon adjoining condominium units or upon the Common Elements may remain undisturbed so long as same may stand.

2.                                       Terms, covenants, conditions, restrictions, regulations, rights and easements set forth in Declaration of Condominium and By-Laws of 353 West 57th Street Condominium, dated April 11, 1985, recorded April 24, 1985 in Reel 902 page 1, as amended by First Amendment to Declaration dated January 29, 1993, recorded May 11, 1993 in Reel 1969 page 2286, by Amended and Restated Declaration made by Henry Hudson Holdings LLC, Irving Schatz, Adrienne Wechsler and Cheryl Hirsch dated as of February 12, 1999, recorded on July 16, 1999 in Reel 2913 page 1753 and by First Amendment to Amended and Restated Declaration, made by Henry Hudson Holdings LLC, Irving Schatz, Adrienne Wechsler and Cheryl Hirsch dated September 30, 1999, to be recorded in the New York County Register’s Office but Policy insures against loss or damage occasioned by the premises not being part of a condominium validly created pursuant to Article 9-B of the Real Property Law.

3.                                       Restrictive covenants against nuisances repeated in the following Deeds:

(a)                                  Deed of parts of Old Lots, 2, 3 61, 61 1/2, 62 and 64 and all of Old Lots 3 1/2 and 4 recorded in Liber 656 cp 133.

(b)                                 Deed of Old Lots 2, 3, 3 1/2, 4 and 64 recorded in Liber 658 cp 127.

(c)                                  Deeds of Old Lots 5, 6, 7, 58 and 60 recorded in Liber 657 cp 80 and Liber 1643 cp 385.

(d)                                 Deeds of Old Lot 5 and the westerly portion of Old Lot 60 recorded in Liber 999 cp 239, Liber 1006 cp 40 and Liber 1613 cp 85.

(e)                                  Deed of Old Lot 6, the westerly portion of Old Lot 58 and the easterly portion of Old Lot 60 recorded in Liber 1006 cp 45.

(f)                                    Deed of Old Lot 6 recorded in Liber 1037 cp 165.

(g)                                 Deed of Old Lots 6 and 7 recorded in Liber 1069 cp 123.

(h)                                 Deed of Old Lots 6, 7, 58 and the easterly portion of Old Lot 60 recorded in Liber 1609 cp 160.

(i)                                     Deed of Old Lot 7 and the easterly portion of Old Lot 58 recorded in Liber 1006 cp 43.

(j)                                     Deed of Old Lot 7 recorded in Liber 1031 cp 428.

(Schedule B Continued)

Policy Number:	33 0105 107 00003551 (Loan)
Title Number:	9901 105 00621

6.                                       This Policy is issued contemporaneously with Policy No. LT990219 of Lawyers Title Insurance Corporation in the amount of $21,819,600 and No. 5412-1370742 of Fidelity National Title Insurance Company of New York by National Land Tenure Company, LLC, its Agent in the amount of $10,909,800.  At the time liability for any loss shall have been fixed pursuant to the conditions of this Policy, this Company shall not be liable to the insured for a greater portion of the loss than the amount that this Policy bears to the whole amount of insurance held by the insured as aforesaid.

7.                                       Pending disbursement of the full proceeds of the loan secured by the insured mortgage, the amount insured under the Policy equals only the amount actually disbursed but increases as each disbursement is made in good faith and without knowledge of any defect in or objections to title up to the face amount of the Policy.  At the time of each disbursement of the proceeds of the loan, title must be continued down to such time for possible liens or objections intervening between the date hereof and the date of such disbursement.

If the Company is supplied with an updated survey or if an inspection is performed, where applicable, each report of continuation requested in connection with insurance of future advances will include a statement showing survey variations or encroachments, if any, since the date of the preceding report. However, if no updated survey or inspection is supplied or performed, then Policy will except any changes since the date of the last survey or inspection.

8.                                       Policy affirmatively insures against any monetary loss or damage incurred by reason of the subsequent imposition of mortgage recording tax upon the mortgage insured herein.

SCHEDULE B

Loan Form

(Schedule A Continued)

Policy Number:	33 0105 107 00003551 (Loan)
Title Number:	9901 105 00621

THENCE southerly parallel with Ninth Avenue and part of the distance through a party wall, 100 feet 10 inches;

THENCE westerly parallel more or less with 58th Street, 20 feet; and

THENCE southerly and part of the way through another party wall, 100 feet to the northerly side of 57th Street, the point or place of BEGINNING.

PARCEL II

UNIT LOT 1702

The condominium unit (hereinafter referred to as “Unit Lot 1702”) known as Unit 2, also known as Modified Hotel Unit, in the building (hereinafter referred to as the “Building”) known as 353 West 57th Street Condominium and by the street number 353 West 57th Street, New York, New York, said Unit being designated and described in a certain declaration dated April 11, 1985 made by Irving Schatz pursuant to Article 9-B of the Real Property Law of the State of New York establishing a plan for condominium ownership of the Building and the land (hereinafter referred to as the “Land”) upon which the Building is situate (which Land is more particularly described below), which declaration was recorded in the New York County Office of the Register of The City of New York (the “City Register’s Office”) on April 24, 1985 in Reel 902 page 1 and amended by First Amendment to Declaration dated January 29, 1993 and recorded May 11, 1993 in Reel 1969 page 2286, by Amended and Restated Declaration made by Henry Hudson Holdings LLC, Irving Schatz, Adrienne Wechsler and Cheryl Hirsch dated as of February 12, 1999, recorded on July 16, 1999 in Reel 2913 page 1753 and by First Amendment to Amended and Restated Declaration made by Henry Hudson Holdings LLC, Irving Schatz, Adrienne Wechsler and Cheryl Hirsch dated September 30, 1999 to be recorded in the New York County Register’s Office (which declaration, as amended, is hereinafter referred to as the “Declaration”).  Unit Lot 1702 is also designated as Tax Lot 1702 in Block 1048 of Section 4 of the Borough of Manhattan on the Tax Map of the Real Property Assessment Department of the City of New York and on the Floor Plans of the Building, certified by Butler Rogers Baskett, Architects, on March 27, 1985 and filed in the Real Property Assessment Department of the City of New York on April 22, 1985 as Condominium Plan No. 208 and also filed in the City Register’s Office on April 24, 1985 as Condominium Map No. 4326, as amended by Amended Floor Plans certified by Butler Rogers Baskett, Architects, on December 14, 1992, which Amended Floor Plans were filed in the Real Property Assessment Department of the City of New York on May 5, 1993 as Condominium Plan No. 208A and also filed in the City Register’s Office on May 11, 1993 as Condominium Map No. 5192.

TOGETHER WITH an undivided 46.94011% interest in the Common Elements (as such term is defined in the Declaration).

The Land upon which the Building containing Unit Lot 1702 is situate is bounded and described as follows:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 57th Street, distant 20 feet easterly from the corner formed by the intersection of the easterly side of Ninth Avenue with the northerly side of 57th Street;

(Schedule A Continued)

Policy Number:	33 0105 107 00003551 (Loan)
Title Number:	9901 105 00621

TOGETHER WITH an undivided 0.34577% interest in the Common Elements (as such term is defined in the Declaration).

The Land upon which the Building containing Unit Lot 1704 is situate is bounded and described as follows:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 57th Street, distant 20 feet easterly from the corner formed by the intersection of the easterly side of Ninth Avenue with the northerly side of 57th Street;

RUNNING THENCE easterly along the said northerly side of 57th Street, 155 feet;

THENCE northerly parallel with Ninth Avenue, 200 feet 10 inches to the southerly side of 58th Street;

THENCE westerly along the said southerly side of 58th Street, 135 feet to a point distant 40 feet easterly from the corner formed by the intersection of the southerly side of 58th Street with the easterly side of Ninth Avenue;

THENCE southerly parallel with Ninth Avenue and part of the distance through a party wall, 100 feet 10 inches;

THENCE westerly parallel more or less with 58th Street, 20 feet; and

THENCE southerly and part of the way through another party wall, 100 feet to the northerly side of 57th Street, the point or place of BEGINNING.

(Schedule A Continued)

Policy Number:	33 0105 107 00003551 (Loan)
Title Number:	9901 105 00621

THENCE westerly along the said southerly side of 58th Street, 135 feet to a point distant 40 feet easterly from the corner formed by the intersection of the southerly side of 58th Street with the easterly side of Ninth Avenue;

THENCE southerly parallel with Ninth Avenue and part of the distance through a party wall, 100 feet 10 inches;

THENCE westerly parallel more or less with 58th Street, 20 feet; and

THENCE southerly and part of the way through another party wall, 100 feet to the northerly side of 57th Street, the point or place of BEGINNING.

(Unit Lots 1701, 1702, 1704 and 1706 are collectively referred to as the “Units”.)

AS TO PARCELS I, II, III AND IV

TOGETHER WITH the benefit of that certain easement for light and air and restriction not to erect any building more than five stories in height (the “Easement”) burdening the premises adjacent to the insured premises on the west (the “Burdened Premises”) described on the current tax map of the City of New York as Block 1048 Lot 63 and more particularly described on the annexed Schedule A-1 which Easement was created and reserved in Deed made by American Woman’s Realty Corporation to Rayon Holding Corporation, dated December 15, 1926, recorded December 165, 1926 in Liber 3569 cp 439 for the benefit of the premises insured herein.  Policy affirmatively insures that the Easement is not presently violated, that said Easement restricts the height of any building on the Burdened Premises to the lesser of five stories or sixty-three feet, and that said restriction specifically benefits the insured premises and may be enforced by any owner thereof including any mortgagee as successor owner.

SCHEDULE C

Policy Number:	33 0105 107 00003551 (Loan)
Title Number:	9901 105 00621

1.             Split mortgage made by Henry Hudson Holdings LLC to Northstar Hospitality LLC, dated           , 1999, to be recorded in the New York County Register’s Office in the amount of $4,457,906.73.

(a)           Assignment of Mortgage made by Northstar Hospitality, LLC to Corus Bank, N.A., dated            , 1999, to be recorded in the New York County Register’s Office.

2.             Hard Cost Mortgage made by Henry Hudson Holdings LLC to Corus Bank, N.A., dated               , 1999, to be recorded in the New York County Register’s Office in the amount of $50,092,093.27.

3.             The aforesaid mortgages are combined with and by that certain Consolidated, Amended, Restated Hard Cost Mortgage, Security Agreement and Assignment of Leases and Rents made by and between Henry Hudson Holdings LLC and Corus Bank, N.A., dated as of                , 1999, to be recorded in the New York County Register’s Office to form a single consolidated lien in the amount of $54,549,000.

CHICAGO TITLE INSURANCE COMPANY

LEASEHOLD ENDORSEMENT

(LOAN POLICY)

Attached to and made a part of Policy Number 33 0105 107 00003551

The Conditions and Stipulations of said policy are hereby amended in the following particulars:

Section 1 of said Conditions and Stipulations is hereby amended by adding subparagraph (h) thereto to read as follows:

(h)           “leasehold estate”: the right of possession for the term or terms described in Schedule A hereof subject to any provisions contained in the Lease which limit the right of possession.

Sections 13, 14, 15 and 16 of said Conditions and Stipulations are hereby renumbered 15, 16, 17 and 18 respectively and the following new Sections 13 and 14 are inserted into said Conditions and Stipulations:

13.   VALUATION OF ESTATE OR INTEREST INSURED

If, in computing loss or damage incurred by the insured, it becomes necessary to determine the value of the estate or interest insured by this policy, the value shall consist of the then present worth of the excess, if any, of the fair market rental value of the estate or interest, undiminished by any matters for which claim is made, for that part of the term stated in Schedule A then remaining plus any renewal or extended term for which a valid option to renew or extend is contained in the Lease, over the value of the rent and other consideration required to be paid under the Lease for the same period.

14.   MISCELLANEOUS ITEMS OF LOSS

In the event the insured acquires all or any part of the estate or interest in the land described in the applicable Schedule in accordance with the provisions of Section 2(a) of these Conditions and stipulations and thereafter is evicted from possession of all or a part of the land by reason of any matters insured against by this policy, the following, if applicable, shall be included in computing loss or damage incurred by the insured, but not to the extent that the same are included in the valuation of the estate or interest insured by this policy.

(a)           The reasonable cost of removing and relocating any personal property which the insured has the right to remove and relocate, situated on the land at the time of eviction, the cost of transportation of that personal property, for the initial twenty-five miles incurred in connection with the relocation, and the reasonable cost of repairing the personal property damaged by reason of the removal and relocation.  The costs referred to above shall not exceed in the aggregate the value of the personal property prior to its removal and relocation.  “Personal property”, above referred to, shall mean chattels and property which because of its character and manner of affixation to the land, can be severed therefrom without causing appreciable damage to the property severed or to the land to which the property is affixed.

(b)           Rent or damages for use and occupancy of the land prior to the eviction which the insured as owner of the leasehold estate may be obligated to pay to any person having paramount title to that of the lessor in the Lease.

(c)           The amount of rent which, by the terms of the Lease, the insured must continue to pay to the lessor after eviction, for the land or part thereof from which the insured has been evicted.

(d)           The fair market value, at the time of the eviction, of the estate or interest of the insured in any sublease of all or part of the land existing at the date of the eviction.

(e)           Damages which the insured may be obligated to pay to any sublessee on account of the breach of any sublease of all or part of the land caused by the eviction.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the amount of insurance.

DATED: , 1999	CHICAGO TITLE INSURANCE COMPANY
By: Title Associates Inc., As Agent

By:
Joseph DeCiutiis, Esq.

TIRSA LEASEHOLD ENDORSEMENT LOAN POLICY (8/1/93).

FOR USE WITH ALTA LOAN POLICY ONLY

ENDORSEMENT	OWNERS	☐
	LOAN	☐
Attached to and forming a part of

Policy No. 33 0105 107 00003551

Issued by

CHICAGO TITLE INSURANCE COMPANY

TAX LOT

ENDORSEMENT

The Company hereby insures the Insured against loss or damage which the insured shall sustain by reason of any inaccuracy in the following assurance:

That the Premises described in Schedule A is assessed and taxed in such a way as no other realty is assessed and taxed along with said Premises.

This endorsement is made a part of the policy or commitment and is subject to all the terms and provisions thereof and of any prior endorsements thereto.  Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy or commitment and prior endorsements, if any, nor does it extend the effective date of the policy or commitment and prior endorsements or increase the face amount thereof.

CHICAGO TITLE INSURANCE COMPANY

Dated:	, 1999		By:	/s/
CHICAGO TITLE INSURANCE COMPANY				President
BY: TITLE ASSOCIATES INC., AS AGENT
[SEAL]

Authorized Signatory
Joseph DeCiutiis, Esq.
Note: This endorsement shall not be valid or binding			By:	/s/ Thomas J. Adams
until countersigned by an authorized signatory.				Secretary

ENDORSEMENT

Attached to and forming a part of

Policy No. 330105 107 00003551

Issued by

CHICAGO TITLE INSURANCE COMPANY

CONDOMINIUM ENDORSEMENT

- NEW YORK -

Attached to and made a part of Policy Number 330105 107 00003551

The Company insures the insured against loss or damage sustained by reason of:

1.       The failure of the unit identified in Schedule A and its common elements to be part of a condominium within the meaning of the condominium statutes of the State of New York.

2.       The failure of the documents required by the condominium statutes to comply with the requirements of the statutes to the extent that such failure affects the title to the unit and its common elements.

3.       Present violations of any restrictive covenants which restrict the use of the unit and its common elements and which are created by the condominium documents, except violations relating to environmental protection unless a notice of a violation thereof has been recorded or filed in the public record and is not excepted Schedule B.  The restrictive covenants do not contain any provisions which will cause a forfeiture or reversion of title.

4.       The priority of any lien for charges and assessments at Date of Policy provided for in the condominium statutes and condominium documents over the lien of any insured first mortgage identified in Schedule A.

5.       The failure of the unit and its common elements to be entitled by law to be assessed for real property taxes as a separate parcel.

6.       Any obligation to remove any improvements which exist at Date of Policy because of any present encroachments or because of any future unintentional encroachments of the common elements upon any unit or of any unit upon the common elements or another unit.

7.       The failure of title by reason of a right of first refusal to purchase the unit and its common elements which was exercised or could have been exercised at Date of Policy.

This endorsement is made a part of the policy and is subject to all the terms and provisions thereof and of any prior endorsements thereto.  Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount of insurance.

CHICAGO TITLE INSURANCE COMPANY

DATED:	August , 1999		By:
/s/
		[SEAL]		President
Authorized Signatory
Joseph DeCiutiis, Esq.			By:
Note: This endorsement shall not be valid or binding				/s/ Thomas J. Adams
until countersigned by an authorized signatory				Secretary

TIRSA ENDORSEMENT CONDOMINIUM (8:1:93) Reorder Form No. 8064

INSIDE NEW YORK CITY

ENDORSEMENT

Attached to Policy No. 33 0105 107 00003551

Issued by

CHICAGO TITLE INSURANCE COMPANY

The insurance afforded by this endorsement is only effective if the land is used or is to be used primarily for residential purposes.

The Company insures the insured against loss or damage sustained by reason of lack of priority of the lien of the insurance mortgage over:

(a)   any environmental protection lien which, at Date of Policy, is recorded in those records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without knowledge, or filed in the records of the clerk of the United States district court for the district in which the land is located, except as set forth in Schedule B; or

(b)   any environmental protection lien provided for by any state statute in effect at Date of Policy, except environmental protection liens provided for by the following state statutes:

Administrative Code of the City of New York, Section 17-151.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto.  Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

(Witness clause optional)

CHICAGO TITLE INSURANCE COMPANY

	By:	/s/
President
[SEAL]

Authorized Signatory
Joseph DeCiutiis, Esq.
Note: This endorsement shall not be valid or binding	By:	/s/ Thomas J. Adams
until countersigned by an authorized signatory.		Secretary

F.10980

ENDORSEMENT	OWNERS	☐
	LOAN	☐
Attached to and forming a part of

Policy No. 33 0105 107 00003551

Issued by

CHICAGO TITLE INSURANCE COMPANY

The total amount advanced and insured through the date of                     pursuant to that captioned Policy is $                 .  This Policy is issued contemporaneously with Policy No. LT990219 of Lawyers Title Insurance Corporation insuring advances through said date in the amount of $                              and Policy No. 5412-1370742 of Fidelity National Title Insurance Company of New York by National Land Tenure Company, LLC, its Agent, insuring for any loss shall have been fixed pursuant to the conditions of this Policy, this Company shall not be liable to the insured for a greater portion of the loss than the amount the this Policy bears to the whole amount of insurance held by the insured as aforesaid.

This endorsement is made a part of the policy or commitment and is subject to all the terms and provisions thereof and of any prior endorsements thereto.  Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy or commitment and prior endorsements, if any, nor does it extend the effective date of the policy or commitment and prior endorsements or increase the face amount thereof.

CHICAGO TITLE INSURANCE COMPANY

DATED:	, 1999		By:	/s/
CHICAGO TITLE INSURANCE COMPANY				President
BY: TITLE ASSOCIATES INC., AS AGENT		[SEAL]

Authorized Signatory
Joseph DeCiutiis, Esq.
Note: This endorsement shall not be valid or binding			By:	/s/ Thomas J. Adams
until countersigned by an authorized signatory.				Secretary